Filed pursuant to Rule 424(b)(4)

Registration Number 333-271422

2,122,155 Shares of Common Stock

This prospectus relates to the offer for resale of up to an aggregate of shares of 2,122,115 common stock, par value $0.001 per share, of BranchOut Food Inc., a Nevada corporation, by the selling stockholders identified herein (referred to collectively herein as the “Selling Stockholders,” or, individually, as a “Selling Stockholder”). We have registered on the registration statement of which this prospectus forms a part a total of 3,490,615 shares of our common stock. Of the shares of common stock being registered, 2,122,115 shares of common stock (the “Selling Stockholder Shares”) were registered for resale by selling stockholders (the “Selling Stockholders”), and 1,190,000 shares of common stock were registered for sale in an initial public offering by the Company. The initial public offering is being made on a firm commitment basis at an initial public offering price of $6.00 per share.

The shares of common stock are all issuable upon exercise of 365,141 common stock purchase warrants that had been issued by us to certain of the Selling Stockholders in connection with previous financings, 1,572,184 shares issuable by us upon conversion of certain outstanding convertible notes issued by us to certain of the Selling Stockholders and 184,790 shares held by existing shareholders, including 2,400 shares held by The Rowland W. Day II and Jaimie D. Day Family Trust U/T/D April 13, 1990, the trustee of which is a legal counsel to the Company, each after giving effect to a 2.5 for 1.0 reverse stock split to be effected after the registration statement for the public offering prospectus is declared effective and prior to the initial closing of the public offering (the “Reverse Stock Split”). With respect to the warrants, warrants to purchase 189,167 shares have an exercise price of $6.50 per share; warrants to purchase 154,246 shares have an exercise price of $7.10 per share; and warrants to purchase 21,728 shares have an exercise price of $7.50 per share. The warrants are generally exercisable up to ten years from issuance.

This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the warrants issued to the Selling Stockholders by reason of stock splits, stock dividends and other events described therein.

After exercise of the warrants or conversion of the convertible notes, as applicable, the Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the shares of common stock described in this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the shares of common stock described in this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Each Selling Stockholder may be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We are registering the shares of common stock described in this prospectus on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We are not selling securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. While we will not receive any proceeds from the sale of our common stock by the Selling Stockholders, we may receive up to approximately $2,487,692 in aggregate gross proceeds in the event the warrants are exercised and full cash is paid; however, we cannot predict when and in what amounts or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock described in this prospectus. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the shares of common stock described in this prospectus.

On June 16, 2023, we effected the Reverse Stock Split of our outstanding common stock at a ratio of 1-for-2.5. Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus reflect the effectiveness of such 1-for-2.5 reverse stock split of our common stock (based on an initial public offering of the shares sold by the Company of $6.00 per share).

Our common stock is listed on Nasdaq Capital Market under the symbol “BOF.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) and we have elected to comply with certain reduced public company reporting requirements.

Investing in our shares of common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase our shares of common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of THE SHARES OF COMMON STOCK or PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2023

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “BranchOut,” “we,” “our,” or “us” collectively refer to BranchOut Food Inc., a Nevada corporation, and its subsidiaries;

●	all references to the “offering” refer to the initial public offering (the “IPO”) contemplated by this prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement, or any free writing prospectuses or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of common stock offered by this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase such shares of common stock offered hereby in any jurisdiction where the offer or sale is not permitted. Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of such shares of common stock as to distribution of the prospectus outside of the United States.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Neither our Company, any of its officers, directors, agents or representatives, nor the underwriters, make any representation to you about the legality of an investment in our Company’s shares of common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Company’s shares of common stock.

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TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

MARKET DATA

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

Our estimates presented elsewhere in this prospectus of our addressable market are based on multiple assumptions and our analysis of multiple sources, including publicly available information, academic articles, data from governmental agencies and reports by industry organization as well as on our internal estimates.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Any such market data, information or forecast is subject to change and may prove to be inaccurate because of the method by which we obtain it or because it cannot always be verified with complete certainty given the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares, including those discussed in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections. In addition, customer preferences are subject to change.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	the factors referenced in this prospectus, including those set forth under “Risk Factors” in this prospectus;
●	our ability to consummate this offering and realize the anticipated benefits of this offering;
●	the likelihood that we will consummate this offering;
●	risks associated with our ability to consummate this offering;
●	the risk that the anticipated benefits from this offering may not be realized or may take longer to realize than expected, including as a result of the failure to complete this offering;
●	unexpected costs or unexpected liabilities that may arise from this offering, whether or not completed;
●	the fact that we have a limited operating history;
●	the expected growth of our business and our Company;
●	estimates of our total addressable market and our expectations about market trends;
●	whether we are able to achieve commercial success and market acceptance for our products;
●	our expectations regarding competitive companies and technologies and our industry generally;
●	the impact on our business, financial condition and results of operation from COVID-19, or any pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide;
●	our ability to manage and grow our business by expanding our commercial organization and increasing our sales to existing and new customers in current and new geographies;
●	our ability to manufacture sufficient quantities of our products with sufficient quality;
●	our ability to accurately forecast customer demand for our products and manage our inventory;
●	our ability to establish and maintain intellectual property protection for our products or avoid future claims of infringement;
●	U.S. or foreign regulatory actions affecting us or the food and beverage industry generally;
●	the timing or likelihood of regulatory filings and approvals;
●	our ability to hire and retain key personnel;
●	our ability to obtain additional financing in this or future offerings;
●	the volatility of the trading price of our common stock;
●	our expectations regarding the use of proceeds from this offering;
●	our compliance with extensive Nasdaq requirements and government laws, rules and regulations both in the United States and internationally; and
●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, the potential impact of COVID-19 on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Moreover, we operate in a very competitive and rapidly evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you are cautioned not rely on such forward-looking statements as predictors of future events. The forward-looking statements included elsewhere in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements included elsewhere in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements included elsewhere in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, changed circumstances, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Our Company

BranchOut is an emerging natural food brand with a licensed technology platform that enables the manufacturing and marketing of plant-based dehydrated foods. BranchOut has licensed rights from an independent third party to a new dehydration technology designed for drying and processing highly sensitive fruits and vegetables such as avocados, bananas and others. Using the licensed technology platform, we believe BranchOut’s line of branded food products speak to current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruit, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. Other dried fruit- and vegetable-based products are on the market but are of low quality. We believe that BranchOut’s licensed technology platform and process is the only way to produce quality avocado- and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables as the base when compared to conventional drying and dehydration technologies. With more than 17 patents registered or pending in 14 countries, BranchOut has been granted the exclusive rights to use the licensed technology platform as applied to avocados and nonexclusive rights to use the licensed technology platform for other products.

Our Products

Over time, BranchOut plans to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria to diversify our revenue base and increase BranchOut’s total addressable market (“TAM”) opportunity. BranchOut’s current products are primarily:

●	BranchOut Snacks: dehydrated fruit- and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

BranchOut is currently developing additional products, including chocolate covered fruit items and many private label products for large retailers.

Our Market Opportunity in the Evolving Food and Beverage Industry

BranchOut participates in what the U.S. Census Bureau estimated to be a $695 billion grocery market as of 2019, which is the second largest retail market after the automobile industry. BranchOut is specifically focused on the fastest growing sub-segment of the grocery market: Natural, Organic and Functional Food and Beverages. According to the Nutrition Business Journal, in 2018, Natural, Organic and Functional Food and Beverages sales in the U.S. were approximately $152 billion and grew 6.6% from the prior year, which was faster than the 4.0% growth in the overall food and beverage industry according to the U.S. Census Bureau. Further, according to the Nutrition Business Journal, during the same period, third-party and direct e-commerce sales represented two of the four fastest growing channels for Natural, Organic and Functional Food and Beverages sales in the United States, which we believe indicates significant market potential for the roll out of our omnichannel strategy once production capacity allows.

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We believe that consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. We believe that there is also increasing recognition of the environmental impact of animal-based products. This has led to significant growth in plant-based foods and beverages. According to the Plant-Based Foods Association, U.S. retail sales of plant-based foods increased 11% from 2018 to 2019, reaching a market value of $4.5 billion, compared to increases of 4% and 7% in the general grocery and natural foods categories, respectively. Among plant-based food categories, plant-based snacks are a rapidly emerging category but, in our opinion, lack product offerings similar to the BranchOut Snacks line. A report published by Persistence Market Research opines that the global plant-based snacks market is poised to witness lucrative growth by clocking a notable Compound Annual Growth Rate (“CAGR”) of 8.7% by the end of 2028. North America contributes massively to the growing size of the plant-based snacks market, on account of the rapid adoption of the flexitarian, vegetarian, and vegan diet. The North American plant-based snacks market is projected to produce a healthy CAGR of over 7% and exceed a market value of over US$23.2 billion through 2028.

BranchOut’s long-term goal is to build a scale-level and widely recognized brand and private label solutions that focuses on natural ingredients, nutritional density and functionality in the plant-based snack and nutritional powder space. We believe an authentic and trusted brand is the strongest barrier to entry and a sustainable source of differentiation in the consumer-packaged goods (“CPG”) industry. We also believe a strong brand is a valuable platform that can be leveraged to expand beyond our current markets to achieve relevance across multiple grocery aisles, online and a wide array of other relevant points of distribution. While the barriers to entry for launching a food product in the CPG industry have fallen in recent years as a result of unlimited shelf space on the internet and targeted online marketing, we believe that the barriers to building an internationally recognized and trusted brand relevant to today’s consumer remain high.

Our Growth Strategy

Consumers are increasingly incorporating natural alternatives into their diets but there are limited options. BranchOut is seeking to build a high level of brand recognition, as well as develop a trust and understanding with consumers that, regardless of category, any product labeled BranchOut will taste great and maintain a high-quality ingredient set. In addition, BranchOut aims to leverage our capabilities by offering major retailers private label products. These two approaches make up the heart of our platform strategy. Our primary growth strategies are as follows:

Open-Ended and Long Duration Growth Opportunity in the Enormous Grocery Market

At $695 billion, the U.S. grocery market is one of the largest retail end-markets in the world. BranchOut’s strategy is to maximize penetration of this opportunity through a variety of avenues, including growing brand trust and recognition, significantly expanding our grocery distribution footprint to multiples of our current level of customer retail locations, driving shelf velocity through an acceleration of online and offline advertising and introducing new products to expand our store footprint.

Exposure to Plant-Based, Functional and Natural Foods Portions of the Grocery Market

Within the grocery category, there is an ongoing secular shift from highly processed legacy brands that demonstrate little nutritional benefit to natural, nutrient-dense, functional and plant-based alternatives. We expect the shift in consumer tastes driving the growth of natural and plant-based alternatives will continue throughout the foreseeable future as consumers become better educated on nutrition and focus on the health and wellness of themselves, their families and the environment. There is also clear evidence that an increasing number of natural and plant-based products in stores are moving beyond the natural and specialty segments and into conventional grocery stores. The continuation of these trends should benefit BranchOut as it seeks to penetrate the very large overall grocery market.

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Continued Expansion of Distribution Footprint

Based on our estimate of what wholesale penetration for a leading CPG industry brand should be at maturity, we believe BranchOut’s wholesale distribution footprint should eventually be multiples of its current size. Currently, our products are marketed and sold through a diverse set of physical retail channels, including grocery chains, club stores, specialty and natural food outlets, and on our website at www.branchoutfood.com and Amazon.com. Maximizing potential distribution will be a key growth driver for BranchOut and our goal is to expand distribution so that our products are available wherever our customers choose to shop, whether it be a retail store, food service environment or directly online. While expanding distribution, we plan to simultaneously increase our brand awareness through an extensive program of online and offline marketing initiatives to accelerate the sell-through velocity of our products once they reach the shelves of our wholesale partners.

Maximize Market Penetration of Existing Product Lines

We believe that BranchOut’s existing snacks and nutritional powders represent a multi-billion-dollar TAM; however, we have not commissioned a formal market study to property quantify this expectation. We believe simply penetrating these core markets with our differentiated product lines will provide BranchOut with a large and long-duration growth opportunity. In the near-term, BranchOut plans to focus on growing its share within these categories. We plan to drive growth of both our snacks and nutritional powders through distribution expansion and increased marketing and advertising to drive brand recognition and shelf velocity. We plan to also attempt to leverage our new and existing wholesale relationships to gain additional shelf space for our full suite of existing products.

Expected Increases in Gross Margins, Fixed-Cost Leverage and a Capital Efficient Sales and Marketing Strategy Should Allow Earnings to Grow Faster than Sales, Providing a Path to Profitability

While generating topline growth is of primary importance to BranchOut, we are also highly focused on growing earnings faster than net sales and achieving profitability. We believe that the move from small batch system dehydration machines currently in operation to the larger continuous throughput machines, will significantly improve our operating margins. Our new large-scale continuous throughput dehydration machine was commissioned in September 2022 and we completed the first production run in the first quarter of 2023. We also expect operating margins to be improved by our shifting finished packaging from South America to Texas (which allows us to ship from our contract manufacturers in South America to the U.S. in bulk, reducing costs). We commenced this transition in early 2023. BranchOut remains committed to a business model focused on not just top line growth, but on steady progress toward profitability.

New Product Development

BranchOut’s current product lines are growing to address multi-billion dollar market opportunities with differentiated products. We intend to grow by launching new products over time, including planned launches in 2023. In the first and second quarters of 2020, we launched three flavors of Avocado Chips, three flavors of our Chewy Banana Bites and our Pineapple Chips. In the first quarter of 2022, we launched Banana Powder and Blueberry Powder to complement our Avocado Powder which was already on the market. In 2023, we launched a line of vegetable-based snacks including Brussels Sprout Crisps, and Bell Pepper Crisps. We are also developing Broccoli Bites, Asparagus Sticks, Mango Chips and Mandarin Crisps and others. In addition, we are developing several new items at the request of a national retailer which are planned to be sold under their brand.

These new products have been, and we expect that our future products will be, developed primarily through internal research and development. Using our unique licensed technology and South American supply chain, we believe that BranchOut is in a position to create a wide variety of innovative new products. With this in mind, we are focused on creating products that conform to our uncompromising brand ethos of uniqueness, great taste, high-quality ingredients, nutritional density, and functionality. Additional criteria for new product development are expected to include the potential for broad commercial acceptance, size of market opportunity, regulatory compliance issues, manufacturing process, availability and cost of raw materials, shelf-life and expected usage patterns by potential customers.

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Summary Risk Factors

We are subject to several risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, and results of operations. You should carefully consider the risks discussed in the section titled “Risk Factors”, including the following risks, before investing in our common stock:

Risks Related to Our Operating History, Financial Position and Capital Needs

●	We are an early-stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.
●	Our audited financial statements for the years ended December 31, 2022 and 2021 included a statement from our independent registered public accounting firm that there is a substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.
●	We have previously identified material weaknesses and significant deficiencies in our internal control over financial reporting for the years ended December 31, 2022 and 2021. If we experience additional material weaknesses in the future, we may not be able to accurately or timely report our financial condition or results of operations and investors may lose confidence in our financial reports and the market price of our common stock could be adversely affected.

Risks Related to Our Business

●	We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.
●	Our business is reliant on the license we have been granted to utilize certain dry processing technology we use to manufacture our products in the agreed upon exclusive region.
●	We rely on a small number of suppliers to provide our raw materials, and our supply chain may be interrupted and prevent us from obtaining the necessary materials we need to operate.
●	Competition in the food retail industry is intense and presents an ongoing threat to the success of our business.
●	Our future results of operations may be adversely affected by volatile commodity costs.
●	We are subject to the risks associated with sourcing and manufacturing products from, and conducting business operations outside of the United States, which could adversely affect our business.
●	Our results may be negatively affected by changes in foreign currency exchange rates.

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●	Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.
●	Our production equipment may be damaged, adversely affecting our ability to meet consumer and wholesale demand.
●	We rely on retailers and distributors for a substantial portion of our sales, and our failure to maintain and further develop our sales channels could harm our business.
●	Failure to maintain sufficient production capacity with our contract manufacturers on terms that are beneficial to us may result in our inability to meet customer demand and/or may increase our operating costs and capital expenditures.
●	Economic downturns could limit consumer demand for our products and negatively affect our sales and profitability.

Regulatory Risks

●	Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could adversely affect our business and results of operations.
●	Litigation and regulatory enforcement concerning marketing and labeling of food products could adversely affect our business and reputation.
●	We may face scrutiny from evolving state regulations concerning health, safety, our supply chain and marketing.

Risks Related to this Offering

●	There is no existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity.
●	Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.
●	The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility, which could cause purchasers of our common stock to incur substantial losses.

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●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.
●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.
●	Our management has broad discretion as to the use of the net proceeds from this offering.
●	We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

Risks Related to Our Capital Structure

●	Our Articles of Incorporation provide that the Nevada Eighth Judicial District Court of Clark County, Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees. Notwithstanding these provisions of our Articles of Incorporation, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and notwithstanding the provisions of our Articles of Incorporation, compliance with the federal securities laws and the rules and regulations thereunder may not be waived by our investors. Accordingly, the exclusive forum provision of our Articles of Incorporation would not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act the rules and regulations thereunder or any other claim for which the federal courts have exclusive or concurrent jurisdiction, which may cause us to incur additional costs associated with resolving such actions in other jurisdictions.

Our business also faces a number of other challenges and risks discussed throughout this prospectus. You should read the entire prospectus carefully, including “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and related notes included elsewhere in this prospectus, before deciding to invest in our common stock.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Nasdaq Listing Symbol

Our common stock is listed on the Nasdaq Capital Market under the symbol “BOF”.

Recent Developments

We entered into a private labeling contract with one of the world’s largest retailers in late 2022 to supply the retailer with two products for placement in half of their domestic stores. In April 2023, the same retailer agreed to commence carrying an additional four of our products in certain of their stores.

In January 2023, we commenced the onboarding process for certain of our products with one of the nation’s largest food product redistributors.

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THE OFFERING

Shares of common stock offered by Selling Stockholders:	Up to 2,122,115 shares of common stock issuable upon exercise of common stock purchase warrants and conversion of convertible notes held by the Selling Stockholders under the Convertible Note Conversion (as defined below).

Shares of common stock outstanding after completion of this offering:(1)	3,962,953 shares of common stock (or 4,141,453 shares of common stock if the underwriters exercise in full their over-allotment option to purchase 178,500 additional shares of common stock at the initial public offering price).

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We may receive up to approximately $2,487,692 aggregate gross proceeds in the event the warrants are exercised and full cash is paid. Any proceeds that we receive from the exercise of the warrants will primarily be used for working capital and general corporate purposes, including operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds from this offering to acquire businesses or products. However, we do not have agreements or commitments for any material acquisitions at this time. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Nasdaq Ticker Symbol:	Our common stock is listed on Nasdaq under the symbol “BOF”.

Risk factors:	You should carefully read and consider the information set forth under “Risk Factors” on page 8, together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

(1)	The number of shares of common stock outstanding before this offering, as set forth in the table above, is based on 2,772,953 shares of our common stock outstanding immediately before this offering and after giving effect to (x) the conversion of principal and accrued interest under convertible notes which automatically convert into 3,930,382 shares of our common stock (on a pre-Reverse Stock Split, as defined below, basis) upon the effectiveness of the registration statement in relation to this offering (the “Convertible Note Conversion”) and (y) the Reverse Stock Split and excludes: (i) outstanding options to purchase approximately 97,600 shares of our common stock which were issued to various individuals; (ii) outstanding warrants to purchase 365,141 shares of our common stock issued to various individuals, consisting of (x) warrants to purchase 189,167 shares with an exercise price of $6.50 per share, (y) warrants to purchase 154,246 shares with an exercise price of $7.10 per share and (z) warrants to purchase 21,728 shares with an exercise price of $7.50 per share; (iv) 178,500 shares of our common stock underlying the underwriters’ over-allotment option; and (v) warrants to purchase up to 82,110 shares of our common stock issuable to the Representative in connection with this offering at a price of 120% of the initial public offering price.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Statement Regarding Forward Looking Statements” above.

Risks Related to Our Operating History, Financial Position and Capital Needs

We are an early-stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are an early-stage company. We were formed and commenced operations in November 2017. We face all the risks faced by newer companies, including significant competition from existing and emerging competitors, many of which are established and have better access to capital. In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors. We will need to transition from an early-stage company to a company capable of supporting larger scale commercial activities. If we are not successful in such a transition, our business, results, and financial condition will be harmed.

We have not been profitable to date, and we expect operating losses for the near future. For the three months ended March 31, 2023 and 2022, we had net revenue of approximately $97,340 and $238,145, respectively, and incurred net losses of approximately $606,493 and $484,652, respectively. During the years ended December 31, 2022 and 2021, we had net revenue of approximately $752,178 and $715,553, respectively, and incurred net losses of approximately $4,643,352 and $660,198, respectively. There can be no assurance that we will not continue to incur net losses in the future. We may not succeed in expanding our customer base and product offerings and even if we do, may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Furthermore, we may not be able to control overhead expenses even where our operations successfully expand. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings, or even continue our operations.

Our audited financial statements for the years ended December 31, 2022 and 2021 included a statement from our independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern over the next twelve months and our independent registered public accounting firm has included a “going concern” explanatory paragraph in their report in our financial statements as of and for the years ended December 31, 2022 and 2021. The report is for the years ended December 31, 2022 and 2021 and does not take into account any proceeds we will receive in the proposed offering; however, if our operating results fail to improve, our financial condition will deteriorate which could render us unable to continue as a going concern.

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from this offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next twelve months. If our available cash balances, net proceeds from this offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements because of lower demand for our products or due to other risks described herein, we may seek to sell common stock or other securities, enter into an additional credit facility or seek another form of third-party funding, including debt financing.

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We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;

●	provide for supply and inventory costs;

●	fund development and marketing efforts of any future products or additional features to then-current products;

●	acquire, license or invest in new technologies; and

●	acquire or invest in complementary businesses or assets.

Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;

●	the cost of expanding our operations and offerings, including our sales and marketing efforts;

●	the effect of competing market developments; and

●	costs related to international expansion.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences, or privileges senior to those of holders of shares of our common stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences, and privileges senior to those of holders of shares of our common stock. The terms of any debt securities issued or borrowings made pursuant to a credit agreement could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

Our current growth may not be indicative of our future growth, and our limited operating history may make it difficult to assess our future viability.

We are a nascent company which commenced operations in 2017. For the three months ended March 31, 2023 and 2022, we had net revenue of approximately $97,340 and $238,145, respectively. Our net revenue was approximately $752,178 for the year ended December 31, 2022 and approximately $715,553 for the year ended December 31, 2021. We expect that, in the future, as our revenue increases, our revenue growth rate will decline. We also believe that growth of our revenue depends on several factors, including our ability to:

●	expand our existing channels of distribution;

●	develop additional channels of distribution;

●	grow our customer base;

●	cost-effectively increase online sales on our website and third-party marketplaces;

●	effectively introduce new products;

●	increase awareness of our brand;

●	manufacture at a scale that satisfies future demand; and

●	effectively source key raw materials.

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We may not successfully accomplish any of these objectives. Since our inception in November 2017, we have not yet demonstrated the ability to manage rapid growth over a long period of time or achieve profitability at scale. Consequently, any predictions regarding our future success or viability may not be as accurate as they could be if we had a longer operating history or had previously achieved profitability.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

Our growth has placed, and may continue to place, significant demands on our organizational, administrative, and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. As we continue to grow, we will need to make significant investments in multiple divisions of our company, including in sales, marketing, product development, information technology, equipment, facilities, and human resources. We will also need to improve our operational, financial and management controls as well as our reporting systems and procedures.

If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations. Managing our planned growth effectively will require us to:

●	maintain a low cost of customer acquisition relative to customer lifetime value;

●	identify products that will be viewed favorably by customers;

●	expand operations with our contract manufacturers; and

●	successfully hire, train, and motivate additional employees, including additional personnel for our technology, sales and marketing efforts.

The expansion of our products and customer base may result in increases in our overhead and selling expenses. Any increase in expenditures in anticipation of future sales that do not materialize would adversely affect our profitability. In addition, if we are unable to effectively manage the growth of our business, the quality of our products may suffer and we may be unable to address competitive challenges, which would adversely affect our overall business, operations, and financial condition.

We have previously identified material weaknesses and significant deficiencies in our internal control over financial reporting for the years ended December 31, 2022 and 2021. If we experience additional material weaknesses in the future, we may not be able to accurately or timely report our financial condition or results of operations and investors may lose confidence in our financial reports and the market price of our common stock could be adversely affected.

We have identified material weaknesses and significant deficiencies in our internal control over financial reporting in connection with our assessment as of and for the years ended December 31, 2022 and 2021. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (1) the Company has no formal control process related to the identification and approval of related party transactions; (2) the Company lacks a formal and complete set of policies and procedures that cover the Company’s internal controls over financial reporting; (3) the Company did not maintain effective internal controls to assure proper segregation of duties; (4) and lack of resources to evaluate and review appropriate accounting treatment for certain complex areas, such as the treatment of deferred tax assets, unique transactions, and share based compensation.

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We have identified and initiated certain immaterial post-closing adjustments to our financial statements and implemented changes to our internal controls and policies as of December 31, 2022, including establishing an independent board of directors, hiring a Chief Financial Officer, and engaging a certified public accountant consultant with extensive public company and GAAP experience to analyze and improve the Company’s systems and processes.

Remediation of the identified material weaknesses and strengthening our internal control environment will require a substantial effort through 2023 and beyond. While we believe that the steps taken to date and those planned for implementation will improve our internal control over financial reporting, we have not completed all remediation efforts. The planned remediation activities described above highlight our commitment to remediating our identified material weaknesses and will remain largely unchanged through the effective date of the registration statement of which this prospectus forms a part.

As we continue to evaluate and work to improve our internal control over financial reporting, our management may determine that additional or different measures to address control deficiencies or modifications to the remediation plan are necessary. Further, in the future we may determine that we have additional material weaknesses. Our failure to remediate the material weaknesses or failure to identify and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our common stock.

We will rely on our internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). More broadly, effective internal control over financial reporting is a necessary component of our business to seek to prevent and detect any fraud. Furthermore, as we grow, our business will likely become more complex, and we may require significantly more resources to develop and maintain effective controls. Designing and implementing an effective system of internal control over financial reporting is a continuous effort that requires significant resources, including the expenditure of a significant amount of time by senior members of our management team. Any failure to maintain effective internal control over financial reporting or to timely effect any necessary improvements to such controls could materially and adversely affect us. Additionally, ineffective internal control over financial reporting could also adversely affect our ability to prevent or detect fraud, harm our reputation and cause stockholders to lose confidence in our reported financial information.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until December 31, 2023. Moreover, as an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of December 31, 2023 or the date that we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse if it is not satisfied with the level at which our controls are documented, designed or operating.

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Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the completion of this offering, we will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We must design our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Risks Related to Our Business

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly our Chief Executive Officer Eric Healy, our Chief Financial Officer, Douglas Durst, our Controller, Chris Coulter and our Vice President of Sales, Joshua O’Brien. Our executive officers or key personnel could terminate their employment with us at any time without penalty. In addition, we do not maintain key person life insurance policies on any of our employees. The loss of one or more of these executive officers or key personnel could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Our Chief Financial Officer is not a full-time employee.

Douglas Durst, our Chief Financial Officer, is not a full-time employee of the Company and is simultaneously serving as the chief financial officer of another company. There can be no assurance that we will be able to successfully manage our finance and accounting matters without a full time Chief Financial Officer.

Our business is reliant on the license we have been granted to utilize certain dry processing technology we use to manufacture our products in the agreed upon exclusive region.

Our ability to continue our business of growth and distribution of our products is dependent on the licensing agreement (the “Licensing Agreement”) we have obtained from EnWave Corporation (“EnWave”) to utilize its dehydration technology in the manufacturing of our products. Our license is exclusive to North America, Central America, and South America (excluding our contract manufacturer in Chile) as it specifically relates to our avocado products and the Licensing Agreement grants non-exclusive rights for a variety of additional products. Any failure to comply with the terms of the Licensing Agreement could convert the exclusive portion of the license to a non-exclusive license, thereby permitting potential competitors to offer comparable avocado-based products using EnWave’s dehydration technology in the same geographic areas. Thus, any material failure to comply with the terms of the license or any failure to renew the license after it expires could have a material adverse impact on our financial condition and the operation of our business as it relates to our avocado-based products. Furthermore, we are reliant on EnWave to enforce its intellectual property rights in preventing would be competitors from using the technology exclusively licensed to us and there can be no assurance that EnWave will be successful in enforcing such rights in the relevant areas. Furthermore, future product development efforts may lead to additional products that we desire to commercialize. In this case, we will request expanding the exclusive and/or non-exclusive products defined by the Licensing Agreement, but there can be no assurance that EnWave will grant such requests.

We rely on a small number of suppliers to provide our raw materials, and our supply chain may be interrupted and prevent us from obtaining the necessary materials we need to operate.

We rely on limited number of suppliers and partners to meet our high-quality standards and supply products in a timely and efficient manner. There is, however, no assurance that quality natural and organic products will continue to be available to meet our specific and growing needs. This may be due to, among other reasons, problems with our suppliers’ and vendors’ businesses, finances, labor relations, ability to export materials, product quality issues, costs, production, insurance and reputation, as well as disease pandemics, epidemics or outbreaks such as COVID-19, acts of war, terrorism, natural disasters, fires, earthquakes, flooding or other catastrophic occurrences. If, for any reason, our suppliers or vendors became unable or unwilling to continue to provide services to us, this would likely lead to an interruption in our ability to import our products until we found another source that could provide these services. Failure to find a suitable replacement, even on a temporary basis, would have a material adverse effect on our ability to meet our current production targets, make it difficult to grow and would have an adverse effect on our results of operations.

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In addition, we depend on a limited number of key suppliers and partners located primarily in Chile, Peru, the People’s Republic of China (the “PRC”) and the United States. As of and for the three months ended March 31, 2023 and 2022, and the years ended December 31, 2022 and 2021, three key suppliers accounted for 100% of our total raw material and packaging purchases. As of and for the three months ended March 31, 2023 and 2022 and the years ended December 31, 2022 and 2021, 100% of our total dried fruit was supplied from Chile (we commenced receiving dried fruit from Peru in January 2023 but did not make any sales of products produced in Peru during the three months ended March 31, 2023), 100% of our packaging purchases were from the PRC and 100% of our seasoning purchases were from the United States. As a result of this concentration in our supply chain, our business and operations would be negatively affected if any of our key suppliers were to experience significant disruption affecting the price, quality, availability, or timely delivery of their products. Additionally, our top suppliers are in a similar geographic area, which increases the risk of significant supply disruptions from local and regional events. In the event that our supply from our current suppliers is interrupted, our operations may be interrupted resulting in lost revenue, added costs such as, without limitation, shipping costs, and distribution delays that could harm our business and customer relationships until we are able to identify and enter into agreements with one or more alternative suppliers.

Our results of operations may be negatively impacted by public health pandemics, epidemics or outbreaks, including COVID-19.

COVID-19 and the restrictions intended to prevent its spread have had a significant adverse impact on economic and market conditions around the world, including in the United States. These conditions have had, and may continue to have, a material adverse impact on our business. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our manufacturing and supply chain, sales and marketing and could have an adverse impact on our business and our financial results. Additionally, countries have imposed, and may impose in the future, prolonged quarantines and travel restrictions, which may significantly impact the ability of our employees to get to their places of work to produce products, may make it such that we are unable to obtain sufficient components or raw materials and component parts on a timely basis or at a cost-effective price or may significantly hamper our products from moving through the supply chain.

Our global operations expose us to risks associated with public health crises and epidemics, pandemics and outbreaks, such as the COVID-19 pandemic. We rely on our production facilities, as well as third-party suppliers and manufacturers, in the United States, Peru, Chile, the PRC and other countries significantly impacted by the COVID-19 pandemic. The COVID-19 pandemic resulted in the extended shutdown of certain businesses in many of these countries, which has resulted and may continue to result in disruptions or delays to our supply chain. Any disruption in businesses in any of these countries will likely impact our sales and operating results. The COVID-19 pandemic has had, and COVID-19 may continue to have, an adverse impact on our operations, supply chains and distribution systems and increase our expenses, including as a result of impacts associated with preventive and precautionary measures that we, other businesses and governments are taking. Due to these impacts and measures, we have experienced, and may continue to experience, significant and unpredictable reductions in demand for certain of our products.

The future impact of COVID-19 is highly uncertain and cannot be predicted and there is no assurance that COVID-19 will not have a material adverse impact on our business, financial condition and results of operations. The extent of the impact of COVID-19 will depend on future developments, including actions taken to contain COVID-19, and if these impacts persist or exacerbate over an extended period of time.

The rapid spread of other contagious illnesses such as a novel coronavirus, or fear of such an event, could also have a material adverse effect on the demand for our products and services and therefore have a material adverse effect on our business and results of operations. Such a widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our products.

Competition in the food retail industry is intense and presents an ongoing threat to the success of our business.

The food retail industry is very competitive. In our online and wholesale business, we compete with food retail stores, supermarkets, warehouse clubs and other mass and general retail and online merchandisers, many of which are larger than us and have significantly greater capital resources than we do, selling both competitive products and retailing our own products, and competing against our direct online business. We also compete with a number of Natural, Organic and Functional Food and Beverage producers.

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We face significant competition from these and other retailers and producers. Any changes in their merchandising and operational strategies could negatively affect our sales and profitability. In particular, if Natural, Organic and Functional Food and Beverage competitors seek to gain or retain market share by reducing prices, we would likely be forced to reduce our prices on similar product offerings in order to remain competitive, which may result in a decrease in our market share, net sales and profitability and may require a change in our operating strategies.

We have been able to compete successfully by differentiating ourselves from our competitors by providing an expanding selection of natural, organic, and functional food and beverage products, competitive pricing, convenience and exceptional customer service. If changes in consumer preferences decrease the competitive advantage attributable to these factors, or if we fail to otherwise positively differentiate our product offering or customer experience from our competitors, our business, financial condition, and results of operations could be materially and adversely affected.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing, and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net sales and profits from their existing customer bases, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from those customer bases more effectively than we are able to execute upon. There can be no assurance that we will be able to successfully compete against these competitors.

We expect competition in the Natural, Organic and Functional Food and Beverage industry generally to continue to increase. We believe that our ability to compete successfully in this market depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;

●	the number of products that we feature on our website;

●	the quality and responsiveness of our customer service;

●	our selling and marketing efforts;

●	the quality and price of the products that we offer;

●	the convenience of the shopping experience that we provide;

●	our ability to distribute our products and manage our operations; and

●	our reputation and brand strength.

Given the rapid changes affecting the global, national, and regional economies generally and the Natural, Organic and Functional Food and Beverage industry, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to respond to, among other things, changes in consumer preferences, laws and regulations, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

If we fail to compete successfully in this market, our business, financial condition, and results of operations would be materially and adversely affected.

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Our BranchOut products are new, and our industry is rapidly evolving.

Due consideration must be given to our prospects considering the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving Natural, Organic and Functional Food and Beverage industry. To be successful we must, among other things:

●	develop, manufacture, and introduce new attractive and successful consumer products in our BranchOut brand;

●	attract and maintain a large customer base and develop and grow that customer base;

●	increase awareness of our BranchOut brand and develop effective marketing strategies to ensure consumer loyalty;

●	establish and maintain strategic relationships with key sales, marketing, manufacturing, and distribution providers;

●	respond to competitive and technological developments; and

●	attract, retain, and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of our BranchOut products are new and are in the early stages of commercialization, and some products that are important to our growth strategy are in various stages of research and development and have not yet been commercialized. Products in development that have not yet been commercialized include Broccoli Bites, Asparagus Sticks, Mango Chips and Mandarin Crisps and others. We are not certain that these, or any other future products, will be developed to commercialization, sell as anticipated, or be desirable to their intended markets. Also, some of our products may have limited uses and benefits, which may limit their appeal to consumers and put us at a competitive disadvantage. Developing new products and placing them into wholesale channels and into conventional and natural grocery environments is an expensive and time-consuming process, and if a product fails to sustain market acceptance, the investment made in the product may be lost.

If our current or future BranchOut products fail in the development stage, or fail to meet our customers’ expectation of quality, or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a rapidly evolving industry, the development process and demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Because the market for our products is new, evolving and therefore uncertain, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that we will be successful in developing new products, or that a market for our products will develop or that demand for our products will be sustainable. If we fail to develop new products, or the market for new products fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

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Our future results of operations may be adversely affected by volatile commodity costs.

Many aspects of our business could be directly affected by volatile commodity costs. Agricultural commodities and raw materials, including avocados, bananas, pineapples, blueberries and other fresh produce, plastic film, cardboard, and other packaging materials, are the principal inputs used in our products. These items are subject to price volatility which can be caused by commodity market fluctuations, inflation, crop yields, seasonal cycles, weather conditions (including the potential effects of climate change), temperature extremes and natural disasters (including floods, droughts, water scarcity, frosts, earthquakes and hurricanes), pest and disease problems, changes in currency exchange rates, imbalances between supply and demand, natural disasters and government programs and policies, among other factors. Volatile fuel costs translate into unpredictable costs for the products and services we receive from our third-party providers including, but not limited to, distribution costs for our products and packaging costs. While we may seek to offset the volatility of such costs with a combination of cost savings initiatives, operating efficiencies and price increases to our customers, we may be unable to manage cost volatility. If we are unable to fully offset the volatility of such costs, our financial results could be adversely affected.

We are subject to the risks associated with sourcing and manufacturing products from, and conducting business operations outside of the United States, which could adversely affect our business.

We purchase our products from a variety of suppliers, including international suppliers. Our direct purchases from non-US suppliers represented most of our raw material purchases in 2022 and 2021, and we expect our international purchases may grow with time. We may in the future enter into agreements with distributors in foreign countries to sell our products. All of these activities are subject to the uncertainties associated with international business operations, including:

●	difficulties with foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws;

●	changes and uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import necessary materials;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale, or export in foreign countries, including due to COVID-19 or other epidemics, pandemics, outbreaks and quarantines;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political, environmental, health-related or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations;

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●	difficulties in enforcing contracts and legal decisions; and

●	less developed infrastructure.

In particular, there has been significant recent political instability in Peru and Chile, where our contract manufacturers are located. There can be no assurance that political instability in those countries will not materially and adversely affect our contract manufacturers and, in turn, our ability to source our products.

If we expand into other target markets, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome, and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be adversely affected.

In addition, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, as amended, and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials or other third parties for the purpose of obtaining or retaining business. While our policies mandate compliance with these anti-bribery laws, our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our results of operations, cash flows and financial condition.

Our results may be negatively affected by changes in foreign currency exchange rates.

Currently, substantially all of our international purchase and sales contracts are denominated in U.S. dollars. As a result, a decrease in the value of the U.S. dollar relative to foreign currencies could increase our costs in dollars for the food products and ingredients that we import from other countries. In addition, if and when we expand into international markets, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our products less competitive in international markets.

A larger portion of our revenues may be denominated in other foreign currencies if we expand into international markets. Conducting business in currencies other than U.S. dollars could subject us to fluctuations in currency exchange rates that could negatively affect our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

We may be unable to adequately protect our brand and our other intellectual property rights.

We regard our brand, customer lists, trademarks, domain names, trade secrets and similar intellectual property as critical to our success. We may rely on U.S. and international trademark, copyright and patent law, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection in the United States for all our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all our trademarks. Any of our trademarks or other intellectual property rights or future patents (if any) may be challenged by others or invalidated through administrative process or litigation. Any of our future patent and trademark applications may never be granted. To date, we have applied for patent protection with the United States Patent and Trademark Office with respect to certain of the manufacturing processes that we use (in addition to our licensed technology). Even if we are granted one or more patents with respect to our manufacturing process, there is no guarantee that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

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We might be required to spend significant resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

In addition, our licensed technology platform may use open-source software. The use of such open-source software may subject us to certain conditions, including the obligation to offer, distribute, or disclose our licensed technology platform for no or reduced cost, make the proprietary source code subject to open-source software licenses available to the public, license our software and systems that use open-source software for the purpose of making derivative works, or allow reverse assembly, disassembly, or reverse engineering. We monitor our use of open-source software to avoid subjecting our technology platform to conditions we do not intend. However, if our licensed technology platform becomes subject to such unintended conditions, it could have an adverse effect on our business, financial condition, and results of operations.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. The loss of the BranchOut brand or logo or other registered or common law trade names or a diminution in the perceived quality of products or services associated with the Company would harm our business. Our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs to the Company and be a distraction to management and other employees.

A food safety or quality issue that results in a product disruption such as a recall, health issue, or death of a consumer could harm our business.

The sale of products for human use and consumption involves the risk of injury or illness to consumers. Such injuries may result from inadvertent mislabeling, tampering by unauthorized third parties or product contamination or spoilage. Under certain circumstances, we may be required to recall or withdraw products, suspend production of our products, or cease operations, which may lead to a material adverse effect on our business. In addition, customers may stop placing or cancel orders for such products as a result of such events.

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Even if a situation does not necessitate a recall or market withdrawal, product liability claims might be asserted against us. While we are subject to governmental inspection and regulations and believe our facilities and those of our co-packers and suppliers comply in all material respects with all applicable laws and regulations, if the consumption of any of our products causes, or is alleged to have caused, a health-related illness or death to a consumer, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could cause consumers to lose confidence in the safety and quality of our products. Moreover, claims or liabilities of this type might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. Although we maintain product liability and product recall insurance in an amount that we believe to be consistent with market practice, we cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. A product liability judgment against us or a product recall could have a material adverse effect on our business, financial condition, results of operations or liquidity.

We may be subject to significant liability that is not covered by insurance.

Although we believe that the extent of our insurance coverage is consistent with industry practice, any claim under our insurance policies may be subject to certain exceptions, may not be honored fully, in a timely manner, or at all, and we may not have purchased sufficient insurance to cover all losses incurred. If we were to incur substantial liabilities or if our business operations were interrupted for a substantial period, we could incur costs and suffer losses. Inventory, equipment, and business interruption losses may not be covered by our insurance policies. Additionally, insurance coverage may not be available to us at commercially acceptable premiums in the future, or at all.

We rely on independent certification for a number of our products.

We rely on independent third-party certification, such as certifications of our products as “Organic”, “KETO”, “Gluten Free”, “Vegan” or “Non-GMO” (non-genetically modified organisms), to differentiate our products from others. We must comply with the requirements of independent organizations or certification authorities in order to label our products as certified. The loss of any independent certifications could adversely affect our market position as a natural products company, which could harm our business.

Our future results of operations may be adversely affected by the availability of certifiable ingredients.

Our ability to ensure a continuing supply of certifiable ingredients at competitive prices depends on many factors beyond our control, such as the number and size of farms that grow organic crops, climate conditions, changes in national and world economic conditions, currency fluctuations and forecasting adequate need of seasonal ingredients.

The ingredients that we use in the production of our products (including, among others, avocados, bananas, pineapples and blueberries) are vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, water scarcity, temperature extremes, frosts, earthquakes and pestilences. Natural disasters and adverse weather conditions (including the potential effects of climate change) can lower crop yields and reduce crop size and crop quality, which in turn could reduce our supplies of certifiable ingredients or increase the prices of such ingredients. If our supplies of certifiable ingredients are reduced, we may not be able to find enough supplemental supply sources on favorable terms, if at all, which could impact our ability to supply product to our customers and adversely affect our business, financial condition and results of operations.

We also compete with other manufacturers in the procurement of certifiable product ingredients, which may be less plentiful in the open market than conventional product ingredients. This competition may increase in the future if consumer demand for certifiable products increases. This could cause our expenses to increase or could limit the amount of product that we can manufacture and sell.

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Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

Agricultural products are vulnerable to adverse weather conditions, including severe rains, drought and temperature extremes, floods and windstorms, which are quite common but difficult to predict. Agricultural products also are vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both crop size and crop quality and, in extreme cases, entire harvests may be lost. Additionally, adverse weather or natural disasters, including earthquakes, winter storms, droughts, volcanic events or fires, could impact the manufacturing and business facilities of our suppliers in South America, which could result in significant costs and meaningfully reduce our capacity to fulfill orders and maintain normal business operations. These factors may result in lower sales volume and increased costs due increased costs of products. Incremental costs, including transportation, may also be incurred if we need to find alternate short-term supplies of products from alternative areas. These factors can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

Climate change may negatively affect our business and operations.

There is concern that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. In the event that such climate change has a negative effect on agricultural productivity, we may be subject to decreased availability or less favorable pricing for certain commodities that are necessary for our products, such as avocados, bananas, pineapples, blueberries and other fresh produce, plastic film, cardboard and other packaging materials. As a result of climate change, we may also be subjected to decreased availability of water, deteriorated quality of water or less favorable pricing for water, which could adversely impact our manufacturing and distribution operations, as well as the agricultural businesses of our suppliers, which rely on the availability and quality of water.

Our production equipment may be damaged, adversely affecting our ability to meet consumer and wholesale demand.

A significant proportion of our products are produced at our contract manufacturers’ manufacturing facilities in South America. A significant disruption at those facilities or to any of our key production equipment, even on a short-term basis, could impair our ability to timely produce and ship products, which could have a material adverse effect on our business, financial position and results of operations. In the past, we have had manufacturing delays due to damaged and malfunctioning equipment, shipping delays, U.S. port congestion and delays, and cannot fully insure against the effects of such delays on our business. The manufacturing operations of our suppliers are vulnerable to interruption and damage from natural and other types of disasters, including earthquake, fire, floods, volcanic events, draughts, environmental accidents, winter storms, power loss, disease outbreaks, epidemics or pandemics such as the COVID-19 pandemic, communications failures and similar events. If any disaster were to occur at one of our facilities, our ability to operate our business would be seriously impaired.

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If the reputation of our brand erodes significantly, it could have a material impact on our results of operations.

Our financial success is directly dependent on the consumer perception of our brand. The success of our brand may suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. Further, our results could be negatively affected if our brand suffers substantial damage to its reputation due to real or perceived quality issues or other actions by the Company or any of its executives.

We rely on retailers and distributors for a substantial portion of our sales, and our failure to maintain and further develop our sales channels could harm our business.

We sell a substantial portion of our products through retailers such as Costco Wholesale Corporation (“Costco” and Walmart Inc. (“Walmart”) and Sam’s Club Stores, a subsidiary of Walmart (“Sam’s Club”), distributors such as United Natural Foods, Inc. and KeHE Distributors, LLC (“KeHE Distributors”) and online through Amazon.com, and we depend on these third parties to sell our products to consumers. The largest retailer of our products for the three months ended March 31, 2023 was Grocery Outlet, accounting for approximately 37% of our net sales for that period. The largest retailer of our products for the year ended December 31, 2022 was Costco, accounting for approximately 59% of our net sales for the year. The top two retailers of our products for the year ended December 31, 2021, were Costco and Sam’s Club, accounting for 65% and 26% of our net sales, respectively. No other retailer or distributor represented more than 25% of our total net sales in 2022 or 2021.

The loss of, or business disruption at, one or more of these retailers or distributors or a negative change in our relationship with Costco or Sam’s Club, or a disruption to any one of our sales channels could have a material adverse effect on our business. If we do not maintain our relationship with existing retailers and distributors or develop relationships with new retailers and distributors, the growth of our business may be adversely affected, and our business may be harmed.

If we are required to obtain additional or alternative distribution agreements or arrangements in the future, we cannot be certain that we will be able to do so on satisfactory terms or in a timely manner. Our inability to enter into satisfactory distribution agreements may inhibit our ability to implement our business plan or to establish markets necessary to expand the distribution of our products successfully.

We do not have long-term purchase agreements with our customers.

Many of our customers buy from us under purchase orders, and we generally do not have long-term agreements with or commitments from these customers for the purchase of products. We cannot provide assurance that our customers, including customers that participate in our subscription programs, will maintain, or increase their sales volumes or orders for our products or that we will be able to maintain or add to our existing customer base. As a result, our past sales experience is not indicative of future sales or anticipated sales trends. Further, decreases in our customers’ sales volumes or orders for products supplied by us may have a material adverse effect on our business, financial condition, or results of operations and may occur without warning thus making future planning and forecasting difficult.

We may not be able to successfully implement our growth strategy for our brand on a timely basis or at all.

We believe that our future success depends, in part, on our ability to implement our growth strategy of leveraging our existing brand and products to drive increased sales. Our ability to implement this strategy depends, among other things, on our ability to:

●	enter distribution and other strategic arrangements with third-party retailers and other potential distributors of our products;

●	successfully compete in the product categories in which we choose to operate;

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●	introduce new and appealing products and successfully innovate on our existing products;

●	develop and maintain consumer interest in our brand; and

●	increase our brand recognition and loyalty.

We may not be able to implement this growth strategy successfully. Our planned marketing expenditures may not result in increased total sales or generate sufficient levels of consumer interest or brand awareness, and our high rates of sales and income growth may not be sustainable over time. Our sales and results of operations will be negatively affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

Failure to maintain sufficient production capacity with our contract manufacturers on terms that are beneficial for us may result in our inability to meet customer demand and/or may increase our operating costs and capital expenditures.

We intend to rely on external production capacity of our contract manufacturers and partner with co-packers that use both their own production equipment as well as our production equipment. We have plans to expand our partner production facilities though additional investments in capital expenditures, A failure by any of our contract manufacturers or our co-packers to comply with food safety, environmental, or other laws and regulations, or to produce products of the quality and taste-profile we expect, may also disrupt our supply of products. In addition, we may experience increased distribution and warehousing costs due to capacity constraints resulting from our growth. If we need to enter additional co-packing, warehousing, or distribution agreements in the future, we can provide no assurance that we would be able to find acceptable third-party providers or enter into agreements on satisfactory terms or at all. In addition, we may need to expand our internal capacity, which could increase our operating costs and could require significant capital expenditures. If we cannot maintain sufficient production, warehousing, and distribution capacity, either internally or through third party agreements, we may be unable to meet customer demand and/or our manufacturing, distribution and warehousing costs may increase, which could negatively affect our business.

If we or our contract manufacturers face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.

Labor, particularly the costs of labor associated with our contract manufacturers, is a significant component of the cost of operating our business. Our ability and particularly the ability of our contract manufacturers to meet labor needs while controlling labor costs are subject to external factors, such as employment levels, prevailing wage rates, minimum wage legislation, changing demographics, health and other insurance costs and governmental labor and employment requirements. In the event of increasing wage rates, if we or any of our contract manufacturers fail to increase our wages competitively, the quality of our workforce and products could decline, while increasing our wages could cause our earnings to decrease. If we face labor shortages or increased labor costs because of increased competition for employees from our competitors and other industries, higher employee-turnover rates, or increases in the federal- or state-mandated minimum wage, change in exempt and non-exempt status, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our operating expenses could increase and our business, financial condition and results of operations could be materially and adversely affected.

Our financial success depends on our ability to successfully predict changes in consumer preferences and develop successful new products and marketing strategies in response.

Consumer preferences evolve over time and the success of our products depends on our ability to identify the tastes and dietary habits of consumers and to offer products that appeal to their preferences and address their concerns. We must also adapt our marketing strategies to these fluid consumer preferences as they develop. Recent trends in consumer preferences that may impact us include:

●	dietary trends and increased attention to nutritional values, such as sugar, fat, protein, fiber, or calorie content;

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●	concerns about obesity and the health effects of specific ingredients and nutrients, such as sugar and other sweeteners, ingredients derived from GMOs, gluten, dairy, soybeans, nuts, oils, vitamins, fiber and minerals; and

●	increasing awareness of the environmental and social effects of product production, including agricultural production by food manufacturers and their suppliers.

The development and introduction of new products could require substantial research and development and other expenditures, including capital investment and marketing and warehouse slotting investments. In addition, the success of our innovation and product development efforts depends upon our ability to anticipate changes in consumer preferences, the technical capability of our research and development staff in developing, formulating, and testing new products, and our ability to introduce the resulting products in a timely manner. If our products fail to meet consumer preferences, or we fail to introduce new and improved products on a timely basis, then the return on that investment will be less than anticipated and our strategy to grow sales and profits through product innovations and extensions will be less successful.

Consumer preferences for natural and organic food products are difficult to predict and may change.

Our business is primarily focused on sales of non-GMO, organic and natural products, and our success depends, in part, on our ability to offer products that anticipate the tastes and dietary habits of consumers and appeal to their preferences on a timely and affordable basis. Consumer eating habits may impact our business because of changes in attitudes regarding diet and health or new information regarding the health effects of consuming products we distribute. If consumer eating habits change significantly, we may be required to modify or discontinue sales of certain items in our product portfolio, and we may experience higher costs associated with implementing those changes. We cannot ensure that we will be able to effectively respond to changes in consumer health perceptions or to adapt our product offerings to trends in eating habits.

A significant shift in consumer demand away from our products, could reduce our sales and harm our business. Consumer trends change based on a number of possible factors, including nutritional values, a change in consumer preferences or general economic conditions. Additionally, there is a growing focus among some consumers to buy local food products in an attempt to reduce the carbon footprint associated with transporting food products from longer distances, which could result in a decrease in the demand for food products and ingredients that we import from other countries or transport from remote processing locations or growing regions. Further, failures by us or our competitors to deliver quality products could erode consumer trust in the organic certification of foods. A significant shift in consumer demand away from our products would reduce our market share, harming our business.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. For example, our production and distribution facilities and inventory management utilize information technology to increase efficiencies and limit costs. Information technology systems are also integral to the reporting of our results of operations. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions, as a result of updating our enterprise platform or due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm.

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While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Economic downturns could limit consumer demand for our products and negatively affect our sales and profitability.

The premium organic and natural food industry is sensitive to national and regional economic conditions and the demand for the products that we distribute may be adversely affected from time to time by economic downturns that impact consumer spending, including discretionary spending. Future economic conditions such as employment levels, business conditions, housing starts, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits. Among these changes could be a reduction in the number of natural and organic products that consumers purchase where there are non-organic alternatives, given that many premium natural and organic products, and particularly premium natural and organic foods, often have higher retail prices than do their non-organic counterparts.

Regulatory Risks

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could adversely affect our business and results of operations.

We are affected by a wide range of governmental laws and regulations. Examples of regulatory agencies influencing our operations include the United States Department of Agriculture (the “USDA”), the Food and Drug Administration (the “FDA”), the Federal Trade Commission (the “FTC”), and the Environmental Protection Agency (the “EPA”), among others. These agencies regulate, among other things, with respect to our products and operations:

●	design, development, and manufacturing;

●	testing, labeling, content, and language of instructions for use and storage;

●	product safety;

●	marketing, sales, and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions; and

●	product import and export.

These laws and regulations affect various aspects of our business. For example, certain food ingredient products manufactured by us are regulated under the United States Federal Food, Drug, and Cosmetic Act (“FDCA”), as administered by the FDA. Under the FDCA, pre-marketing approval by the FDA is required for the sale of a food ingredient which is a food additive unless the substance is generally recognized as safe, under the conditions of its intended use by qualified experts in food safety. We believe that most food ingredients in our products are generally recognized as safe. However, this status cannot be determined until actual formulations and uses are finalized. As a result, we may be adversely affected if the FDA determines that our food ingredient products do not meet the criteria for generally recognized as safe.

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The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions and third-party lawsuits such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties and civil lawsuits;

●	termination of distribution;

●	recalls or seizures of products;

●	termination of distribution;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition, and results of operations. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. In addition, we could be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our reputation could suffer from real or perceived issues involving the labeling or marketing of our products.

Products that we sell carry claims as to their origin, ingredients, or health benefits, including, by way of example, the use of the term “natural”, “functional”, or “healthy”, or similar synonyms or implied statements relating to such benefits. Although the FDA and the USDA each has issued statements regarding the appropriate use of the word “natural,” there is no single, U.S. government regulated definition of the term “natural” for use in the food industry, which is true for many other adjectives common in our industry. The resulting uncertainty has led to consumer confusion, distrust, and legal challenges. Plaintiffs have commenced legal actions against several food companies that market “natural” products, asserting false, misleading, and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition, and results of operations.

Similarly, certain USDA regulations set forth the minimum standards producers must meet in order to have their products labeled as “certified organic.” While we believe our products and our supply chain are in compliance with these regulations, changes to food regulations may increase our costs to remain in compliance. We could lose certifications if a facility becomes contaminated, if we do not use raw materials that are certified, or if key ingredients used in our products are no longer allowed to be used in food certifications. The loss of our certifications could materially and adversely affect our business, financial condition, or results of operations.

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In addition, the USDA has proposed a rule requiring disclosure of the use of genetic engineering in manufacturing a product or an ingredient used in a product. The rule has not been finalized, and we are unable to predict with certainty what the final requirements will be. If the USDA issues bioengineering disclosure regulations inconsistent with our practices, the resulting changes in labeling could adversely affect customer acceptance of our product and materially and adversely affect our business.

Litigation and regulatory enforcement concerning marketing and labeling of food products could adversely affect our business and reputation.

The marketing and labeling of any food product in recent years has brought increased risk that consumers will bring class action lawsuits and that the FTC and/or state attorneys general will bring legal action concerning the truth and accuracy of the marketing and labeling of the product. Examples of causes of action that may be asserted in a consumer class action lawsuit include fraud, unfair trade practices and breach of state consumer protection statutes. The FTC and/or state attorneys general may bring legal action that seeks removal of a product from the marketplace and impose fines and penalties. Even when unmerited, class claims, action by the FTC or state attorneys general enforcement actions can be expensive to defend and adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image, which could have a material and adverse effect on our business, financial condition or results of operations.

We may be subject to specific FTC endorsement and/or testimonial regulations that would interfere with our advertising, marketing and labeling strategies.

The FTC revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Guides”), which became effective on December 1, 2009. Although the Guides are not binding, they explain how the FTC interprets Section 5 of the Federal Trade Commission Act’s prohibition on unfair or deceptive acts or practices. Consequently, the FTC could bring a Section 5 enforcement action based on practices that are inconsistent with the Guides. Under the revised Guides, advertisements that feature a consumer and convey his or her atypical experience with a product or service are required to clearly disclose the results that consumers can generally expect. In contrast to the 1980 version of the Guides, which allowed advertisers to describe atypical results in a testimonial as long as they included a disclaimer such as “results not typical,” the revised Guides no longer contain such a safe harbor. The revised Guides also add new examples to illustrate the long-standing principle that “material connections” between advertisers and endorsers (such as payments or free products), connections that consumers might not expect, must be disclosed. While we do request that public persons who we provide samples of product disclose their relationship with us prior to sharing on social media or other endorsement, we cannot ensure all recipients comply with this request. We have continually adapted our marketing efforts to be compliant with the revised Guides. However, it is possible that our use, and that of our employees, of testimonials in the advertising and promotion of our products will be significantly impacted and therefore might negatively affect our sales.

We may face scrutiny from evolving state regulations concerning health, safety, our supply chain and marketing.

In addition to the federal regulatory issues listed above, there are a growing number of state regulations that might impair our ability to operate and avoid interruption. For example, California currently enforces legislation commonly referred to as “Proposition 65” that requires that “clear and reasonable” warnings be given to consumers who are exposed to chemicals known to the State of California to cause cancer or reproductive toxicity. Although we seek to comply with the requirements of Proposition 65, as well as to educate our customers regarding the substance of Proposition 65 and the relative metals contents in various natural foods, there can be no assurance that we will not be adversely affected by litigation or other actions relating to Proposition 65 or future legislation that is similar or related thereto. Increased compliance costs associated with operating in California and other states could adversely affect our business, financial condition and results of operations.

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Risks Related to this Offering

There is no existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. An active market for our securities may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The initial public offering price for the securities will be determined by negotiations between us and the Representative of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

Even if this offering is successful, we may need additional funding in order to grow our business.

To date, we have financed our operations through private placements of our equity and debt securities and borrowings under our revolving lines of credit. We have devoted substantially all our financial resources and efforts to developing our products, workforce, and manufacturing capabilities. Our long-term growth and success are dependent upon our ability ultimately to generate cash from operating activities. There is no assurance that we will be able to generate sufficient cash from operations or access the capital we need to grow our business. Our inability to obtain additional capital could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, to a greater extent than we can with our existing financial resources.

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;
●	actual or anticipated fluctuations in our quarterly financial statements and results of operations, or those of other companies in our industry;
●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;
●	whether any securities analysts cover our stock;
●	issuance of new or changed securities analysts’ reports or recommendations, if any;
●	investor perceptions of our Company, the lithium battery and accessory industry;
●	the volume of trading in our stock;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	sales, or anticipated sales, of large blocks of our stock;
●	additions or departures of key management personnel, creative, or other talent;
●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;
●	litigation and governmental investigations;
●	sales or distributions of our common stock by significant shareholders, the entity through which our controlling shareholder holds its investment, or other insiders;
●	natural disasters and other calamities; and
●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

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The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility, which could cause purchasers of our common stock to incur substantial losses.

Recently, the market prices and trading volume of shares of common stock of other small publicly traded companies with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this offering, shares of our common stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our common stock in this offering to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our common stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our common stock and our other securities, access to margin debt, trading in options and other derivatives on our shares of common stock and any related hedging and other trading factors:

If there is extreme market volatility and trading patterns in our common stock, it may create several risks for investors in this offering, including the following:

●	the market price of our common stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

●	if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses as prices decline once the level of market volatility has abated; and

●	if the future market price of our common stock declines, purchasers of shares of common stock in this offering may be unable to resell such shares at or above the price at which they acquired them. We cannot assure such purchasers that the market of our common stock will not fluctuate or decline significantly in the future, in which case investors in this offering could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our common stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

●	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

●	our current inability to pay dividends or other distributions;

●	publication of research reports by analysts or others about us or the industry in which we operate, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

●	changes in market valuations of similar companies;

●	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

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●	additions or departures of key personnel;

●	actions by institutional or significant stockholders;

●	short interest in our common stock or our other securities and the market response to such short interest;

●	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

●	speculation in the press or investment community about our company or industries in which we operate;

●	strategic actions by us or our competitors, such as acquisitions or other investments;

●	legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the FDA;

●	investigations, proceedings, or litigation that involve or affect us;

●	the occurrence of any of the other risk factors included in this registration statement of which this prospectus forms a part; and

●	general market and economic conditions.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major, if not exclusive, source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities may be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). There is no guarantee that such industry analysts will commence coverage of us or even if such analysts do commence coverage, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional common stock in connection with our 2022 Equity Incentive Plan, acquisitions or otherwise.

As of the date of this prospectus, we have 200,000,000 shares of common stock authorized of which 196,998,091 were unissued (which will be ratably reduced in accordance with the 2.5 for 1.0 Reverse Stock Split to be effected prior to the initial closing of this offering). Our articles of incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Our 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) authorizes issuance of an initial maximum of 1,500,000 shares of common stock (which will be ratably reduced in accordance with the 2.5 for 1.0 Reverse Stock Split to be effected prior to the initial closing of this offering), subject to annual increases on the first day of each fiscal year of no more than 5.0% of the total outstanding shares of common stock as of the last day of each fiscal year through 2032. Any common stock that we issue, including stock issued under our 2022 Equity Incentive Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

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Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. After giving effect to the conversion of outstanding convertible notes which convert upon the effectiveness of the registration statement of which this prospectus forms a part and the Reverse Stock Split and prior to the initial closing of this offering, we will have approximately 2,772,953 shares of common stock outstanding immediately prior to this offering (after giving effect to the Convertible Note Conversion and the Reverse Stock Split). We, our directors, executive officers and significant stockholders are subject to the lock-up agreements described in “Underwriting” and also to the Rule 144 (as defined below) holding period requirements described in “Shares Eligible for Future Sale”. Following the expiration of the lock-up period, our principal stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”). After this offering (assuming no exercise of the underwriters’ over-allotment option) and the expiration of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our common stock may drop significantly when the restrictions on resale by our existing stockholders lapse or when we are required to register the sale of our stockholders’ remaining shares of our common stock. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the JOBS Act, we could incur significant legal, accounting and other expenses not incurred in previous years. In addition, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), as well as rules promulgated by the SEC and Nasdaq, require us to adopt certain corporate governance practices applicable to U.S. public companies. These rules and regulations may increase our legal and financial compliance costs.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and Nasdaq, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant reporting obligations and regulatory oversight, and the continuous scrutiny of investors and analysts. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, operating results and financial condition.

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We are an “emerging growth company” and have elected to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we plan to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following this offering or until the earlier occurrence of the following:

1.	the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we deemed to be a large, accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700 million as of the prior June 30th; or

2.	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

We will incur increased costs as a result of operating as a smaller reporting public company, and our management will be required to devote substantial time to new compliance initiatives.

As a smaller reporting public company, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

Pursuant to Section 404 of Sarbanes-Oxley (“Section 404”), we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

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If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the book value of your securities, because the price that you pay will be substantially greater than the net tangible book value per share of the common shares and warrants to acquire common shares that you acquire. The adjusted net tangible book value per share, calculated as of March 31, 2023 and after giving effect to the offering at the initial public offering price of $6.00, is $1.54, resulting in dilution of your shares of $4.46 per common share.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” for more information.

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We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our common stock may be delisted. If we fail to meet any of Nasdaq’s continued listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of March 31, 2023 and March 31, 2022, we had total liabilities of $9,329,901 and $8,404,033, respectively. As of December 31, 2022 and 2021, we had total liabilities of $8,404,033 and $4,815,489, respectively. Certain portions of this indebtedness are secured in part by a security interest in substantially all of our assets, and our security agreements includes broad remedies in favor of the lenders, including the right to foreclose on pledged assets in connection with an event of default.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets, or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;
●	a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and
●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth.

The terms of our security agreements and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreements and other debt documents contain restrictive covenants with respect to creating liens and future debt documents may impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

●	incur additional debt;
●	pay dividends and make other restricted payments; or
●	sell our collateral, other than inventory in the ordinary course of business.

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Our Articles of Incorporation provide that the Nevada Eighth Judicial District Court of Clark County, Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provide that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County, Nevada shall be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised Statutes (“NRS”) Chapters 78 or 92A, our Articles of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

Notwithstanding these provisions of our Articles of Incorporation, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and notwithstanding the provisions of our Articles of Incorporation, compliance with the federal securities laws and the rules and regulations thereunder may not be waived by our investors. Accordingly, the exclusive forum provision of our Articles of Incorporation would not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act the rules and regulations thereunder or any other claim for which the federal courts have exclusive or concurrent jurisdiction, which may cause us to incur additional costs associated with resolving such actions in other jurisdictions.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for certain disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County, Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the warrants, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders pursuant to this prospectus. We may receive up to approximately $2,487,692 in aggregate gross proceeds in the event the warrants are exercised and full cash is paid. Any proceeds that we receive from the exercise of the warrants will primarily be used for working capital and general corporate purposes, including operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds from this offering to acquire businesses or products. However, we do not have agreements or commitments for any material acquisitions at this time. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of such proceeds, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares of common stock under this prospectus and we will not receive any of such proceeds. We may receive up to approximately $2,487,692 in aggregate gross proceeds in the event the warrants are exercised and full cash is paid. Any proceeds that we receive from the exercise of the warrants will primarily be used for working capital and general corporate purposes, including operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds from this offering to acquire businesses or products. However, we do not have agreements or commitments for any material acquisitions at this time. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. All of the warrants were immediately exercisable upon issuance. In addition, the warrants may be exercised on a cashless basis. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of any of the warrants, and we cannot plan on any specific uses of any proceeds that we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, current and anticipated capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

In addition, our ability to pay cash dividends is currently restricted by the terms of the agreements governing our term debt and revolving debt credit facilities.

Our ability to pay cash dividends on our common stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any additional indebtedness we may incur.

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SUMMARY HISTORICAL FINANCIAL INFORMATION

Set forth below are our summary historical data for the periods ending on and as of the dates indicated. Our historical results are not necessarily indicative of future results of operations. The summary of historical financial information and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes related thereto, included elsewhere in this prospectus.

Statements of Operations Data:

	For the Years Ended December 31, (audited)		For the Three Months Ended March 31, (unaudited)
	2022	2021	2023	2022

Net revenue	$752,178	$715,553	$97,340	$238,145
Cost of goods sold	922,728	786,469	71,159	278,500
Gross profit (loss)	(170,550)	(70,916)	26,181	(40,355)

Operating expenses:
General and administrative	929,726	391,866	180,900	182,036
Salaries and wages	628,637	243,450	251,810	98,877
Professional fees	583,920	205,498	144,141	163,303
Depreciation expense	93,253	323	55,823	81
Total operating expenses	2,235,536	841,137	632,674	444,297

Operating loss	(2,406,086)	(912,053)	(606,493)	(484,652)

Other income (expense):
Interest income	13,627	15,017	2,845	2,973
Interest expense	(2,250,893)	(697,729)	(173,445)	(1,618,288)
Gain on early extinguishment of debts	—	548,643	—	—
Change in fair value of derivative liabilities	—	385,924	—	—
Total other income (expense)	(2,237,266)	251,855	$(777,093)	$(1,615,315)

Net loss	$(4,643,352)	$(660,198)	$(777,093)	$(2,099,967)

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Balance Sheet Data:

	December 31, 2022	December 31, 2021	March 31, 2023
	Actual	Actual	Actual (Unaudited)
Cash	$312,697	$620,332	$200,209
Working capital	(6,747,896)	147,749	(7,418,720)
Total assets	3,264,305	3,193,657	3,463,526
Total liabilities	8,404,033	4,815,489	9,329,901
Total stockholders’ equity (deficit)	$(5,139,728)	$(1,621,832)	$(5,866,375)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our historical performance, financial condition and future prospects in conjunction with the financial statements and related notes included elsewhere in this prospectus. The information provided below supplements, but does not form part of, our historical financial statements. This discussion includes forward-looking statements that are based on the views and beliefs of our management, as well as assumptions and estimates made by our management. Actual results could differ materially from such forward-looking statements as a result of various risk factors, including those that may not be in the control of management. For further information on items that could impact our future operating performance or financial condition, see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements, except as required by law.

Overview

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017. On November 2, 2017, AvoChips Inc. converted into Avochips, LLC, an Oregon limited liability company and on November 19, 2021, Avochips, LLC redomiciled in Nevada, subsequent to a conversion from a limited liability company to a C-corporation, named BranchOut Food Inc., a Nevada corporation.

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. One of the Company’s contract manufacturers is in the Republic of Chile. The Company entered into a second contract manufacturing partnership in 2022 with a company based in the Republic of Peru. This facility in Peru houses BranchOut’s continuous throughput dehydration machine, substantially increasing production capacity. Our new large-scale continuous through-put dehydration machine was commissioned in September 2022 and we completed the first production run in the first quarter of 2023. Both facilities produce dehydrated fruit and vegetable products for BranchOut using a new proprietary dehydration technology. The Company’s customers are primarily located throughout the United States.

Business Summary

BranchOut is an emerging natural food brand with a licensed technology platform that enables the manufacturing and marketing of plant-based dehydrated foods. BranchOut has licensed rights from an independent third party to a new dehydration technology designed for drying and processing highly sensitive fruits and vegetables such as avocados, bananas and others. Using the licensed technology platform, we believe BranchOut’s line of branded food products speak to current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruit, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. Other dried fruit- and vegetable-based products are on the market but are of low quality. We believe that BranchOut’s licensed technology platform and process is the only way to produce quality avocado- and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables as the base when compared to conventional drying and dehydration technologies. With more than 17 patents registered or pending in 14 countries, BranchOut has been granted the exclusive rights to use the licensed technology platform as applied to avocados and nonexclusive rights to use the licensed technology platform for other products.

Our Products

Over time, BranchOut plans to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria to diversify our revenue base and increase BranchOut’s TAM opportunity. BranchOut’s current products are primarily:

●	BranchOut Snacks: dehydrated fruit- and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussel Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

BranchOut is currently developing additional products, including chocolate covered fruit items and many private label products for large retailers.

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Factors Affecting Our Results of Operations

We believe our performance and continued success depend on several factors that present significant opportunities. These factors include:

Investments in Product Development and Innovation

We expect to continue to focus on long-term revenue growth through investments in our business. In research and development and new product development, our team is continually working on new products and iterations of our existing products. Further, we anticipate we will continue to invest significantly in our current product line in order to improve customer satisfaction, quality, and unit economics. We are committed to continuously expanding our portfolio and bringing next-generation products to market.

Continued Commercial Expansion in the United States and International Markets

In sales and marketing, we are also dedicating meaningful resources to expand our commercial team in the United States and in international markets. Our top commercial priorities in the United States include sales and marketing expansion to gain additional retail distribution and online sales.

Ability to Grow Our Customer Base in both Online and Traditional Wholesale Distribution Channels

We are currently growing our customer base through both paid and organic online channels, as well as by expanding our presence in a variety of physical retail distribution channels. Online customer acquisitions typically occur at our direct website Branchoutfood.com and Amazon.com. Our online customer acquisition program includes paid and unpaid social media, search, display and traditional media. Our products are also sold through a growing number of physical retail channels. Wholesale customers include grocery chains, club stores, among others. Customer acquisition in physical retail channels depends on, among other things, paid promotions through retailers, display and traditional media.

Ability to Acquire and Retain Customers at a Reasonable Cost

We believe an ability to consistently acquire and retain customers at a reasonable cost relative to projected life-time value will be a key factor affecting future performance. To accomplish this goal, we intend to balance advertising spend between online and offline channels, as well as balancing more targeted and measurable “direct response” marketing spend with advertising focused on increasing our long-term brand recognition, where success attribution is less directly measurable on a near-term basis.

Ability to Drive Repeat Usage of Our Products

We accrue substantial economic value from repeat users of our products who consistently re-order our products. The pace of our growth rate will be affected by the repeat usage dynamics of existing and newly acquired customers.

Ability to Expand Our Product Line

Our goal is to substantially expand our product line over time to increase our growth opportunity and reduce product-specific risks through diversification into multiple products each designed around daily use. Our pace of growth will be partially affected by the cadence and magnitude of new product launches over time.

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Ability to Expand Gross Margins

Our overall profitability will be impacted by our ability to expand gross margins through effective sourcing of raw materials, controlling labor and shipping costs, as well as spreading other production-related costs over greater manufacturing volumes.

Ability to Expand Operating Margins

Our ability to expand operating margins will be impacted by our ability to cover fixed general and administrative costs and variable sales and marketing costs with higher revenues and gross profit dollars.

Ability to Manage Our Global Supply Chain and Expand Production In-line with Demand

Our ability to grow and meet future demand will be affected by our ability to properly plan for and source inventory from a variety of suppliers.

Ability to Optimize Key Components of Working Capital

Our ability to reduce cash burn in the near-term and eventually generate positive cash flow will be partially impacted by our ability to effectively manage all the key working capital components that could influence our cash conversion cycle.

Seasonality

Because we are so early in our lifecycle of growth, it is difficult to discern the exact magnitude of seasonality affecting our business. Any evidence of seasonality is not discernable from our growth.

Components of Our Results of Operations

Net Revenue

We currently derive our revenue from the sale of our finished snack and powder products. We also record as revenue any amounts billed to customers for shipping costs and record as cost of goods sold the actual shipping costs. We have elected to exclude from the measurement of the transaction price all taxes, such as sales, use, value-added, assessed by government authorities and collected from a customer. Therefore, revenue is recognized net of such taxes. Revenues are offset by customer deductions that are non-promotional or undecipherable. This includes slotting fees which are funds paid for shelve placement within the schematic at retail facilities. We expect our net revenue to increase in the foreseeable future as we increase deduction management efforts, expand our sales territories, add new customers and increase the utilization of our products by our existing customers, though net revenue may fluctuate from quarter to quarter due to a variety of factors, including availability of reimbursement, the size and success of our sales force, the number of customers who are aware of and purchase our products.

Cost of Goods Sold

Cost of goods sold consists primarily of finished products purchased from third-party suppliers, shipping costs, excess and obsolete inventory adjustments and royalties. Our products are manufactured to our specifications primarily by third-party suppliers in the Chile, Peru, the PRC and the United States. Cost of goods sold is recognized at the time revenue is recognized in accordance with customer agreements. Prior to selling the products, the cost of our products is recorded as inventories, net in our balance sheets. Cost of goods sold is expected to increase due primarily to increased sales volume.

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Gross Profit

We calculate gross profit as net revenue less cost of goods sold, and gross margin as gross profit divided by net revenue. We expect our gross profit to increase in the foreseeable future as our net revenue grows, though our gross profit and gross margin have been and will continue to be affected by a variety of factors, primarily average selling prices, third-party manufacturing costs, change in mix of customers, excess and obsolete inventory adjustments, royalties and seasonality of our business. We expect our gross margin to fluctuate from period to period, however, based upon the factors described above and seasonality.

General and Administrative

General and administrative expenses consist primarily of commissions paid to U.S. sales representatives, salaries, bonuses, and benefits related to selling, marketing, and general and administrative functions, and stock-based compensation. In addition, selling, general, and administrative expenses consist of the costs associated with marketing initiatives, trade show and related travel, other travel expenses, insurance costs, facility expenses and other general corporate expenses.

We expect general and administrative expenses to continue to increase in the foreseeable future as we continue to grow our business, though it may fluctuate from quarter to quarter. We also expect our administrative expenses, including stock-based compensation expense, to increase as we increase our headcount and expand our facilities and business processes to support our operations as a public company. Our selling, general and administrative expenses may fluctuate from period to period due to the seasonality of our business and as we continue to add direct sales territory managers in new territories.

Salary and Wages

Salary and wages consist of salaries and wages for full-time, as well as contract, employees of the Company.

Professional Fees

Professional fees consist of expenses incurred for accounting, legal, finance, consulting, audit, and transfer agent services. It also consists of stock-based compensation paid for advisory, fundraising, and financial services. We anticipate increased expenses related to audit, legal, regulatory, and tax-related services associated with being a public company, compliance with exchange listing and SEC requirements, director and officer insurance premiums and investor relations costs. We also expect to see an increase in our stock-based compensation expense with the establishment of a new equity plan associated with this offering and related grant either in the form of restricted stock units or options.

Total Other Expense

Other expense consists primarily of interest expense from amortization of debt discounts, and other income from interest earned on notes receivable. It also includes any gains and loss attributable to the changes in fair market value from the derivative liabilities associated with the issuance of convertible notes.

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Results of Operations for the Three Months Ended March 31, 2023 and 2022

	For the Three Months Ended March 31, (unaudited)
	2023	2022

Net revenue	$97,340	$238,145
Cost of goods sold	71,159	278,500
Gross profit (loss)	26,181	(40,355)

Operating expenses:
General and administrative	180,900	182,036
Salaries and wages	251,810	98,877
Professional fees	144,141	163,303
Depreciation expense	55,823	81
Total operating expenses	632,674	444,297

Operating loss	(606,493)	(484,652)

Other income (expense):
Interest income	2,845	2,973
Interest expense	(173,445)	(1,618,288)
Total other income (expense)	$(777,093)	$(1,615,315)

Net loss	$(777,093)	$(2,099,967)

Net Revenue

Our net revenue for the three months ended March 31, 2023 was $97,340, compared to $238,145 for the three months ended March 31, 2022, a decrease of $140,805, or 59%. The decrease in revenue was primarily due to our having had several large purchase orders from Costco in the three months ended March 31, 2022 which were not replicated in the three months ended March 31, 2023.

Cost of Goods Sold and Gross Profit (Loss)

Our cost of goods sold for the three months ended March 31, 2023 was $71,159, compared to $278,500 for the three months ended March 31, 2022, a decrease of $207,341 or 74.5%. Cost of goods sold decreased primarily in line with the decrease in our sales for the period and a reduction in our shipping costs, which, in turn, was primarily a result of our transition to bulk shipping arrangements. As a result of the foregoing, we had gross profit of $26,181 for the three months ended March 31, 2023 as compared to a gross loss of $40,355 for the three months ended March 31, 2022.

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General and Administrative Expense

Our general and administrative expense for the three months ended March 31, 2023 was $180,900, compared to $182,036 for the three months ended March 31, 2022, a decrease of $1,136 or 1%. The largest components of our general and administrative expenses are advertising and marketing, travel, and storage, shipping and handling expense.

	Three-Month Period Ended March 31,
	2023	2022	Difference	% change

Advertising/marketing	$36,669	$51,251	$(14,582)	(28)%
Travel	$24,940	$10,864	$14,076	130%
Storage, shipping and handling	$22,890	$17,204	$5,686	33%

Advertising and marketing expenses decreased for the three months ended March 31, 2023 as compared to the corresponding period in 2022 primarily due to decreased advertising and marketing expense costs associated with the customers to which we sold products in the three months ended March 31, 2023 as compared to those to which we sold products in the corresponding period in 2022. Our travel expenses increased in connection with commencing new operations in Peru. Our storage, shipping and handling expenses increased primarily due to us engaging a storage company in February 2022 and not having incurred related fees for January 2022.

Salaries and Wages

Salaries and wages for the three months ended March 31, 2023 was $251,810, compared to $98,877 for the three months ended March 31, 2022, an increase of $152,933, or 155%. This increase was primarily attributable to increased headcount in line with our expanded operations.

Professional Fees

Professional fees for the three months ended March 31, 2023 was $144,141, compared to $163,303 for the three months ended March 31, 2022, a decrease of $19,162, or 12%. This decrease was primarily attributable to a decrease in outsourced accounting services which, in turn, was primarily due to our hiring a chief financial officer.

Depreciation Expense

Depreciation expense for the three months ended March 31, 2023 was $55,823, compared to $81 for the three months ended March 31, 2022, an increase of $55,742. The increase was primarily due to depreciation associated with our EnWave 60kW Vacuum Microwave Dehydration and Chiller Machines which was installed at our contract manufacturer in Peru in the third quarter of 2022.

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Results of Operations for the Years Ended December 31, 2022 and 2021

The following table summarizes our results of operations for the periods presented below:

	For the Years Ended
	December 31,
	2022	2021

Net revenue	$752,178	$715,553
Cost of goods sold	922,728	786,469
Gross profit (loss)	(170,550)	(70,916)

Operating expenses:
General and administrative	929,726	391,866
Salaries and wages	628,637	243,450
Professional fees	583,920	205,498
Depreciation expense	93,253	323
Total operating expenses	2,235,536	841,137

Operating loss	(2,406,086)	(912,053)

Other income (expense):
Interest income	13,627	15,017
Interest expense	(2,250,893)	(697,729)
Gain on early extinguishment of debts	-	548,643
Change in fair value of derivative liabilities	-	385,924
Total other income (expense)	(2,237,266)	251,855

Net loss	$(4,643,352)	$(660,198)

Net Revenue

Our net revenue for the year ended December 31, 2022 was $752,178, compared to $715,553 for the year ended December 31, 2021, an increase of $36,625, or 5%. The increase in revenue was due to increased brand recognition and new retail partners.

Cost of Goods Sold and Gross Profit (Loss)

Our cost of goods sold for the year ended December 31, 2022 was $922,728, compared to $786,469 for the year ended December 31, 2021, an increase of $136,259, or 17%. Cost of goods sold increased as revenues increased, while we expanded our customer base to new retail partners. Our gross loss increased by $99,634, or 141%, for the year ended December 31, 2022, as compared with the year ended December 31, 2021, which resulted in negative margins of 23% and 9% for the years ended December 31, 2022 and 2021, respectively. Our gross margins are significantly affected by slotting fees and discounts associated with commencing operations and introducing our products into new big box retail outlets, which significantly reduced our net revenues. In addition, our manufacturing partner in Chile uses small batch machines making manufacturing inefficient. Our new partner in Peru uses our large-scale continuous throughput machine, which should significantly improve efficiency and reduce our cost of goods sold in 2023 and beyond. Cost of goods sold for 2022 was greater than our net revenues primarily due to increased slotting fees and increased freight cost due to port congestion.

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General and Administrative Expense

Our general and administrative expense for the year ended December 31, 2022 was $929,726, compared to $391,866 for the year ended December 31, 2021, an increase of $537,860, or 137%. The largest components of our general and administrative expenses are advertising and marketing, travel, and storage, shipping and handling expense.

	Years Ended December 31,
	2022	2021	Difference	% change

Advertising/marketing	$322,830	$218,773	$104,057	48%
Travel	$98,232	$13,195	$85,038	645%
Storage, shipping and handling	$73,531	$145,919	$(72,388)	(50)%

Advertising and marketing expenses increased significantly in the year ended December 31, 2022 as the in-store marketing fees typically associated with a new retail partner increased. We have increased our advertising and marketing budget as resources permitted and intend to further increase the budget upon completion of our initial public offering. Travel costs increased primarily due to increased travel associated with establishing our new contract manufacturer in Peru and expansion of our retail partners that required greater travel during the year ended December 31, 2022, compared to the year ended December 31, 2021. Our storage, shipping and handling expenses decreased due to improved management and efficiencies over these costs, including, but not limited to, shifting finished packaging from South America to Texas (which allows us to ship from our contract manufacturers in South America to the U.S. in bulk, reducing costs).

Salaries and Wages

Salaries and wages for the year ended December 31, 2022 was $628,637, compared to $243,450 for the year ended December 31, 2021, an increase of $385,187, or 158%. Salaries and wages increased in the year ended December 31, 2022, due to work force growth as we expanded our operations and general increases in wages.

Professional Fees

Professional fees for the year ended December 31, 2022 was $583,920, compared to $205,498 for the year ended December 31, 2021, an increase of $378,422, or 184%. Professional fees increased during the year ended December 31, 2022, due to increased costs in connection with preparations for this offering and IPO related activities.

Depreciation Expense

Depreciation expense for the year ended December 31, 2022 was $93,253, compared to $323 for the year ended December 31, 2021, an increase of $92,930, or 28,771%. The increase was primarily due to depreciation associated with our EnWave 60kW Vacuum Microwave Dehydration and Chiller Machines which was installed at our contract manufacturer in Peru in 2022.

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Other Income (Expense)

Total other income (expense) consisted of interest income, interest expense, gains (losses) on early extinguishments of debts and changes in the fair value of derivative liabilities for the years ended December 31, 2022 and 2021.

Interest income for the year ended December 31, 2022 was $13,627, compared to $15,017 for the year ended December 31, 2021, a decrease of $1,390 or 9%. The decrease was due to maintaining lower cash reserves in 2022 compared to 2021.

Interest expense for the year ended December 31, 2022 was $2,250,893, compared to $697,729 for the year ended December 31, 2021, an increase of $1,553,164, or 223%. The increase was primarily due to increased debt financing as we purchased equipment and began preparations for this offering, in addition to non-cash charges due to the amortization of debt discounts, including the value of warrants issued as debt discounts on notes payable. Interest expense included amortization of debt discounts of $1,286,021 and $332,747 for the years ended December 31, 2022 and 2021, respectively.

We recognized a loss on early extinguishments of debts due to amendments to our debt financings of $-0- for the year ended December 31, 2022, compared to a gain of $548,643 for the year ended December 31, 2021, a net decrease of $548,643, or 100%.

We recognized gains on the change in fair value of derivative liabilities and on early extinguishment of debts of $385,924 and $548,643, respectively, for the year ended December 31, 2021. There were no gains or losses related to the derivative valuations on the convertible notes in 2022, as the convertible notes were modified at the beginning of the year to be convertible at fixed conversion rates between $1.65 and $0.82 per share, which removed the derivative liability.

Net Loss

Net loss for the year ended December 31, 2022 was $4,643,352, compared to $660,198 for the year ended December 31, 2021, an increase of $3,983,154, or 603%. Our net loss increased in the year ended December 31, 2022, primarily due to increased cost of goods sold, operating costs, and costs incurred in connection with preparations for this offering and increased interest expense on debt financing as we expanded operations and readied the Company for this offering.

Liquidity and Capital Resources

We have incurred net losses since our inception and we anticipate net losses and negative operating cash flows for the near future and we may not be profitable or realize growth in the value of our assets. To date, our primary sources of capital have been cash generated from the sales of our product and common stock, and debt financing agreements. As of March 31, 2023, we had cash of $200,209, total liabilities of $9,329,901, and an accumulated deficit of $9,661,924. As of March 31, 2022, we had cash of $200,209, total liabilities of $9,329,901, and an accumulated deficit of $9,661,924. As of December 31, 2022, we had cash of $312,697, total liabilities of $8,404,033, and an accumulated deficit of $8,884,831. As of December 31, 2021, we had cash of $620,332, total liabilities of $4,815,489, and an accumulated deficit of $4,241,479.

We believe that our existing cash, funds from this offering, and expected revenues will be sufficient to meet our capital requirements and fund our operations for the next 12 months. However, we may decide to raise additional financing, in addition to the net proceeds from this offering, to support further growth of our operations.

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Debt Obligations

Convertible Notes Payable

On various origination dates between January 5, 2023 and March 27, 2023, the Company sold a total of eleven (11) individual convertible promissory notes (“First Quarter of 2023 Convertible Notes”) on substantially the same terms. The First Quarter of 2023 Convertible Notes, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in the First Quarter of 2023 Convertible Notes), c) the closing of a change of control, or d) the Company’s registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each First Quarter of 2023 Convertible Note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each First Quarter of 2023 Convertible Note is mandatorily convertible upon the Company’s registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes payable described below. The First Quarter of 2023 Convertible Notes carry a default interest rate of 18% per annum. The Company received aggregate proceeds of $467,500 on the sale of the First Quarter of 2023 Convertible Notes, including $25,000 from Tom and Carol Healy, the parents of Eric Healy, the Company’s Chief Executive Officer.

On June 6, 2022, the Company completed the sale of a (i) convertible promissory note in the principal amount of $200,000 (“Fluffco Convertible Note”) to Fluffco, LLC (“Fluffco”), and (ii) a five-year warrant to purchase 8,485 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $186,000, pursuant to a Securities Purchase Agreement between the Company and Fluffco (the “Purchase Agreement”). The unsecured convertible note bears interest at 8% per annum and carries a default rate of 18%, which is mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The Fluffco Convertible Note was originally set to mature on November 30, 2022, but was later amended to extend the maturity date to June 30, 2023 and to lower the public offering proceeds threshold to $5,000,000. All interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO.

On May 26, 2022, the Company completed the sale of a (i) convertible promissory note in the principal amount of $1,250,000 (“Foss Convertible Note”) to Don Foss (“Foss”), and (ii) a five-year warrant to purchase 45,833 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $1,162,500, pursuant to a Securities Purchase Agreement between the Company and Foss (the “Purchase Agreement”). The unsecured convertible note bears interest at 8% per annum and carries a default rate of 18%, which is mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The Foss Convertible Note was originally set to mature on November 30, 2022, but was later amended to extend the maturity date to June 30, 2023 and to lower the public offering proceeds threshold to $5,000,000. All interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO.

On various origination dates between February 15, 2022 and February 25, 2022, the Company sold two (2) individual convertible promissory notes (“First Convertible Eagle Vision Notes”) with a face value of $350,000 each, under substantially the same terms. The unsecured convertible notes bear interest at 5% per annum and carry a default rate of 18%, which are mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The First Convertible Eagle Vision Notes were originally set to mature on November 30, 2022 but were later amended to extend the maturity to June 30, 2023 and to lower the public offering proceeds threshold to $5,000,000. All interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO.

On various origination dates between March 1, 2018 and December 31, 2021, the Company sold a total of fifty-two (52) individual convertible promissory notes (“Convertible Notes”) with substantially the same terms, for total proceeds of $2,143,591. The unsecured Convertible Notes bearing interest at 5% per annum, which originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $5,000,000, as amended, is effective at fixed conversion prices of either $0.82 or $1.65 per common share (six (6) of the Convertible Notes, totaling $355,000 in aggregate principal amount, were amended to convert at $0.82 per common share, and forty-six (46) of the Convertible Notes, totaling $1,788,591 in aggregate principal amount, were amended to convert at $1.65 per common share), and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. On February 14, 2022, one of the Convertible Notes was repaid, consisting of $20,000 of principal and $3,586 of interest. The Convertible Notes were originally set to mature after eighteen months but were later amended to extend the maturity to June 30, 2023 and to lower the public offering proceeds threshold to $5,000,000.

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On May 28, 2020, the Company sold a convertible promissory note (“Controller Note”) to the Company’s Controller, Chris Coulter, in the face amount of $50,000 and on December 31, 2021, the Company sold a convertible promissory note (“CFO Note”) to the Company’s Chief Financial Officer, Douglas Durst, in the face amount of $90,000, each on the same terms and conditions as the Convertible Notes. On December 17, 2021, the maturity dates of all then existing Convertible Notes and the Controller Note were extended to June 30, 2023 so that the maturity dates for all Convertible Notes, the Controller Note and the CFO Note is June 30, 2023.

Notes Payable

On March 15, 2023, the Company completed the sale of a promissory note in the principal amount of $200,000 (“Hinman Note”) to The John & Kristen Hinman Trust Dated February 23, 2016 (“Hinman”), pursuant to a Loan Agreement between the Company and Hinman (the “Hinman Loan Agreement”). The Hinman Note bears interest at 18% per annum, based on a 360-day year, and carries a monthly default rate of 1.5% of all outstanding principal, interest, fees and penalties. The Hinman Note matures on September 14, 2023, and is secured by the Company’s accounts receivable from Walmart.

On May 7, 2021, we accepted subscriptions for $1,000,000 and issued senior secured promissory notes and stock purchase warrants to six accredited investors. Each promissory note, (each, a “Subordinated Note”) accrues interest at an annual rate of 15%, of which 10% is to be paid monthly, and the remaining 5% to remain unpaid, compounded annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Subordinated Note was due and payable on the earlier of: (i) November 30, 2022 (the Subordinated Notes were later amended to extend this date to June 30, 2023), (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we were required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,000,000 in connection with the offering, and net proceeds of $890,000, after payment of $110,000 in diligence fees to Eagle Vision Ventures, Inc. (“Eagle Vision”), which is being amortized as a debt discount over the life of the notes. The Subordinated Notes are a general secured obligation of the Company, subordinated to the Senior Secured Notes mentioned below.

In addition to the Subordinated Notes, each investor received a warrant to purchase shares of our common stock at $2.84 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 385,607 shares, including 38,456 warrants issued as offering costs on the loan, which are also being amortized as a debt discount over the life of the notes. We are required to register the shares issuable upon exercise of the warrants with the SEC in this filing. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period.

On May 7, 2021, we entered into a secured loan agreement (“Loan Agreement”) with EnWave Corporation, a Canadian corporation, for $375,000 pursuant to an equipment purchase agreement, whereby the Company purchased from EnWave a 60kW REV vacuum microwave dehydration machine (“EnWave Equipment”). The Loan Agreement bears interest at 12% per annum, calls for monthly payments of principal and interest in the amount of $14,531, and a lump-sum principal payment in the amount of $190,000 within twelve (12) months following the date the EnWave Equipment was shipped to the Company, and matures on November 6, 2023. The Loan Agreement is collateralized with a security interest in the EnWave Equipment, all of the Company’s receivables and inventory, as well as a cash pledge in the amount of $125,000 that was replaced with funds in trust of $235,750 to cover EnWave’s responsibility for additional value added Taxes (VAT).

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On May 7, 2021, we entered into a license agreement (“License Agreement”) with EnWave, pursuant to which we license to use the EnWave technology, a collection of patents and intellectual property used to manufacture and operate vacuum microwave dehydration machines (the “EnWave Equipment”), to the Company. The License Agreement entitles EnWave to a fixed royalty percentage on all revenue from the sale of products produced using EnWave Equipment, net of trade or volume discounts, refunds paid, settled claims for damaged goods, applicable excise, sales and withholding taxes imposed at the time of the sale, and provides us with certain exclusivity rights. In order to maintain the exclusivity of the avocado products, we agreed to annual royalty minimums as follows:

Year	Exclusivity Retention Royalty
2021	$-
2022	-
2023	206,763
2024	225,000
2025 and each subsequent year of the term	300,000
2026	300,000
2027	300,000
Total*	$1,331,763

The unrecognized commitment thereafter is $300,000 in perpetuity, as long as the Company elects to maintain exclusivity.

In addition to the initial EnWave Equipment we purchased, the Company agreed to the purchase of additional equipment over time. The additional equipment purchase schedule requires the Company to purchase a “Second EnWave Machine” on or before, June 30, 2023, and pay a non-refundable down payment of 40% of the purchase price, or pay up to four non-refundable deposits for the Second EnWave Machine in the amount of fifty thousand dollars ($50,000) each on September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 (the “Interim Deposits”), and pay the remainder of a 40% down payment of the purchase price on or before June 30, 2024. We are required to execute an Equipment Purchase Agreement for a 120kW, or greater rated power, EnWave Equipment (the “Third EnWave Machine”) on or before December 31, 2025, and satisfy the payment obligations required with respect to the Third EnWave Machine by the License Agreement. We are also required to enter into an Equipment Purchase Agreement for a 120kW, or greater, rated power EnWave Equipment (the “Fourth EnWave Machine”) on, or before, December 31, 2026, and to satisfy the payment obligations required with respect to the Fourth EnWave Machine by the License Agreement. The License Agreement is effective as long as EnWave possesses its EnWave technology.

On December 8, 2020, we accepted subscriptions for $1,250,000 and issued senior secured promissory notes and stock purchase warrants to three accredited investors. Each promissory note (each, a “Senior Secured Note”) accrues interest at an annual rate of 15%, of which 10% is to be paid monthly, and the remaining 5% to remain unpaid, compounded annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Senior Secured Note is due and payable on the earlier of: (i) November 30, 2022 (the Senior Secured Notes were later amended to extend this date to June 30, 2023), (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,250,000 in connection with the offering, and net proceeds of $1,115,000, after payment of $135,000 in diligence fees to Eagle Vision, which is being amortized as a debt discount over the life of the notes. The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants, and conditions of all existing debt of the Company, except for our loans from the SBA. We executed a Security Agreement concurrently with the issuance of the Senior Secured Notes and filed UCC financing statements with the Oregon Secretary of State.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.60 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 189,167 shares, including 47,811 warrants issued as offering costs on the loan, which are also being amortized as a debt discount over the life of the Senior Secured Notes. We are required to register the shares issuable upon exercise of the warrants with the SEC in this filing. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period.

On May 17, 2020, the Company entered into a loan authorization and loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $34,500 Promissory Note issued to the SBA (the “EIDL Note” and, together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated May 17, 2020, between the SBA and the Company (the “EIDL Security Agreement”) pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company was required to pay principal and interest payments of $169 every month beginning May 17, 2021; however, the SBA extended the repayment date to November 17, 2022, at which time the deferred interest payments will be repaid until settled, followed by principal and interest payments. All remaining principal and accrued interest is due and payable on May 17, 2050. The EIDL Note may be repaid at any time without penalty. As of December 31, 2022, we had $37,544 outstanding in principal and interest under the EIDL Loan.

On January 13, 2020, the Company issued a promissory note to Cedar Holdings LLC (“Cedar Holdings”) in the amount of $81,147, in exchange for settlement of an outstanding $66,059 equipment lease. Cedar Holdings paid off the Company’s existing equipment lease and assumed the Company’s liability, which consisted of a principal balance due of $50,214, resulting in a loss on early extinguishment of debts of $30,933 for the year ended December 31, 2020. The unsecured promissory note carried interest at 8% per annum, called for monthly installment payments of $1,645 commencing February 5, 2020, and was to mature on February 5, 2025. On March 5, 2021, HHC Holdings, LLC (“HHC”), settled $66,059 of the loan by assuming a debt obligation of the Company owed to Cedar Holdings of $66,059. HHC is a limited liability company in which the Company’s Chief Executive Officer, Eric Healy, and the Company’s Controller, Chris Coulter, collectively own 54% of the membership interests,

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Common Stock Sales

On January 10, 2022, the Company sold a total of 3,031 shares of common stock to our Controller, Chris Coulter, at $1.65 per share for total proceeds of $5,000.

On January 7, 2022, the Company sold a total of 3,030 shares of common stock to an accredited investor at $1.65 per share for total proceeds of $5,000.

Funding Requirements

We use our cash to fund our operations, which primarily include the costs of purchasing our raw materials and tolling services, as well as our operating expenses, including research and development and selling, general and administrative expenses. We expect our operating expenses to increase for the foreseeable future as we continue to invest in expanding our research and development initiatives and as we continue to expand our sales and marketing infrastructure and programs to both drive and support anticipated sales growth. In addition, we expect our general and administrative expenses to increase for the foreseeable future as we hire personnel and expand our infrastructure to both drive and support the anticipated growth in our organization. We also expect to incur additional expenses as a result of operating as a public company and also expect to increase the size of our administrative function to support the growth of our business. The timing and amount of our operating expenditures will depend on many factors, including:

●	the research and development activities we intend to undertake in order to improve our existing products and development new products and solutions;
●	the costs of our ongoing commercialization activities in the United States and elsewhere, including expanding territories, increasing sales and marketing personnel, actual and anticipated product sales, marketing, manufacturing and distribution;
●	whether or not we pursue acquisitions or investments in businesses, products or technologies that are complementary to our current business;
●	the degree and rate of market acceptance of our products;
●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
●	our need to implement additional infrastructure and internal systems;
●	the emergence of competing products or other adverse market developments;
●	any product liability or other lawsuits;
●	the expenses needed to attract and retain skilled personnel;
●	changes or fluctuations in our inventory;
●	our implementation of various computerized information systems;
●	the costs associated with being a public company; and
●	the impact of COVID-19 on our operations and business.

We have based this estimate on assumptions that may prove to be incorrect, and we could utilize our available capital resources sooner than we expect. We may seek to raise any necessary additional capital through public or private equity offerings or debt financings, credit or loan facilities or a combination of one or more of these or other funding sources. Additional funds may not be available to us on acceptable terms or at all. If we fail to obtain necessary capital when needed on acceptable terms, or at all, we could be forced to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations. If we raise additional funds by issuing equity securities, our stockholders will suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. If we raise additional capital through collaborations agreements, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product or grant licenses that may not be favorable to us. Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of our equity securities received any distribution of our corporate assets.

Cash Flow

Comparison of the Three Months Ended March 31, 2023 and the Three Months Ended March 31, 2022

The following table sets forth the primary sources and uses of cash for the periods presented below:

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(656,593)	$(873,684)

Net cash used in investing activities	$-	$(27,307)

Net cash provided by financing activities	$544,105	$525,257

Net change in cash	$435,959	$480,348

Net Cash Used in Operating Activities

Net cash used in operating activities was $656,593 for the three months ended March 31, 2023, compared to $873,684 for the three months ended March 31, 2022, a decrease of $217,091 or 25%. The decrease was primarily due to our decreased net loss.

Net Cash Used in Investing Activities

Net cash used in investing activities was nil for the three months ended March 31, 2023, compared to $27,307 for the three months ended March 31, 2022. This decrease was primarily attributable to equipment purchases in the prior period not replicated in the three months ended March 31, 2023.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $544,105 for the three months ended March 31, 2023, compared to $525,257 for the three months ended March 31, 2022, an increase of $18,848 or 4% as we slightly increased debt financing activities, on a net basis, to support our operations.

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Comparison of the Year Ended December 31, 2022 to the Year Ended December 31, 2021

The following table sets forth the primary sources and uses of cash for the periods presented below:

	Years Ended
	December 31,	December 31,
	2022	2021
Net cash used in operating activities	$(2,467,681)	$(1,082,897)

Net cash used in investing activities	$(22,436)	$(1,066,953)

Net cash provided by financing activities	$2,182,482	$1,890,206

Net change in cash	$(307,635)	$(259,644)

Net Cash Used in Operating Activities

Net cash used in operating activities was $2,467,681 for the year ended December 31, 2022, compared to $1,082,897 for the year ended December 31, 2021, an increase of $1,384,784, or 128%. The increased funds used in operating activities was primarily due to our net loss, as we increased operations in the year ended December 31, 2022 and began supplying our products to big box retail customers.

Net Cash Used in Investing Activities

Net cash used in investing activities was $22,436 for the year ended December 31, 2022, compared to $1,066,953 for the year ended December 31, 2021, a decrease of $1,044,517, or 98%. The decrease in funds used in investing activities was due primarily to the decrease in purchase of fixed assets in 2022, a $500,000 loan advanced to our manufacturer in 2021 that was not incurred in 2022 and a decrease in repayments received on notes receivable in the year ended December 31, 2022.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $2,182,482 for the year ended December 31, 2022, compared to $1,890,206 for the year ended December 31, 2021, an increase of $292,276, or 15%. The increase in funds provided by financing activities was primarily due to increased net proceeds of $1,409,000 received from convertible debt financing, as partially offset by net payments on our revolving lines of credit of $221,123, increased net payments on our notes payable of $682,052, increased payments of deferred offering costs of $159,100 and a reduction of proceeds from the sale of common stock in the amount of $54,449 during the year ended December 31, 2022, compared to 2021.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements, such as structured finance, special purpose entities, or variable interest entities during the years ended December 31, 2022 and 2021.

Critical Accounting Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in Note 1 of our financial statements included in this prospectus, we believe the following discussion addresses our most critical accounting policies and estimates, which are those that are most important to our financial condition and results of operations and require our most difficult, subjective and complex judgments.

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Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification ASC Topic 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of its plant-based snack products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation, and the related costs are recorded as selling expenses in general and administrative expenses in the statement of operations. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

The Company’s sales are predominantly generated from the sale of finished products to retailers, and to a lesser extent, direct to consumers through third party website platforms. These sales contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are received by the retailer or customer, or when title of goods is exchanged. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates based principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers.

Inventory

The Company’s products consist of pre-packaged and bulk dried fruit and vegetable-based snacks, powders and ingredients purchased from contract manufacturers in Chile and/or Peru. The Company’s contract manufacturer in Peru uses equipment purchased by BranchOut in its manufacturing process. Raw materials consist of packaging materials. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. As of the date of this prospectus, no reserve for obsolete inventories has been recognized. Inventory, consisting of raw materials and finished goods, are stated at the lower of cost or net realizable value using the average cost valuation method, and consist of the following:

	March 31,		December 31,
	2023	2022	2022	2021
Raw materials	$29,757	$11,050	$10,824	$5,603
Finished goods	80,557	215,850	96,135	198,366
	$110,314	$226,900	$159,761	$203,969

Stock-Based Compensation

All stock-based awards to employees and non-employee contractors, including any grants of stock and stock options, are measured at fair value at the grant date and recognized over the relevant vesting period in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Stock based awards to non-employees are recognized as a selling, general and administrative expense over the period of performance. Such awards are measured at fair value at the date of grant. In addition, for awards that vest immediately, the awards are measured at fair value and recognized in full at the grant date.

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We estimate the fair value of each stock-based award containing service and/or performance conditions on the grant date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate and dividend yield. There is no active external or internal market for our common stocks. The assumptions used in our Black-Scholes option valuation model represent management’s best estimates at the time of measurement. These estimates are complex and involve several variables, uncertainties, and assumptions and the application of management’s judgment. If any assumptions change, our stock-based compensation expense could be materially different in the future. Thus, it was not possible to estimate the expected volatility of our stock price in estimating fair value of options granted. Accordingly, as a substitute for such volatility, we used the historical volatility of the common stock of other companies in the same industry over a period commensurate with the expected term of the options awarded. We use the simplified method of calculation for estimating expected term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We do not anticipate that dividends will be distributed in the near future. Forfeitures are recorded as they occur, and when they occur compensation expense previously recognized is reversed in the period of the forfeiture. Option awards are generally granted with an exercise price equal to the fair value of our common stock at the date of grant.

Because there was no public market for our common stock, the fair value of the common stock underlying the stock options has historically been determined at the time of grant of the stock option by considering a number of objective and subjective factors, including sales of common stocks, third-party valuations performed, important developments in our operations, actual operating results and financial performance, the conditions in the medical device industry and the economy in general, and the stock price performance, volatility of comparable public companies, and an assumption for a discount for lack of marketability, among other factors.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We regularly review our deferred tax assets for recoverability and establish a valuation allowance if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The determination as to whether a deferred tax asset will be realized is made on a jurisdictional basis and is based on both positive and negative evidence. This evidence includes historic taxable income, projected future taxable income, the expected timing of the reversal of existing temporary differences and the implementation of tax planning strategies.

We record uncertain tax positions in accordance with Accounting Standards Codification (ASC) Topic 740 on the basis of a two-step process in which (1) we determine whether it is more likely-than-not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

We evaluate the tax positions that have been taken or are expected to be taken on our income tax returns to determine if an accrual is necessary for uncertain tax positions. We will recognize interest and penalties as a component of income tax expense if incurred.

Recently Issued Accounting Pronouncements

See Note 3 to our audited financial statements included elsewhere in this prospectus for new accounting pronouncements not yet adopted as of the date of this prospectus.

Emerging Growth Company

As an emerging growth company under the JOBS Act, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result, our financial statements and interim financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of the first fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, with at least $700 million of equity securities held by non-affiliates as of the end of the last business day of the second quarter of that fiscal year, (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities, or (iv) the last day of our fiscal year after the fifth anniversary of the date of the completion of this offering.

EnWave Contract

Pursuant to the terms of the Licensing Agreement with EnWave, we cannot undertake any transaction that would result in a change of control of us without the prior written consent of EnWave.

Going Concern

Our audited financial statements for the year ended December 31, 2022 included a statement from our independent registered public accounting firm that there is a substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.

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DESCRIPTION OF BUSINESS

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “BranchOut,” “the Company,” “we,” “us,” and “our” in this prospectus refer to BranchOut Food, Inc.

Company Overview

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017. On November 2, 2017, AvoChips Inc. converted into Avochips, LLC, an Oregon limited liability company and on November 19, 2021, Avochips, LLC redomiciled in Nevada, subsequent to a conversion from a limited liability company to a C-corporation, named BranchOut Food Inc., a Nevada corporation.

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. One of the Company’s contract manufacturers is in the Republic of Chile. The Company entered into a second contract manufacturing partnership in 2022 with a company based in the Republic of Peru. This facility in Peru houses BranchOut’s continuous throughput dehydration machine, substantially increasing production capacity. Our new large-scale continuous throughput dehydration machine was commissioned in September of 2022 and we completed the first production run in the first quarter of 2023. Both facilities produce dehydrated fruit and vegetable products for BranchOut using a new proprietary dehydration technology. The Company’s customers are primarily located throughout the United States.

Business Summary

BranchOut is an emerging natural food brand with a licensed technology platform that enables the manufacturing and marketing of plant-based dehydrated foods. BranchOut licensed the rights to a new dehydration technology designed for drying and processing highly sensitive fruits and vegetables such as avocados, bananas and others. Using the licensed technology platform, we believe BranchOut creates a line of branded food products that speak to current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruit, such as avocados and bananas, have not been successfully offered as a dehydrated base for consumer products. Other dried fruit- and vegetable-based products are on the market, but are of low quality. We believe that BranchOut’s licensed technology platform and process is the only way to produce quality avocado and banana-based snacks and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables as the base when compared to conventional drying and dehydration technologies. With more than 17 patents registered or pending in 14 countries, BranchOut has been granted the exclusive rights to use the licensed technology platform as applied to avocados and nonexclusive rights to use the licensed technology platform for other products.

Our Products

Over time, BranchOut plans to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria to diversify our revenue base and increase BranchOut’s TAM opportunity both with BranchOut branded items as well as retailer brands, or “private label”. BranchOut’s current products are primarily:

●	BranchOut Snacks: dehydrated fruit- and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Brussels Sprouts Crisps, Bell Pepper Crisps and Pineapple Chips.

●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.

●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

BranchOut is currently developing additional products, including chocolate covered fruit items and many private label products for large retailers.

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BranchOut Snacks

Our Avocado Chips are real avocado slices, dehydrated using our licensed technology and process to create crispy, crunchy avocado slices while maintaining their vibrant green color, rich creamy avocado flavor, and superfood nutritional content. We offer these in three flavors, “Sea Salt with a Hint of Lime”, “Chili Lime” and “Sriracha” seasoned topically on the avocado slices.

In addition to the avocado snack line, BranchOut offers a “Chewy Banana Bite”. Each “Banana Bite” is an actual banana slice, providing a unique marshmallow-like, chewy texture. Previous market offerings in the banana snack space include fried plantain chips and dark brown air-dried banana snacks. We believe that our “Chewy Banana Bite” product is superior due to its fresh-looking, natural yellow color, single ingredient base and fresh banana flavor. We offer the banana bites in three flavors, “Original”, “Chocolate Dipped” and “Cinnamon Churro”. According to widely accepted market data, fresh bananas have historically shown to be the most consumed fruit in America and the highest selling item in grocery stores; however, we do not believe that any banana snack has been offered prior to our “Chewy Banana Bite” product that is of similar quality.

We believe that BranchOut has a unique opportunity to establish a market and provide substantial value to retailers and distributors.

BranchOut has developed a third snack product to this line through its “Pineapple Chip” product, which is made up of 100% dried pineapple slices. Utilizing the same technology as the Avocado Chips and Chewy Banana Bite products, the Pineapple Chips are made from real pineapple slices and offer a fresh pineapple flavor.

In 2023, BranchOut added two vegetable-based snacks, Brussels Sprout Crisps and Bell Pepper Crisps to the BranchOut branded product line.

BranchOut Powders

In addition to snack products, BranchOut has developed mixable powder products that can be utilized in many different functions. The current powder offerings include, Avocado Powder, Banana Powder and Blueberry Powder, and each are 100% plant-based. We believe that our Avocado Powder is the first and only quality avocado powder on the market. This product offers a true solution to consumers. Fresh avocados are one of the shortest shelf-life items consumers can buy and tend to be expensive. Rather than waiting for fresh avocados to ripen and worrying about spoilage, consumers can simply use our avocado powder. All of our powders have a 12-month shelf life and maintain the natural color, flavor, and nutritional content. Currently, consumers are mainly using our powders as additions to homemade smoothies because of their convenience, high flavor and nutritional values. Secondarily, consumers are using our powders for a wide variety of applications, including as ingredients in baked goods, recipes, cocktails, skin care applications and others.

BranchOut Industrial Ingredients

While BranchOut is primarily focused on our snack items, many industrial ingredients opportunities have presented themselves as we have begun marketing the brand. Specifically, the Avocado Powder and dried avocado pieces have caught the attention of many other food product manufacturers, pet food makers and ingredient distributors. Many companies are reaching out to us looking for a supply. These opportunities include offering bulk avocado powder to ingredient suppliers, inclusion in other food products, pet foods, skin care applications, and many others. To date, BranchOut has sold bulk Avocado Powder to several food product manufacturers. While we are limiting our supply to these customers now to preserve our limited production capacity for our branded items, we believe that other significant opportunities will be available as we grow our business.

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Products in Development

BranchOut is continuously innovating and developing new products. We are currently working on several new items at the request of a major national retailer for their private label brand. BranchOut may choose to launch several of our products in development under the BranchOut brand, as well, if consumer trials prove successful.

In 2019, BranchOut launched its Avocado Powder in Walmart Inc. and Sprouts Farmers Markets, Inc. stores and other retailers followed by the launch of its full snack line in March 2020. The snack line has seen rapid market adoption despite the launch timing coinciding with the onset of the COVID pandemic. We are currently selling the products in our snack line at a large number of retailers, including rotations in three Costco Wholesale Corporation regions, Sam’s Club Stores, Giant Eagle, Hy-Vee, Fresh Thyme, Stop & Shop and Lunds & Byerlys. In addition, the line won the Most Innovative New Business award at our first live trade show, the Sweets & Snacks Expo, held in June of 2021, held in Indianapolis, Indiana.

Since 2019, we have been in discussions with the U.S. Army about the possibility of including certain of our products in their Meals Ready-to-Eat for their personnel. The U.S. Army has asked us to develop snack concepts for sensory and shelf-life testing, which is currently in progress. Separately, since the third quarter of 2022, we have been developing a line of salad toppers with one of the largest salad dressing producers in the U.S.

As a result of growing consumer demand for BranchOut products and the continued expansion of our omnichannel distribution strategy, our net sales grew from $715,553 for the year ended December 31, 2021, to $752,178 for the year ended December 31, 2022.

Our Market Opportunity in the Evolving Food and Beverage Industry

BranchOut participates in what the U.S. Census Bureau estimates to be a $695 billion grocery market as of 2019, which is the second largest retail market after the automobile industry. BranchOut is specifically focused on the fastest growing sub-segment of the grocery market: Natural, Organic and Functional Food and Beverages. According to the Nutrition Business Journal, in 2018, Natural, Organic and Functional Food and Beverages sales in the U.S. were approximately $152 billion and grew 6.6% from the prior year, which was faster than the 4.0% growth in the overall food and beverage industry according to the U.S. Census Bureau. Further, according to the Nutrition Business Journal, during the same period, third-party and direct e-commerce sales represented two of the four fastest growing channels for Natural, Organic and Functional Food and Beverages sales in the United States.

We believe that consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. We believe that there is also increasing recognition of the environmental impact of animal-based products. This has led to significant growth in plant-based foods and beverages. According to the Plant-Based Foods Association, U.S. retail sales of plant-based foods increased 11% from 2018 to 2019, reaching a market value of $4.5 billion, compared to increases of 4% and 7% in the general grocery and natural foods categories, respectively. Among plant-based food categories, plant-based snacks are a rapidly emerging category but, in our opinion, lack product offerings similar to the BranchOut Snacks line. A report published by Persistence Market Research opines that the global plant-based snacks market is poised to witness lucrative growth by clocking a notable CAGR of 8.7% by the end of 2028. North America contributes massively to the growing size of the plant-based snacks market, on account of the rapid adoption of the flexitarian, vegetarian, and vegan diet. The North American plant-based snacks market is projected to produce a healthy CAGR of over 7% and exceed a market value of over US$23.2 billion through 2028.

BranchOut’s long-term goal is to build a scale-level and widely recognized brand and private label solutions that focuses on natural ingredients, nutritional density and functionality in the plant-based snack and nutritional powder space. We believe an authentic and trusted brand is the strongest barrier to entry and a sustainable source of differentiation in the CPG industry. We also believe a strong brand is a valuable platform that can be leveraged to expand beyond our current markets to achieve relevance across multiple grocery aisles, online and a wide array of other relevant points of distribution. While the barriers to entry for launching a food product in the CPG industry have fallen in recent years as a result of unlimited shelf space on the internet and targeted online marketing, we believe that the barriers to building an internationally recognized and trusted brand relevant to today’s consumer remain high.

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Our Competitive Strengths

We believe the following strengths differentiate BranchOut and create long-term, sustainable competitive advantages.

A Patented Technology based Platform used to serve the Rapidly Expanding Plant-Based Natural Foods Industry

Over the near and intermediate term, BranchOut is highly focused on maximizing revenue growth by penetrating the multi-billion dollar market opportunity that we believe is presented by our current product lines. One of the core pillars of BranchOut’s strategy is the use of its licensed and patented, high-tech dehydration method, which is based on a radiant energy vacuum dehydration method that is characterized by a rapid, low temperature drying method that maintains the product’s color, flavor, and nutrients during the drying process. We believe the combination of a vacuum chamber and industrial microwave system creates several synergetic advantages. The vacuum chamber component is used to eliminate the exposure to oxygen during the process as well as dramatically reduce the boiling point of water. With the boiling point of water lowered in the vacuum atmosphere, the system then produces microwave energy to boil the water out of the product at reduced temperatures without freezing or excessively heating the food. The system rapidly and precisely dries with flexible moisture content unattainable by freeze-dry or air drying. Conventional dried fruit products are processed using hot air, freezing, or oil fryers. In our opinion, these methods destroy flavor, color, leave the fruit void of nutrients and can add unnatural ingredients such as industrial oils and preservatives. The technology we use (and consider to be advanced) has approximately more than 17 patents registered or pending in 14 countries and has been exclusively licensed to BranchOut for use on avocados in North, Central and South America (excluding our contract manufacturer in Chile), or the primary global avocado growing regions, and non-exclusively for other products. With this exclusive Licensing Agreement, we believe we are well positioned to successfully manufacture quality avocado-based products in our areas of operation, in addition to the ability to produce quality products with other fruits or vegetables as the base.

An Authentic and Trusted Brand Name and Innovative Product Offering

We believe that an authentic and trusted brand is one of the strongest long-term barriers to entry and sources of sustained differentiation in the consumer products industry. Since inception, BranchOut has invested heavily in building a trusted brand that consumers will be able to identify as authentic, plant-based, nutrient dense and functional. We encourage our customers to “branch out” and try something unique. Our goal is to make BranchOut the choice for customers searching for unique, nutrient dense, functional foods. Our target market extends well beyond plant-based consumers into the mass market due to our recognition that BranchOut products must not only be natural, functional, and nutrient-dense, they must also taste great and be affordable to provide access to all consumers. At our core, BranchOut is dedicated to innovation and uniqueness. Our licensed manufacturing technology enables the offering of innovative and unique products to consumers. We plan to expand this one-of-a-kind product offering approach in the future with additional products currently under development by BranchOut.

Balanced and Highly Differentiated Omnichannel Distribution Strategy

Our highly differentiated omnichannel distribution strategy has three key components: wholesale, online, and industrial. In aggregate, this omnichannel strategy provides us with a diverse set of customers and wholesale partners, leading to a larger TAM opportunity than is normally available to products available primarily in grocery stores, along with an opportunity to develop a direct relationship with our customers at our website, www.branchoutfood.com. We believe that, along with a trusted brand name, extensive proprietary distribution is a critical long-term and sustainable barrier to entry in the food industry. While we are starting with sales in traditional brick and mortar natural and conventional grocery stores and convenience stores, we expect to move into online as well as the industrial ingredients opportunities. To date, we have been capacity constrained as wholesale/retail customers orders have outpaced our production capacity; however, with our new large-scale dehydration machine that was commissioned in September 2022 and completed the first production run in the first quarter of 2023, we have launched our e-commerce channel. Once we have ample capacity and can fulfill all wholesale/retail and e-commerce customers, we will begin looking at industrial opportunities.

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Our wholesale business is intended to address the $695 billion grocery industry, specifically the $152 billion Natural, Organic and Functional Food and Beverages sub-segment, which has been increasing its proportion of the grocery industry, as well as many non-grocery retail channels. For the three months ended March 31, 2023 and 2022, wholesale made up approximately 55% and 45% of our net sales, respectively. For the years ended December 31, 2022 and 2021, wholesale made up approximately 95% and 96% of our net sales, respectively. BranchOut products are sold through a diverse set of retail channels, including conventional, natural and specialty grocery, club, and convenience stores. We currently estimate our products are in over 1,000 retail locations across the United States and we believe the long-term potential store base exceeds 20,000 retail locations in the United States. The diversity of our retail channel represents a strong competitive advantage for BranchOut and provides us with a larger TAM than would be considered normal for a food brand that is singularly focused on the grocery market. We have invested in a national sales team, as well as an internal salesforce and customer service team.

Our online business is planned to comprise two prongs, direct sales through our website and sales through Amazon.com. Both platforms are already set up but with the items set as out of stock until we have additional production capacity.

Vertically Integrated Business Model

Since inception, BranchOut has focused on building a vertically integrated business model utilizing our licensed technology platform. Since this equipment is so new, BranchOut did not have the luxury of partnering with existing co-packers like many other food companies. Instead, we have invested heavily in capital expenditures to build out our hybrid co-pack model. Our hybrid co-pack model involves BranchOut buying the dehydration equipment and placing it in our manufacturing partner’s facility to operate and produce our products under an exclusive contract. We currently have one manufacturing partner based in Chile and have a new partnership with a company in Peru. We are transitioning our manufacturing equipment from small batch dehydration machines to larger continuous throughput dehydration machines. Our new large-scale continuous throughput dehydration machine was commissioned in September of 2022 and we completed the first production run in the first quarter of 2023. We invest in the equipment, but we do not have the burden and overhead of managing manufacturing facilities. Since we own the equipment and have exclusive contracts with our manufacturing partners, we have complete control and priority over the production capacity, better lead times, better margins and better control in general. We believe one of BranchOut’s greatest assets is this South America based, vertically integrated next-generation dehydration capacity.

Future manufacturing expansion is being explored with the first EnWave Machine (a large-scale dehydration machine) having come online in 2022 and having commenced production in early 2023 and additional machines, including the second EnWave Machine, planned to come online in 2024 and beyond.

Targeting Top-Tier Food Industry Gross Margins

Our vertically integrated model is expected to enable gross margins to move toward levels above food industry averages, as production and sales volumes increase. In particular, we expect this to be facilitated by our move to the larger scale, continuous throughput machines. Our new large-scale continuous throughput dehydration machine was commissioned in September of 2022 and we completed the first production run in the first quarter of 2023.

Global freight costs skyrocketed during the COVID-19 pandemic and BranchOut has seen significant cost increases as we ship our fully packaged products from Chile, and now also Peru, to the United States. To reduce its shipping costs, BranchOut commenced moving to a bulk shipping model in the first quarter of 2023. This model allows us to condense a full container of packaged product down to about three pallets of bulk product, dramatically reducing our freight cost. We are working on a partnership with manufacturing companies in the United States to receive the bulk dehydrated items and then manage the seasoning and packaging to finalize the product. While we have seen some freight related margin compression during 2022 and 2021, as most companies in our space have, we believe our new bulk shipping model will help us combat such freight-related margin compression should it continue in the future.

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Our Growth Strategy

Consumers are increasingly incorporating natural alternatives into their diets; however, there are limited national natural food brands with the name recognition of legacy brands in traditional center-of-the-store grocery aisles. BranchOut is seeking to build a high level of brand recognition, as well as develop a trust and understanding with consumers that, regardless of category, any product labeled BranchOut will taste great and maintain a high-quality ingredient set. That is the heart of our platform strategy. Our primary growth strategies are as follows:

Open-Ended and Long Duration Growth Opportunity in the Enormous Grocery Market

At $695 billion, the U.S. grocery market is one of the largest retail end-markets in the world. BranchOut’s strategy is to maximize penetration of this opportunity through a variety of avenues, including growing brand trust and recognition, significantly expanding our grocery distribution footprint to multiples of our current level of retail locations, driving shelf velocity through an acceleration of online and offline advertising and introducing new products to expand our store footprint.

Exposure to Plant-Based, Functional and Natural Foods Portions of the Grocery Market

Within the grocery category, there is an ongoing secular shift from highly processed legacy brands that demonstrate little nutritional benefit to natural, nutrient-dense, functional and plant-based alternatives. We expect the shift in consumer tastes driving the growth of natural and plant-based alternatives will continue throughout the foreseeable future as consumers become better educated on nutrition and focus on the health and wellness of themselves, their families and the environment. There is also clear evidence that an increasing number of natural and plant-based products in stores are moving beyond the natural and specialty segments and into conventional grocery stores. The continuation of these trends should benefit BranchOut as it seeks to penetrate the very large overall grocery market.

Continued Expansion of Distribution Footprint

Based on our estimate of what wholesale penetration for a leading CPG industry brand should be at maturity, we believe BranchOut’s wholesale distribution footprint should eventually be multiples of its current size. Currently, our products are marketed and sold through a diverse set of physical retail channels, including grocery chains, club stores, specialty and natural food outlets, and on our website at www.branchoutfood.com and Amazon.com. Maximizing potential distribution will be a key growth driver for BranchOut and our goal is to expand distribution so that our products are available wherever our customers choose to shop, whether it be a retail store, food service environment or directly online. While expanding distribution, we plan to simultaneously increase our brand awareness through an extensive program of online and offline marketing initiatives to accelerate the sell-through velocity of our products once they reach the shelves of our wholesale partners.

Maximize Market Penetration of Existing Product Lines

We believe that BranchOut’s existing snacks and nutritional powders represent a multi-billion-dollar TAM; however, we have not commissioned a formal market study to properly quantify this expectation. We believe simply penetrating these core markets with our differentiated product lines will provide BranchOut with a large and long-duration growth opportunity. In the near-term, BranchOut will focus on growing its share within these categories. We plan to drive growth of both our snacks and nutritional powders through distribution expansion and increased marketing and advertising to drive brand recognition and shelf velocity. We plan to also attempt to leverage our new and existing wholesale relationships to gain additional shelf space for our full suite of existing products.

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Expected Increases in Gross Margins, Fixed-Cost Leverage and a Capital Efficient Sales and Marketing Strategy Should Allow Earnings to Grow Faster than Sales, Providing a Path to Profitability

While generating topline growth is of primary importance to BranchOut, we are also highly focused on growing earnings faster than net sales and achieving profitability. We believe that the move from small batch system dehydration machines currently in operation to the larger continuous throughput machines, will significantly improve our operating margins. Our new large-scale continuous throughput dehydration machine was commissioned in September 2022 and we completed the first production run in the first quarter of 2023. We also expect operating margins to be improved by our shifting finished packaging from South America to Texas (which allows us to ship from our contract manufacturers in South America to the U.S. in bulk, reducing costs). We commenced this transition in early 2023. BranchOut remains committed to a business model focused on not just top line growth, but on steady progress toward profitability.

New Product Development

BranchOut’s current product lines are growing to address multi-billion dollar market opportunities with differentiated products. We intend to grow by launching new products over time, including planned launches in 2023. In the first and second quarters of 2020, we launched three flavors of Avocado Chips, three flavors of our Chewy Banana Bites and our Pineapple Chips. In the first quarter of 2022, we launched Banana Powder and Blueberry Powder to complement our Avocado Powder which was already on the market. In 2023, we launched a line of vegetable-based snacks including Brussels Sprout Crisps, and Bell Pepper Crisps. We are also developing Broccoli Bites, Asparagus Sticks, Mango Chips and Mandarin Crisps and others. In addition, we are developing several new items at the request of a national retailer which are planned to be sold under their brand.

These new products have been, and we expect that our future products will be, developed primarily through internal research and development. Using our unique licensed technology and South American supply chain, we believe that BranchOut is in a position to create a wide variety of innovative new products. With this in mind, we are focused on creating products that conform to our uncompromising brand ethos of uniqueness, great taste, high-quality ingredients, nutritional density, and functionality. Additional criteria for new product development are expected to include the potential for broad commercial acceptance, size of market opportunity, regulatory compliance issues, manufacturing process, availability and cost of raw materials, shelf-life and expected usage patterns by potential customers.

Government and Non-Government Regulation

Our operations involve food products and are subject to the oversight of, among others, the FDA and state, local and foreign counterparts, and the USDA. The FDA, pursuant to the FDCA, as amended by the Food Safety Modernization Act (“FSMA”), enforces statutory standards regarding the growing, harvesting, manufacturing, processing, packaging, holding, distributing, importing, exporting, labeling and safety of food products, establishes requirements for or limitations on ingredients or substances in foods and establishes standards of identity for certain foods. Similar functions are performed by state, local and foreign governmental entities with respect to food products produced or distributed in their respective jurisdictions. FSMA, which is a major reform of U.S. food safety laws, aims to ensure the U.S. food supply is safe by focusing on preventing contamination. We have been working to comply with the new requirements of FSMA as the FDA has begun implementing and enforcing these provisions, and we will aim to ensure continued compliance as new regulations are promulgated and additional requirements go into effect. The USDA regulates imports and exports of agricultural and food products into and from the United States. The USDA also oversees the National Organic Program, which provides the national standards for labeling products as USDA organic, and regulates the introduction of certain genetically engineered organisms.

For more information on the risks associated with our compliance with government and non-government regulations, see “Risk Factors – Regulatory Risks”.

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Corporate Information

Our principal executive office is located at 205 SE Davis Ave, Suite C Bend Oregon 97702. Our main phone number is (844) 263-6637. Our website is www.branchoutfood.com. Our fiscal year ends on December 31. We have included our website address in this prospectus as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not part of this prospectus. You should not rely on any information contained or included on our website in making your decision whether to purchase our common stock.

Facilities

Our corporate headquarters address is at 205 SE Davis Avenue, Suite C, Bend, Oregon. We do not maintain offices at the address and do not own or lease office or other space. Each of our employees works remotely and we pay for meeting and office space on an as needed basis with no long-term commitment.

Employees and Human Capital Resources

As of March 31, 2023, we had four full-time employees. None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Legal Proceedings

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are not currently engaged in any material legal proceedings.

Major Contracts

We have entered into an exclusive Licensing Agreement with EnWave, whereby EnWave has granted to us the following rights and licenses:

●	The exclusive right and license to use the EnWave technology to manufacture our avocado products in North America, Central America, and South America (excluding our contract manufacturer in Chile), provided we meet certain purchasing conditions. To the extent we do not meet such conditions, EnWave may convert the exclusive rights and license granted to us to non-exclusive rights and licenses. This would allow for another company to compete with us using the same technology we use for our avocado products in North America, Central America and South America.

●	The nonexclusive right and license to use the EnWave technology to manufacture non-exclusive products in Mexico

●	The nonexclusive right and license to market our products that are made using the EnWave technology worldwide.

The Licensing Agreement permits EnWave to grant additional exclusive or nonexclusive licenses to third parties (i) in North America, Central America, and South America for the third party’s use in manufacturing any products other than the specified avocado products and for any products if the license is converted to a non-exclusive license, or (ii) in Mexico for any purpose including use in manufacturing non-exclusive products, or (iii) outside of North America, Central America, and South America for any purpose.

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As a condition for the exclusive rights and licenses, we are obligated to purchase additional EnWave Equipment over the next three years. EnWave will maintain a security interest in such EnWave Equipment until such has been paid off in full. Even after the EnWave equipment is paid for in full, we have agreed to pledge and grant to EnWave a lien on and a continuing security in the EnWave Equipment as collateral security for all amounts due to EnWave under the Licensing Agreement, including Earned Royalties (defined below). We are not permitted to sell, transfer, assign, mortgage, make available for use or encumber the EnWave equipment to or for the benefit of a third party without the prior written consent of EnWave. We are also not permitted to move the EnWave Equipment outside the agreed upon manufacturing location without the written consent of EnWave.

For the rights and licenses granted to us under the Licensing Agreement, we are obligated to pay to EnWave a royalty on the revenue generated from products made on the EnWave Equipment. In addition to this royalty, we are obligated to pay a royalty on the consideration we receive from third parties from drying or processing products on behalf of third parties. All royalties paid must be paid in U.S. dollars without any reduction or deduction of any nature or kind, and such royalties will not be reduced by product recalls. In addition, to maintain the exclusive rights granted under the Licensing Agreement, we must pay to EnWave certain annual royalties, which annual royalties will be reduced by the amount of any Earned Royalties paid to EnWave during such year. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this License Agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay. We are required to pay $206,763 in 2023, $225,000 in 2024, and $300,000 per year in 2025 and in each successive year thereafter if we elect to retain exclusivity. All royalties paid to EnWave are recognized as royalty expenses as the products are sold.

Under the Licensing Agreement, we have agreed to assign and transfer to EnWave all rights, title, and interest we may have in any improvements we make to the EnWave technology, and to waive all moral rights to all copyrights subsisting in any improvements we make to the EnWave technology. In addition, EnWave may, in its sole discretion, apply for patents for all improvements we make to the EnWave equipment or technology.

We have agreed, under the Licensing Agreement, that EnWave shall not be liable whatsoever to us or any other person for any injury, loss, or damage sustain by or asserted against arising out of or in connection with the manufacture, use, offer for sale, sale, or import of a product, the EnWave technology, or the practice or use of any patents covering the EnWave technology. EnWave shall remain liable for such losses or damage that is definitively concluded by a court of competent jurisdiction to have been solely the result of gross negligence or willful misconduct in the design and manufacture of the EnWave equipment. We have agreed that EnWave shall not be liable for any losses or damages that arise from the use of or any errors or omission in any know-how, technical information, techniques, product developments support, training, or practices disclosed or provided by EnWave, or any advertising or other promotional activities concerning any of the foregoing.

To the fullest extent permitted by law, EnWave shall not be liable to us or any third party for any injury to or loss of goodwill, reputation, business, production, revenues, profits, anticipated profits, contracts or opportunities or for any consequential, incidental, indirect, exemplary, special, punitive, or enhanced damages whether arising out of breach of contract, tort, strict liability or other.

Under the Licensing Agreement, EnWave has agreed to reasonably bring, prosecute, or defend actions or suits against third parties for infringement of the patents.

We have agreed to indemnify and hold harmless EnWave against all claims arising from our negligence or misuse of the EnWave technology or products. We have agreed to cap EnWave’s potential liability under the Licensing agreement at the amount of Earned Royalties paid to EnWave in the previous calendar year.

We cannot undertake any transaction that would result in a change of control without the prior written consent of EnWave.

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OUR MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information, as of December 31, 2022, with respect to the persons who have agreed to serve as our directors and executive officers effective upon the effective date of the registration statement of which this prospectus forms a part.

Name	Age	Position
Executive Officers
Eric Healy	39	Chief Executive Officer, Chairman of the Board
Douglas Durst	63	Chief Financial Officer
John Dalfonsi	57	Independent Director
David Israel	61	Independent Director
Greg Somerville	55	Independent Director

The following are biographical summaries of the experience of our directors and executive officers:

Eric Healy—Chief Executive Officer and Chairman of the Board. Eric has been our Chief Executive Officer since inception in November 2017. Mr. Healy brings over 13 years of experience as a mechanical engineer, product development engineer, and a food entrepreneur. Prior to founding BranchOut, Mr. Healy was the owner/partner of the No-Bake Cookie Company, running all aspects of the company. Mr. Healy served as a Senior Mechanical Engineer at Stratos Product Development, Synapse Product Development (both consumer product development engineering firms) as well as a Mechanical Engineer at the Boeing Company. Eric earned a Bachelor of Science in Mechanical Engineering from Oregon State University.

Douglas Durst—Chief Financial Officer. Douglas Durst, our Chief Financial Officer, is a licensed Certified Public Accountant, MBA, and certified Strategic Planner, who brings over 15 years’ experience as Chief Financial Officer of small, mid-stage and public companies. Mr. Durst has experience as a Chief Financial Officer globally, having supported operations in North America, Asia, Africa, and Europe with experience across several relevant market verticals including manufacturing, distribution, logistics, and retail. Mr. Durst has been the CFO of TMS Solutions, Inc. a transcranial magnetic stimulation services company, since 2022. Mr. Durst served as the CFO of SPT Logistics, a shipping and logistics company, from 2020 to 2021, contract CFO and Director of VR Studios, Inc., a virtual reality commercial solutions company, from 2019 to 2020, and contract CFO of Truss Insurance Brokers, from 2017 to 2018. Prior roles include Director of Business Performance at Microsoft Corporation (USSMS&P) and a partner at Moss Adams LLP. Mr. Durst earned his Bachelor of Arts degree in Accounting and Finance at the University of Washington and his Master of Business Administration from Nova Southeastern University.

John Dalfonsi—Independent Director. John is a member of our board of directors, audit committee, compensation committee, and nominating and corporate government committee. Since 1995, Mr. Dalfonsi has closed public and private equity and debt financings, merger and acquisitions, advisory and fairness opinion transactions and Nasdaq and NYSE/AMEX IPOs. He has worked with companies in the healthcare, industrial, consumer, technology, cleantech and resource sectors, bringing a wealth of experience to the Company. During this period, Mr. Dalfonsi has spent the bulk of his career at ROTH Capital Partners, LLC and Paulson Investment Company, LLC. Mr. Dalfonsi has been the Managing Member at Eagle Vision Fund G/P., LLC since April 2022, was previously a Senior Managing Director at Paulson Investment Company, LLC from January 2021 through April 2022, and a Managing Director at Roth Capital Partners from February 2002 to December 2020. Mr. Dalfonsi earned his Bachelor of Science degree in Industrial Engineering from Northwestern University and his Master of Business Administration from the University of Chicago Booth School of Business.

David Israel—Independent Director. David Israel is a member of our board of directors, audit committee, compensation committee, and nominating and corporate government committee. Mr. Israel, one of our co-founders boasts a successful history of food entrepreneurship. As the Chief Executive Officer of Good Planet Foods since February of 2018, David brings extensive experience in natural food product development and management. Additionally, as the Chief Executive Officer of BFY Food Group since February of 2017, David brings an immediate network of distributors and buyers that will continue to scale BranchOut as growth accelerates. David developed and created Pop Gourmet as its founder in 2011, until September of 2018.

Greg Somerville—Independent Director. Greg Somerville is a member of our board of directors, audit committee, compensation committee, and nominating and corporate government committee. Mr. Somerville is an accomplished 30-year Sales and Marketing veteran of the U.S. Food Industry. Greg is currently North America Controller & Chief Executive Officer at Savencia Fromage and Dairy, which is the world’s leading specialty cheese company and has held the position since August of 2021. In North America, Savencia has top share positions in cream cheese, domestically-produced and imported specialty cheeses, hummus, and plant-based dips and snacks. Prior to joining Savencia, Mr. Somerville spent 20 years at Land O’Lakes, Inc., starting in July of 2001 and leaving in July of 2021, where he held a variety of leadership positions in sales, customer marketing, category & consumer insights and sustainability. Mr. Somerville is a trusted industry expert as he previously held board positions at the National Frozen & Refrigerated Foods Association and the International Dairy Deli Bakery Association. Mr. Somerville’s proven track record managing branded food products across the retail, food service and B2B ingredients segments will be invaluable toward supporting BranchOut’s future growth. Greg has a BS in Business from the University of Wisconsin and an MBA from Quinlan School of Business.

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Board Composition

Upon the completion of the offering, the composition of the committees of our board of directors will be as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Dalfonsi	No	Yes	Chair	Yes	Yes
David Israel	No	Yes	Yes	Chair	Yes
Greg Somerville	No	Yes	Yes	Yes	Chair

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Exchange Act. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

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In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In September 2022, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director and proposed director. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors and director nominees, with the exception of Mr. Healy and Mr. Douglas, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our Audit Committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Following the closing of this offering copies of each committee’s charter that satisfies the applicable rules and regulations of the SEC and Nasdaq will be available on our website at www.branchoutfood.com.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the Audit Committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

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Our Audit Committee operates under a written charter that satisfies the requirements of applicable SEC rules and Nasdaq.

The board of directors has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and Nasdaq listing rules. The board of directors has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Dalfonsi meets the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. The Audit Committee consists of Mr. Dalfonsi, Mr. Israel and Mr. Somerville. Mr. Dalfonsi serves as chair of the Audit Committee.

Compensation Committee

The Compensation Committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the Compensation Committee charter.

Our Compensation Committee operates under a written charter that satisfies the requirements of applicable Nasdaq listing standards.

The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC. The Compensation Committee consists of Mr. Dalfonsi, Mr. Israel and Mr. Somerville. Mr. Israel serves as chair of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the Nominating and Corporate Governance Committee charter.

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Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the requirements of applicable Nasdaq listing standards.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules. The Nominating and Corporate Governance Committee consists of Mr. Dalfonsi, Mr. Israel and Mr. Somerville. Mr. Somerville serves as chair of the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Operational Officer or persons performing similar functions, in accordance with U.S. federal securities laws and the corporate governance rules of Nasdaq. The Code of Business Conduct and Ethics is available on the investor relations portion of our website at www.branchoutfood.com. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq, which are available on our principal corporate website located at www.branchoutfood.com concurrently with the consummation of this offering.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served in the past, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving as a member of our board of directors or on our Compensation Committee.

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EXECUTIVE COMPENSATION

Executive Compensation Summary

This section describes our compensation program for our named executive officers (“NEOs”) for the years ended December 31, 2022 and 2021. Our NEOs are:

●	Eric Healy - Chairman and Chief Executive Officer

●	Douglas Durst - Chief Financial Officer

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 31, 2022 and 2021. Our NEOs are (a) each person who served as our Chief Executive Officer during 2022, (b) the next two most highly compensated executive officers serving as of December 31, 2022 whose total compensation exceeded $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Total ($)

Eric Healy(1)	2022	147,832	147,832
(Chairman & Chief Executive Officer)	2021	50,000	50,000

Douglas Durst(2)	2022	170,140	170,140
(Chief Financial Officer)	2021	20,025	20,025

(1)	Eric Healy, our Chairman and Chief Executive Officer, was issued an U.S. Internal Revenue Service (“IRS”) Form 1099 for his compensation for the year ended December 31, 2021, given his status as beneficial owner of the Company and the Company’s pass-through limited liability company status through the date of the Corporate Conversion, Mr. Healy’s compensation was treated as a distribution rather than employment income.

(2)	Douglas Durst, our Chief Financial Officer, joined the Company in November 2021 and was awarded $40,140 and $20,025 of compensation, payable to Chase Innovations, Inc., an entity of which Mr. Durst is the sole owner, from us during the years ended December 31, 2022 and 2021, respectively. The Company paid $20,025 of the awards in 2022, and still owed Mr. Durst $40,140 as of December 31, 2022.

Employment Agreements and Incentive Compensation

We have entered into an employment agreement with our Chief Executive Officer, dated December 6, 2022. Pursuant to such agreement, Mr. Healy has agreed to serve as Chief Executive Officer and Chairman of our board of directors in consideration for an annualized salary of $250,000, payable in regular installments in accordance with the usual payment practices of the Company. The employment agreement contemplates an annual bonus, as determined by the board of directors and possible additional bonuses for services and results achieved by Mr. Healy. Furthermore, the employment agreement requires the Company to pay a bonus to Mr. Healy of $100,000 upon the completion of this offering.

Pursuant to Mr. Healy’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he is entitled to receive, subject to certain conditions, (x) an amount equal to the remaining unpaid amounts under the employment term (three years from the date of the agreement), plus an additional 12 months of his then current base salary, each payable on the date of termination; (y) an amount equal to the target bonus for the year of termination of employment, payable within five days following the date of termination; and (z) continued medical and dental coverage. “Cause” and “Good Reason” are each defined in the employment agreement.

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Finally, Mr. Healy agreed to certain non-solicitation, non-disparagement and non-competition provisions for a period of 24 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

We have entered into an employment agreement with our Chief Financial Officer dated November 22, 2021. Pursuant to such agreement, Mr. Durst has agreed to serve as Chief Financial Officer in consideration for an annualized salary of $156,000, payable in regular installments in accordance with the usual payment practices of the Company. The employment agreement contemplates quarterly bonuses after completion of this offering and equal to 20% of Mr. Durst’s base salary and based upon the attainment of no more than three mutually agreed upon quarterly management objectives and, where such objectives are not mutually agreed, Mr. Durst will be paid 80% of the target quarterly performance bonus. Furthermore, the employment agreement granted Mr. Durst options to purchase 144,000 shares of the Company’s common stock at an exercise price equal to $1.65 per share, exercisable over a ten-year period, with the options vesting monthly over an eighteen (18) month period, with the initial vesting commencing on January 1, 2022.

Pursuant to Mr. Durst’s employment agreement, in the event he resigns for “Good Reason,” all unvested stock options earned by Mr. Durst that are scheduled to become vested by the end of the full fiscal quarter following the date of termination, will be deemed fully vested and Mr. Durst shall be entitled upon such resignation for “Good Reason”, or upon a change of control of the Company, to a severance payment equal to 12 times his monthly salary. “Good Reason” is defined in the employment agreement.

Finally, Mr. Durst agreed to certain non-solicitation provisions for a period of 12 months following termination. Additional terms and conditions are set forth in the employment agreement. Mr. Durst’s employment agreement contemplates him working for the Company for 20 hours per week; the Company expects to engage Mr. Durst on a full-time basis following the completion of this offering.

2022 Equity Incentive Plan

General

Our board of directors and stockholders adopted the 2022 Equity Incentive Plan as of January 1, 2022, which provides for the grant of incentive stock options and non-qualified stock options to purchase shares of our common stock and other types of awards. The general purpose of the 2022 Equity Incentive Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2022 Equity Incentive Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Description of the 2022 Equity Incentive Plan

The following description of the principal terms of the 2022 Equity Incentive Plan is a summary and is qualified in its entirety by the full text of the 2022 Equity Incentive Plan.

Administration. In general, the 2022 Equity Incentive Plan will be administered by the Compensation Committee of the board of directors. The Compensation Committee will determine the persons to whom options to purchase shares of common stock, stock appreciation rights (or “SARs”), restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards may be granted. The Compensation Committee may also establish rules and regulations for the administration of the 2022 Equity Incentive Plan and amendments or modifications of outstanding awards. No options, stock purchase rights or awards may be made under the 2022 Equity Incentive Plan on or after January 7, 2032 (or, the expiration date), but the 2022 Equity Incentive Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

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Eligibility. Persons eligible to receive options, SARs or other awards under the 2022 Equity Incentive Plan are those employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of the date of this prospectus, we had four full-time employees, of which two are executive officers. As awards under the 2022 Equity Incentive Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the 2022 Equity Incentive Plan. The aggregate number of shares of common stock initially available for issuance in connection with options and other awards granted under the 2022 Equity Incentive Plan is 1,500,000 (which will be ratably reduced in accordance with the Reverse Stock Split). The number of shares of common stock available for issuance under the 2022 Equity Incentive Plan automatically increases on the first day of each fiscal year of the Company commencing with fiscal year 2023, and the first day of each fiscal year thereafter until the expiration date, in an amount equal to 5% percent of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year of the Company, unless the board of directors takes action prior thereto to provide that there will not be an increase in the share reserve for such year or that the increase in the share reserve for such year will be of a lesser number of shares of common stock than would otherwise occur.

“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted under the 2022 Equity Incentive Plan with respect to all of the shares of common stock authorized for issuance under the 2022 Equity Incentive Plan.

If any option or SAR granted under the 2022 Equity Incentive Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited will be available for future grants under the 2022 Equity Incentive Plan. Awards settled in cash will not count against the number of shares available for issuance under the 2022 Equity Incentive Plan.

No non-employee director may receive awards in any calendar year having an accounting value in excess of $250,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the 2022 Equity Incentive Plan); provided that, in the case of a new non-employee director, such amount is increased to $350,000 for the initial year of the non-employee director’s term.

The number of shares authorized for issuance under the 2022 Equity Incentive Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2022 Equity Incentive Plan.

Terms and Conditions of Options. Options granted under the 2022 Equity Incentive Plan may be either ISOs or “non-statutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2022 Equity Incentive Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of the Nasdaq Stock Market, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.

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No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2022 Equity Incentive Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash, by certified check, or by bank draft. The Compensation Committee may permit other methods of payment, including through delivery of shares of our common stock having a fair market value equal to the purchase price. The Compensation Committee is authorized to establish a cashless exercise program and to permit the exercise price (and/or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Compensation Committee may grant SARs under the 2022 Equity Incentive Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the 2022 Equity Incentive Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

●	the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted common stock and/or restricted stock units under the 2022 Equity Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2022 Equity Incentive Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

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Incentive Bonuses. The Compensation Committee may grant incentive bonus awards under the 2022 Equity Incentive Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Compensation Committee determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of our common stock.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2022 Equity Incentive Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2022 Equity Incentive Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (f) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The board of directors may at any time amend the 2022 Equity Incentive Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the board of directors may not (a) increase the number of shares of common stock available under the 2022 Equity Incentive Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the 2022 Equity Incentive Plan.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2022 Equity Incentive Plan to pay any federal, state, or local taxes required by law to be withheld.

Option Exercises and Stock Vested in 2022

During the year ended December 31, 2022, options to purchase a total of 96,000 shares of common stock, having an exercise price of $1.65 per share, exercisable over a 10-year term, vested, as awarded to Douglas Durst, our Chief Financial Officer, on January 1, 2022. The remaining 48,000 unvested options will vest monthly over the first six months of 2023. No options were exercised, and none of our other NEOs, directors or senior management employees held stock options as of December 31, 2022. The options will be ratably adjusted down by a factor of 2.5 and the exercise prices will be adjusted upward by a factor of 2.5 in connection with the Reverse Stock Split.

Compensation of Non-Executive Directors

Our non-executive directors have not received any compensation from us as of the date of this prospectus.

Director Compensation Arrangements

Executive or employee members of the board of directors are not compensated for their services as directors, other than being reimbursed for out-of-pocket expenses incurred in connection with rendering such services.

The independent members of the board of directors will each be compensated for their services as directors through a grant of 12,000 stock option grants and annual payments of $30,000 each. Such grants shall generally vest ratably in equal installments on each of the first anniversaries of the date of grant, and which will be pro-rated for any partial year of service. An additional $42,000 fee will also be paid to the chair of the Audit Committee. Director compensation will be determined by our Compensation Committee on an annual basis.

Compensation in Connection with this Offering

None of our executive officers, directors or employees has any arrangement or understanding with us concerning any type of compensation based solely on the consummation of this offering other than our Chief Executive Officer who is to receive a bonus of $100,000 upon consummation of this offering pursuant to the terms of his employment agreement with us.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or a proposed transaction in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A “related person” means any person who is, or at any time since January 1, 2020 was:

●	a trustee, a nominee for trustee or an executive officer of the Company;

●	known to us to be the beneficial owner of more than 5% of the outstanding shares of common shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

●	an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

●	a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Policies and Procedures for Related Person Transactions

We have adopted a formal policy in regard to related persons that requires all future related person transactions to be approved in advance by our Audit Committee. Any request for such a transaction will be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Certain historical related person transactions described in this prospectus were reviewed and approved or ratified in accordance with our then existing policies, Code of Business Conduct and Ethics, articles of incorporation and bylaws, and Oregon or Nevada law, as applicable.

Related Person Transactions

Convertible Notes Payable

On January 5, 2023, the Company sold an unsecured convertible promissory note for $25,000 to the Chief Executive Officer’s parents, Mr. Tom and Carol Healy, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The note carries a default interest rate of 18% per annum.

On May 28, 2020, the Company sold the Controller Note to the Company’s Controller, Chris Coulter, in the face amount of $50,000. The Controller Note originally automatically converted upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of: (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing the “Valuation Cap” by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt).

On December 17, 2021, the Controller Note was amended to be automatically convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 becomes effective at a fixed conversion price of $1.65 per common share. The Controller Note was later amended to lower the public offering proceeds threshold to $5,000,000. Pursuant to the amended Controller note, all interest will cease accruing as of a date selected by the board of directors of the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the underwritten public offering of common stock.

On December 31, 2021, the Company sold the CFO Note to the Company’s Chief Financial Officer, Douglas Durst in the face amount of $90,000 on the same terms and conditions as the amended Controller Note.

On January 5, 2023, the Company sold a First Quarter of 2023 Convertible Note for $25,000, to Tom and Carol Healy, the parents of the Company’s Chief Executive Officer, Eric Healy, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note is mandatorily convertible upon the Company’s registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The note carries a default interest rate of 18% per annum.

Common Stock Sales

On December 31, 2021, the Company sold 6,060 shares of common stock in connection with a private placement offering to the Company’s Chief Financial Officer, Douglas Durst, at $1.65 per share, for total proceeds of $9,999, pursuant to an exemption from the registration requirements of the Securities Act provided by Regulation D promulgated thereunder.

Transactions with Eagle Vision

In December 2020 and May 2021, AvoLov LLC, the predecessor to the Company, issued two warrants to Eagle Vision, which is indirectly owned by John Dalfonsi, a director of the Company, to purchase Class A Units of AvoLov, LLC. Upon the LLC conversion of the Company, the warrants were amended to purchase up to 38,457 shares of common stock at an exercise price of $2.60 per share and up to 19,228 shares of common stock at an exercise price of $2.84 per share. The warrants will be amended in connection with the Reverse Stock Split to decrease the number of shares into which they are exercisable by a factor of 2.5 and to increase the exercise price by a factor of 2.5.

On April 12, 2022, EagleVision and the Company entered into a consulting agreement engagement letter (the “Eagle Vision Consulting Agreement”) pursuant to which EagleVision provides capital formation and initial public offering consulting services to the Company. Pursuant to the Eagle Vision Consulting Agreement, the Company pays EagleVision $6,000 per month starting on April 12, 2022 until the end of the month in which the initial public offering of the Company is completed. In addition, the Company issued (i) warrants to purchase up to 45,833 shares of common stock at an exercise price of $3.00 in May 2022 and (ii) warrants to purchase up to 8,485 shares of common stock at an exercise price of $3.00 per share in June 2022 for Eagle Vision’s services.

LLC Member Units of AvoLov LLC Issued for Services

During the year ended December 31, 2021, the Company awarded, or vested, approximately an aggregate thirty-one (31) LLC member units of AvoLov LLC to its members for services provided. The aggregate fair value of the LLC member units was $132,169 based on a valuation price per unit of approximately $4,209 per unit on the date of grant.

During the year ended December 31, 2020, the Company awarded, or vested, approximately an aggregate ten (10) LLC member units of AvoLov LLC to its members for services provided. The aggregate fair value of the LLC member units was $44,089 based on a valuation price per unit of approximately $4,209 per unit on the date of grant.

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Manufacturing Distribution Agreement

On February 4, 2021, the Company entered into a Manufacturing and Distributorship Agreement (“MDA”) with Natural Nutrition SpA, a Chilean company (“Nanuva”), in which the Company loaned $500,000 to Nanuva (“Advance Payment”) to help finance the capital investment needed for Nanuva to purchase two industrial fruit drying machines to be used in servicing the Company’s manufacturing needs. Pursuant to the MDA, the Company will recover the Advance Payment no later than May 31, 2027, and the loan bears interest at 3% per annum. The loan shall be repaid pursuant to a two-dollar ($2/kg) deduction in the price of any product exported by Nanuva to the Company with certain mandatory minimum annual payments. Repayments commenced on the earlier of a) the first invoice issued by Nanuva after installation of the drying equipment, or b) June 30, 2021. As of December 31, 2022, a total of $116,594 had been repaid as a reduction of inventory costs, consisting of $102,278 of principal and $14,316 of interest. In addition, the Company received a cash payment of $15,000, consisting of $13,093 of principal and $1,907 of interest, on March 24, 2021. As of December 31, 2022, a total of $392,625 was due from Nanuva, consisting of $384,628 of principal and $7,996 of unpaid interest. The MDA expires on May 31, 2027, with automatic annual renewals thereafter, unless it is terminated in accordance with the provisions within the agreement. The loan is collateralized by a second lien in the equipment. Pursuant to the MDA, the Company has been appointed as the distributor with exclusivity granted to the Company for the following territories:

Product	Exclusivity Territories	Minimum Volume (Kg/month)(“MOQ”)
Avocado Powder	Worldwide (except Chile)	1,000
Banana Chips	Worldwide (except Chile)	1,000
Avocado Snacks	North America (Canada and USA)	1,000
Avocado Chips	Worldwide	1,000
Other Powders	No Exclusivity	-0-

Contributed Capital from the Gain on Sale of Equipment

On December 31, 2020, the Company sold equipment to HHC, in exchange for a $100,000 promissory note. HHC is a limited liability company in which the Company’s Chief Executive Officer, Eric Healy, and the Company’s Controller, Chris Coulter, collectively own 54% of the membership interests. The promissory note carried a 5% interest rate, matured on January 1, 2022, and called for monthly payments of principal and interest in the amount of $417, commencing on January 1, 2021. On March 5, 2021, HHC settled $66,059 of the loan by assuming a debt obligation of the Company owed to Cedar Holdings, LLC of $66,059. No gain or loss was recognized on the exchange. On May 3, 2021, the $33,941 balance of the note receivable was paid by HHC and the promissory note was cancelled.

Accrued Compensation

As of March 31, 2023, December 31, 2022 and 2021, the Company owed Chase Innovations, Inc., a Company owned by our Chief Financial Officer Douglas Durst, $55,890, $40,140 and $20,025, respectively, for services rendered.

Indemnity Agreements

The Company plans to enter into indemnification agreements with each of our directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. The indemnification agreements and our amended and restated articles of incorporation and amended and restated bylaws will require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

To that extent, as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to RSUs, options or warrants held by that person and exercisable as of, or within 60 days of, the date of this prospectus are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. The inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o BranchOut Food Inc., 205 SE Davis Avenue, Suite C, Bend, Oregon 97702.

The percentage of shares beneficially owned is computed on the basis of 2,772,953 shares of our common stock which will be outstanding immediately prior to this offering and after giving effect to the Convertible Note Conversion and the Reverse Stock Split and excluding: (i) outstanding options to purchase approximately 97,600 shares of our common stock which were issued to various individuals; (ii) outstanding warrants to purchase 365,141 shares of our common stock issued to various individuals, consisting of (x) warrants to purchase 189,167 shares with an exercise price of $6.50 per share, (y) warrants to purchase 154,246 shares with an exercise price of $7.10 per share, and (z) warrants to purchase 21,728 shares with an exercise price of $7.50 per share; (iv) 178,500 shares of our common stock underlying the underwriters’ over-allotment option; and (v) warrants to purchase up to 82,110 shares of our common stock issuable to the Representative in connection with this offering at a price of 120% of the initial public offering price.

	Shares of Common Stock Beneficially Owned Prior to this	Percentage of Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Offering	Before Offering	After Offering
Named Executive Officers and Directors:
Eric Healy	748,083	27.0%	19.3%
Douglas Durst(1)	86,585	3.1%	2.2%
John Dalfonsi(2)	44,803	1.6%	1.1%
David Israel(3)	265,472	9.6%	6.6%
Greg Somerville	*	*	*

All Executive Officers and Directors as a Group (5 Individuals)	1,144,943	41.3%	29.2%

5% or Greater Stockholders:
Eric Healy	748,083	27.0%	19.3%
David Israel	265,472	9.6%	6.6%
The Donald A. Foss Irrevocable Living Trust dated August 14, 2022(4)	431,145	15.0%	10.8%
Fluffco, LLC(5)	210,587	7.4%	5.3%

*Indicates beneficial ownership of less than 1%.

(1)	Includes 54,400 shares which may be purchased pursuant to stock options exercisable within 60 days of the date of this prospectus.

(2)	Includes 44,803 shares which may be purchased pursuant to warrants exercisable within 60 days of the date of this prospectus and held in the name of EagleVision, which is an entity 100% owned by the spouse of Mr. Dalfonsi. The spouse of Mr. Dalfonsi has the sole voting and dispositive power over these shares.

(3)	Includes 16,265 shares held in the name of BFY Food Group, LLC, which is an entity in which David Israel is the beneficial owner. Mr. Israel has the sole voting and dispositive power over these shares.

(4)	Includes shares underlying warrants to purchase 103,938 shares at $7.50 per share held by the trust and reflects 327,207 shares issuable upon conversion of convertible notes held by the trust pursuant to the Convertible Notes Conversion and as adjusted to reflect the Reverse Stock Split.

(5)	Includes shares underlying warrants to purchase 67,975 shares at $6.50 per share held in the name of Fluffco, LLC, which is an entity in which Irving Levin is the beneficial owner. Mr. Levine has the sole voting and dispositive power over these shares and 142,612 shares issuable upon conversion of convertible notes held by Fluffco, LLC pursuant to the Convertible Note Conversion and as adjusted to reflect the Reverse Stock Split.

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our articles of incorporation and bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering. When we refer to our articles of incorporation and bylaws in this prospectus, unless the context provides otherwise, we are referring to our articles of incorporation and bylaws effective upon the effective date of the registration statement of which this prospectus forms a part. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, and giving effect to the Reverse Stock Split, our Company is authorized to issue 100,000,000 shares, consisting of (i) 80,000,000 shares of common stock, par value $0.001 per share, and (ii) 8,000,000 shares of preferred stock, par value $0.001 per share.

As of the date of this prospectus, the Company had, outstanding 2,772,953 shares of common stock held by approximately 14 stockholders of record, and had no shares of preferred stock outstanding. Upon the effectiveness of the registration statement of which this prospectus forms a part, in connection with this offering, the Company will effect the Convertible Note Conversion. Giving effect to the Reverse Stock Split and the Convertible Note Conversion, the Company has outstanding 2,772,953 shares of common stock, excluding (i) outstanding options to purchase approximately 97,600 shares of our common stock which were issued to various individuals; (ii) outstanding warrants to purchase 365,141 shares of our common stock issued to various individuals, consisting of (x) warrants to purchase 189,167 shares with an exercise price of $6.50 per share, (y) warrants to purchase 154,246 shares with an exercise price of $7.10 per share, and (z) warrants to purchase 21,728 shares with an exercise price of $7.50 per share; (iv) 178,500 shares of our common stock underlying the underwriters’ over-allotment option; and (v) warrants to purchase up to 82,110 shares of our common stock issuable to the Representative in connection with this offering at a price of 120% of the initial public offering price.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred Stock

While we are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, our Articles of Incorporation do not assign any rights to our preferred stock and we have not issued any shares of preferred stock. Following the completion of the Reverse Stock Split, the number of authorized preferred shares will be 8,000,000, par value $0.001 per share.

Warrants

As of May 10, 2023, we had outstanding warrants to purchase up to 365,141 shares (as adjusted to reflect the Reverse Stock Split) of common stock at a weighted average exercise price of approximately $2.79 per share. The warrants had a weighted average remaining exercise period as of December 31, 2022 of approximately 7.9 years.

Options

As of May 10, 2023, we had outstanding options to purchase 97,600 shares (as adjusted to reflect the Reverse Stock Split) of common stock granted to various individuals, which had an exercise price of $4.13 The options had a weighted average remaining exercise period as of December 31, 2022 of approximately 9 years.

Convertible Notes

As of May 10, 2023, the Company had outstanding convertible notes the principal and accrued interest of which will automatically convert into approximately 3,930,382 shares of common stock upon the effectiveness of the registration statement in relation to this offering, subject to adjustment after the Reverse Stock Split.

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Anti-Takeover Effects of Provisions of Our Charter Documents

Certain provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing our board of directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Registration Rights

During the years ended December 31, 2020 and 2021, the Company issued senior secured promissory notes in aggregate principal amount of $2,250,000. The notes included detachable warrants to purchase 858,520 shares of common stock at exercise prices of between $2.60 and $2.84 per share. The warrants are exercisable for a period of 10 years from date of grant. The related subscription agreement included an obligation by the Company to register the shares underlying these warrants upon the Company’s initial public offering. We expect to register the shares underlying these warrants by filing a separate registration statement with the SEC substantially concurrently with this offering. Of the shares underlying these warrants, approximately 216,716 shares are subject to lock-up for a period of 360 days after the closing of the offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.. Further information about the transfer agent is available at its website, located at: https://securitize.io/pacific-stock-transfer.

Listing

Our common stock is listed on Nasdaq under the symbol “BOF”.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. The sale of a substantial amount of our common stock in the public market after this offering could adversely affect the prevailing market price of our common stock. Furthermore, more than 57% of our common stock outstanding prior to the consummation of this offering will be subject to the contractual and legal restrictions on resale described below. The sale of a substantial amount of common stock in the public market after these restrictions lapse, or the expectation that such a sale may occur, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

Upon consummation of the Convertible Note Conversion, the Reverse Split and this offering, we expect to have outstanding an aggregate of 3,962,953 shares of our common stock, assuming no exercise of outstanding options and assuming that the underwriters have not exercised their over-allotment option. All of the shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than “affiliates,” as that term is defined in Rule 144 under the Securities Act. Generally, the balance of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act, and the sale of those shares will be subject to the limitations and restrictions that are described below. Shares of our common stock that are not restricted securities and are purchased by our affiliates will be “control securities” under Rule 144. Restricted securities may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below. Control securities may be sold in the public market subject to the restrictions set forth in Rule 144, other than the holding period requirement.

Upon the expiration of the lock-up agreements described below 360 days after the date of this prospectus, and subject to the provisions of Rule 144 and the potential exercise of any warrants or options with respect thereto, an additional 1,958,688 shares will be available for sale in the public market. The sale of these restricted securities is subject, in the case of shares held by affiliates, to the volume restrictions contained in Rule 144.

Immediately prior to this offering, there were 2,772,953 shares outstanding after giving effect to the Convertible Note Conversion and the Reverse Stock Split, of which 1,144,943 shares were beneficially owned by officers and directors of the Company. Under the Convertible Note Conversion, which will take place upon the effectiveness of the registration statement in relation to this offering, 3,930,382 shares (on a pre-Reverse Stock Split basis) will be issued pursuant to outstanding convertible notes. Promptly after the Convertible Note Conversion and prior to the closing of this offering, the Company will effect the Reverse Stock Split. The 2,772,953 total shares outstanding excludes: (i) outstanding options to purchase approximately 97,600 shares of our common stock which were issued to various individuals; (ii) outstanding warrants to purchase 365,141 shares of our common stock issued to various individuals, consisting of (x) warrants to purchase 189,167 shares with an exercise price of $6.50 per share, (y) warrants to purchase 154,246 shares with an exercise price of $7.10 per share, and (z) warrants to purchase 21,728 shares with an exercise price of $7.50 per share; (iv) 178,500 shares of our common stock underlying the underwriters’ over-allotment option; and (v) warrants to purchase up to 82,110 shares of our common stock issuable to the Representative in connection with this offering at a price of 120% of the initial public offering price.

Lock-Up Agreements

In connection with this offering, we and our executive officers and directors and certain of our shareholders, including holders of more than 5% of the outstanding shares of our common stock, with the exception of Fluffco, LLC, have agreed with the underwriters not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 360 days after the date of this prospectus without first obtaining the written consent of, subject to certain limited exceptions. This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus, beginning 90 days after the consummation of this offering, a person who is an affiliate, and who has beneficially owned our common stock for at least six months, is entitled to sell in any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 40,216 shares immediately after consummation of this offering, assuming no exercise of the underwriters’ option to purchase additional shares; or

●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale provided that, in each case, that we are subject to the Exchange Act for at least 90 days before the sale.

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Sales by our affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements, as applicable, and to the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, would be entitled to sell those shares subject only to availability of current public information about us, and after beneficially owning such shares for at least twelve months, would be entitled to sell an unlimited number of shares without restriction.

To the extent that our affiliates sell their common stock, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144, described above.

Rule 701

In general, under Rule 701 as in effect on the date of this prospectus, any of our employees, directors, officers, consultants or advisors who purchased shares from us in reliance on Rule 701 in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares 90 days after the effective date of this offering in reliance upon Rule 144. If such person is not an affiliate, such sale may be made subject only to the manner of sale provisions of Rule 144. If such a person is an affiliate, such sale may be made under Rule 144 without compliance with the holding period requirement, but subject to the other Rule 144 restrictions described above. However, substantially all Rule 701 shares are subject to the lock-up agreements as described above and will become eligible for sale in compliance with Rule 144 only upon the expiration of the restrictions set forth in those agreements.

The SEC has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Prior to this offering, there has been no public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of our common stock in the public markets, or the availability of such shares for sale in the public markets, could adversely affect market prices prevailing from time to time. Furthermore, only a limited number of shares of our common stock may be available for sale in the public markets after the closing of this offering due to contractual, legal and other restrictions on resale. These factors could also make it more difficult to raise funds through future offerings of our common stock. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

Stock Plans

We intend to file a registration statement or statements on Form S-8 under the Securities Act covering shares of common stock reserved for issuance under our 2022 Equity Incentive Plan including any stock options approved in connection with this offering. These registration statements are expected to be filed as soon as practicable after the closing date of this offering. Shares issued upon the exercise of stock options after the effective date of the applicable Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements described above.

Registration Rights

Upon the closing of this offering, the holders of up to 2,122,115 shares of our common stock or their transferees will be entitled to various rights with respect to the registration of these shares under the Securities Act. Registration of these shares under the Securities Act would result in these shares becoming fully tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. See “Description of Securities—Registration Rights” for additional information. Shares covered by a registration statement will be eligible for sale in the public market upon the expiration or release from the terms of the lock-up agreement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

In addition, this summary does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

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Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock”. Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts”.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

●	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

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●	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock is or will in the future be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, which we refer to as FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our common stock and will generally apply with respect to gross proceeds of a sale or other disposition of our common stock.

If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

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EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

SELLING STOCKHOLDERS

An aggregate of up to 2,122,115 shares of common stock may be offered by certain Selling Stockholders. The following table sets forth certain information with respect to each Selling Stockholder for whom we are registering shares for resale to the public as of the date of this prospectus. No material relationships exist between any of the Selling Stockholders and us nor have any such material relationships existed within the past three years.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Before this Offering and the Conversion of the Convertible Notes	Number of Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned Following Offering(3)	Percent of Common Stock Beneficially Owned Following Offering (2)
Shares Underlying Warrants Registered Hereby(1)
Victor Henry David Trione	-	40,744	148,621	3.8%
Pub GST Trust	-	13,928	13,928	*
Park Family Trust Est. August 29, 2012	-	10,394	10,394	*
Poppleton Partners	-	7,692	7,692	*
Fluffco, LLC	-	67,975	210,587	5.3%
Ernesto Chang	-	3,534	3,534	*
Eddie Shin	-	3,534	3,534	*
EagleVision Ventures, Inc.	-	44,803	44,803	1.1%
Donald A. Foss Irrevocable Trust dated August 14, 2022	-	103,938	431,145	10.8%
Bali Venture Partners, LLC	-	61,323	61,323	1.6%
Cheryl Krane	4,232	3,742	7,974	*
Brian Pope	-	3,534	3,534	*
Shares Issued upon Conversion of Convertible Notes Registered Hereby
Alessandro Parravicini	-	6,520	6,520	*
Allen Vaysberg	-	12,841	12,841	*
Anthony Gattuso	-	2,859	2,859	*
Barrett Johnston	-	25,659	25,659	*
Brad Hinman	-	6,545	6,545	*
Brian Cappy	-	28,364	28,364	*
Byron Riché Jones	-	45,956	45,956	1.2%
C H Expressway Properties	-	32,533	32,533	*
Chander Family Revocable Trust	-	15,176	15,176	*
Chris and Natalie Croswell	-	6,148	6,148	*
Chris Coulter, Controller	36,277	13,946	50,223	1.7%
Chris Rosch	-	26,449	26,449	*
Conner Moore	-	5,357	5,357	*
Daniel Allen Nadeau	-	5,210	5,210	*
David Lawrence	-	25,547	25,547	*
Don Foster	-	4,714	4,714	*
Donald A. Foss Revocable Living Trust dated January 1981	-	327,207	431,145	10.8%
Douglas Durst, CFO	-	23,361	23,361	2.2%
Fluffco, LLC	-	142,612	210,587	5.3%
Grant Knowles	-	6,579	6,579	*
Gregory and Vicky Chapin Living Trust 2012	-	12,995	12,995	*
Huff Family Trust	-	30,262	30,262	*
Istvan Elek	-	26,080	26,080	*
Jacob Bond	-	25,448	25,448	*
Jebiaus Brown	-	4,072	4,072	*
Jeff Engleman	26,973	67,977	94,950	2.5%
Jeffrey Wilson	1,212	21,738	22,950	*
Jimmy E Pineda	-	14,291	14,291	*
Joe Grady (Grady Family Trust)	-	18,153	18,153	*
John & Kristen Hinman Trust, dated February 23, 2016 (John Hinman)	-	51,572	51,572	1.4%
Jonathan Bond	-	12,982	12,982	*
Jonathan Poche	-	28,472	28,472	*
Kelli Moore (fka Kelli Tennant)	-	5,357	5,357	*
Laszlo Kokeny	-	7,782	7,782	*
Lindsey Schwartz	11,730	34,636	46,366	1.2%
Michelle Furtado and Brahma Furtado	-	9,016	9,016	*
Nick Davies	-	31,638	31,638	*
Paras Shah	-	20,325	20,325	*
Patrick Morrison	-	26,242	26,242	*
Peter Agboh	-	11,350	11,350	*
Robert Morrison	-	38,795	38,795	1.0%
Ron Olthius	-	2,524	2,524	*
Ronald G Olthuis	-	6,520	6,520	*
Rowland W. Day II and Jaimie D. Day Family Trust U/T/D April 13, 1990(4)	2,400	40,052	42,452	1.1%
SMEA2Z LLC - Phillip Verges	-	13,040	13,040	*
Stark Family Trust	-	67,957	67,957	1.8%
Stephen Osborne	-	12,214	12,214	*
Taylor Fowles	-	26,720	26,720	*
Tom & Carol Healy	70,000	6,255	76,255	2.0%
Victor David Henry Trione	-	107,877	148,621	3.8%
Welder Family Trust	-	26,259	26,259	*
Outstanding Shares of Common Stock Registered Hereby
Rowland W. Day II and Jaimie D. Day Family Trust U/T/D April 13, 1990(4)	2,400	2,400	42,452	1.1%
BJ Jones	6,991	6,991	6,991	*
Cheryl Krane	4,232	4,232	7,974	*
Chris Coulter, Controller	36,277	36,277	50,223	1.7%
Jeff Engleman	26,973	26,973	94,950	2.5%
Jeffrey Wilson	1,212	1,212	22,950	*
Joshua O’Brien	6,913	6,913	6,913	*
Junie Bessenyeu	7,262	7,262	7,262	*
Lindsey Schwartz	11,730	11,730	46,366	1.2%
Mark Middlesworth	6,000	6,300	6,000	*
Michael Graff	4,800	4,800	4,800	*
Tom & Carol Healy	70,000	70,000	76,255	2.0%
Total Shares Registered Hereby		2,122,115

* Less than 1%

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Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(1)	The number of shares of common stock owned prior to the offering in this column assumes the successful completion of our initial public offering and assumes that each selling stockholder purchases the shares available for purchase pursuant to their warrants.
(2)	Based on the 2,772,953 shares of common stock outstanding immediately prior to this offering and giving effect to (x) the Convertible Note Conversion and (y) the Reverse Stock Split and excluding: ((i) outstanding options to purchase approximately 97,600 shares of our common stock which were issued to various individuals; (ii) outstanding warrants to purchase 365,141 shares of our common stock issued to various individuals, consisting of (x) warrants to purchase 189,167 shares with an exercise price of $6.50 per share, (y) warrants to purchase 154,246 shares with an exercise price of $7.10 per share, and (z) warrants to purchase 21,728 shares with an exercise price of $7.50 per share; (iv) 178,500 shares of our common stock underlying the underwriters’ over-allotment option; and (v) warrants to purchase up to 82,110 shares of our common stock issuable to the Representative in connection with this offering at a price of 120% of the initial public offering price.
(3)	Assumes conversion of all convertible notes and exercise of all options and warrants held by the relevant holder.
(4)	The trustee of this trust is a legal counsel to the Company.

PLAN OF DISTRIBUTION

The Selling Stockholders, and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of common stock at a stipulated price per share of common stock;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the FINRA Rule 2121 and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the shares of common stock covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these shares of common stock to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these shares of common stock. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. We will pay certain fees and expenses incurred by us incident to the registration of the shares of common stock.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed resale of the shares of common stock by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the shares of common stock may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of common stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Rowland Day, Esq. of Bigfork, Montana and Parr Brown Gee & Loveless, P.C., Salt Lake City, Utah. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the underwriters.

Interests of named experts and counsel

Rowland Day, Esq. is the trustee of the Rowland W. Day II and Jaimie D. Day Family Trust U/T/D April 13, 1990, which owns (i) two of our convertible notes in principal amounts of $40,100 and $100,000, which converted into shares of our common stock upon the Convertible Note Conversion at approximately $4.13 per share (on a post Reverse Stock Split basis) and (ii) 2,400 shares of our common stock (giving effect to the Reverse Stock Split).

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2022 and 2021, respectively, have been included in this registration statement and have been so included in reliance upon the report of M&K CPAS, PLLC (such report including an explanatory paragraph regarding our ability to continue as a going concern as described in Note 2 to the financial statements), an independent registered public accounting firm, given on the authority of M&K CPAS, PLLC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares of common stock we are offering by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this prospectus regarding that contract or document is qualified by reference to the exhibit. Our SEC filings, including the registration statement of which this prospectus forms a part, are also available to you, free of charge, from the SEC’s website at www.sec.gov.

Upon the effective date of the registration statement of which this prospectus forms a part, we will be subject to the information reporting requirements of the Exchange Act, and we intend to file reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will also be available to you, free of charge, from the SEC’s website at www.sec.gov.

We maintain a website at www.branchoutfood.com. There we make available free of charge, on or through the investor relations section of our website, the reports and other information that we file with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in and is not a part of this prospectus or the registration statement of which it forms a part or any other report or documents we file with or furnish to the SEC, and investors should not rely on any such information in deciding whether to invest.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the date hereof. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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BRANCHOUT FOOD, INC.

INDEX TO FINANCIAL STATEMENTS

(Unaudited)

For the Three Months Ended March 31, 2023 and 2022

F-1

BRANCHOUT FOOD INC.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash	$200,209	$312,697
Accounts receivable	89,262	78,236
Advances on inventory purchases	147,582	29,500
Inventory	110,314	159,761
Deferred offering costs	641,962	543,664
Other current assets	687,352	497,779
Total current assets	1,876,681	1,621,637

Restricted cash	235,750	235,750
Property and equipment, net	966,467	1,022,290
Note receivable	384,628	384,628

Total Assets	$3,463,526	$3,264,305

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$408,087	$239,939
Accounts payable, related parties	55,890	40,140
Accrued expenses	788,289	688,722
Convertible notes payable, related parties	178,500	140,000
Convertible notes payable	5,361,691	4,919,191
Notes payable, current portion	2,450,000	2,250,000
Revolving line of credit	66,444	91,541
Total current liabilities	9,295,401	8,369,533

Notes payable, net of current portion	34,500	34,500

Total Liabilities	9,329,901	8,404,033

Stockholders’ Deficit:
Common stock, $0.001 par value, 200,000,000 shares authorized; 3,001,909 shares issued and outstanding	3,002	3,002
Additional paid-in capital	3,792,547	3,742,101
Accumulated deficit	(9,661,924)	(8,884,831)
Total Stockholders’ Deficit	(5,866,375)	(5,139,728)

Total Liabilities and Stockholders’ Deficit	$3,463,526	$3,264,305

See accompanying notes to financial statements.

F-2

BRANCHOUT FOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,
	2023	2022

Net revenue	$97,340	$238,145
Cost of goods sold	71,159	278,500
Gross profit (loss)	26,181	(40,355)

Operating expenses:
General and administrative	180,900	182,036
Salaries and wages	251,810	98,877
Professional fees	144,141	163,303
Depreciation expense	55,823	81
Total operating expenses	632,674	444,297

Operating loss	(606,493)	(484,652)

Other income (expense):
Interest income	2,845	2,973
Interest expense	(173,445)	(1,618,288)
Total other income (expense)	(170,600)	(1,615,315)

Net loss	$(777,093)	$(2,099,967)

Weighted average common shares outstanding - basic and diluted	3,001,909	2,996,513
Net loss per common share - basic and diluted	$(0.26)	$(0.70)

See accompanying notes to financial statements.

F-3

BRANCHOUT FOOD INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

	For the Three Months Ended March 31, 2023
			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2022	3,001,909	$3,002	$3,742,101	$(8,884,831)	$(5,139,728)

Stock options issued for services	-	-	50,446	-	50,446

Net loss	-	-	-	(777,093)	(777,093)

Balance, March 31, 2023	3,001,909	$3,002	$3,792,547	$(9,661,924)	$(5,866,375)

	For the Three Months Ended March 31, 2022
			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2021	2,981,048	$2,981	$2,616,666	$(4,241,479)	$(1,621,832)

Common stock sold for cash	6,061	6	9,994	-	10,000

Common stock issued for services	12,300	12	20,283	-	20,295

Stock options issued for services	-	-	16,975	-	16,975

Modification of warrants	-	-	377,200	-	377,200

Modification of derivatives	-	-	630,684	-	630,684

Net loss	-	-	-	(2,099,967)	(2,099,967)

Balance, March 31, 2022	2,999,409	$2,999	$3,671,802	$(6,341,446)	$(2,666,645)

See accompanying notes to financial statements.

F-4

BRANCHOUT FOOD INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(777,093)	$(2,099,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	55,823	81
Amortization of debt discounts	-	1,117,111
Common stock issued for services	-	20,295
Options and warrants issued for services	50,446	16,975
Amended warrants	-	377,200
Decrease (increase) in assets:
Accounts receivable	(11,026)	(165,976)
Advances on inventory purchases	(118,082)	(8,840)
Inventory	49,447	(22,931)
Other current assets	(189,573)	(239,916)
Increase (decrease) in liabilities:
Accounts payable	168,148	52,409
Accounts payable, related parties	15,750	17,246
Accrued expenses	99,567	62,629
Net cash used in operating activities	(656,593)	(873,684)

Cash flows from investing activities
Payments received on notes receivable	-	13,392
Purchase of property and equipment	-	(40,699)
Net cash used in investing activities	-	(27,307)

Cash flows from financing activities
Payment of deferred offering costs	(98,298)	(137,342)
Proceeds received on convertible notes payable, related parties	25,000	-
Proceeds received on convertible notes payable	442,500	700,000
Repayments on convertible notes payable	-	(20,000)
Proceeds received on notes payable	200,000	-
Repayment of notes payable	-	(22,384)
Proceeds received on revolving line of credit	-	128,366
Repayments on revolving line of credit	(25,097)	(133,383)
Proceeds from sale of common stock	-	10,000
Net cash provided by financing activities	544,105	525,257

Net increase (decrease) in cash	(112,488)	(375,734)
Cash and restricted cash - beginning of period	548,447	856,082
Cash and restricted cash - ending of period	$435,959	$480,348

Supplemental disclosures:
Interest paid	$39,593	$68,112
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Value of debt discount on derivative liabilities	$-	$630,684

See accompanying notes to financial statements.

F-5

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

BranchOut Food Inc. (formerly AvoLov, LLC, Avochips, LLC and Avochips Inc.) was incorporated as Avochips Inc. in Oregon on February 21, 2017, and redomiciled in Nevada on November 19, 2021, subsequent to a conversion from an LLC, named AvoLov, LLC, to a C-Corporation, named BranchOut Food Inc. On November 3, 2017. BranchOut Food Inc. (“BranchOut,” the “Company,” “we,” “our” or “us”) are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. One of the Company’s contract manufacturers is in Chile. The Company entered into a second contract manufacturing partnership in 2022 with a company based in Peru. This facility houses BranchOut’s continuous through put dehydration machine, substantially increasing production capacity. Both facilities produce dehydrated fruit and vegetable products for BranchOut using a new proprietary dehydration technology. The Company’s customers are primarily located throughout the United States.

Basis of Accounting

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting and as required by pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of items of a normal and recurring nature) necessary to present fairly the financial position as of March 31, 2023, the results of operations for the three months ended March 31, 2023 and 2022, and cash flows for the three months ended March 31, 2023 and 2022. The results of operations for the three months ended March 31, 2023 are not necessarily indicative of the results to be expected for the full year. The balance sheet as of December 31, 2022 was derived from our audited financial statements. The accompanying condensed financial statements and notes thereto should be read in conjunction with the audited financial statements for the year ended December 31, 2022.

When preparing financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Going Concern

As shown in the accompanying condensed financial statements, as of March 31, 2023, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $9,661,924 and negative working capital of $7,418,720, and the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The condensed financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These condensed financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities, that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-6

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Segment Reporting

ASC 280, Segment Reporting, requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820 – Fair Value Measurement and Disclosures (ASC 820). Under ASC 820-10-05, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were no cash equivalents on hand on March 31, 2023 and December 31, 2022.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, under current regulations. The Company did not have any cash in excess of FDIC insured limits at March 31, 2023, and had $62,697 in excess of FDIC insured limits on December 31, 2022, and has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had no allowance for doubtful accounts on March 31, 2023 and December 31, 2022.

Inventory

The Company’s products consist of pre-packaged and bulk dried fruit and vegetable-based snacks, powders and ingredients purchased from contract-manufacturers in Chile and/or Peru. The Company’s contract manufacturer in Peru uses equipment purchased by the Company in its manufacturing process. Raw materials consist of packaging materials. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized. Inventory, consisting of raw materials and finished goods are stated at the lower of cost or net realizable value using the average cost valuation method, and consist of the following:

	March 31,	December 31,
	2023	2022
Raw materials	$29,757	$10,824
Finished goods	80,557	148,937
	$110,314	$159,761

The Company made prepaid inventory advances on product in the amount of $147,582 and $29,500 as of March 31, 2023 and December 31, 2022 respectively. Advances of 70% of estimated finish product costs are made to enable manufacturer’s purchase of raw materials to produce finished products. The remaining 30% of finish product costs are paid upon receipt of finished goods.

F-7

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Initial Public Offering Costs

Initial public offering (“IPO”) costs consist principally of professional fees, principally of legal and accounting, and other costs such as printing, and registration costs incurred in connection with the planned IPO of the Company of the common stocks. As of March 31, 2023, the Company incurred $641,962 of costs directly attributable to its proposed IPO, which been deferred and recorded in other assets in the balance sheet. Such costs are deferred until the closing of the IPO, at which time the deferred costs are offset against the offering proceeds. In the event the IPO is unsuccessful or aborted, the costs will be expensed.

License Agreement

In 2021, the Company entered into a license agreement to license the rights to certain production equipment developed and manufactured by another company through the purchase of that company’s equipment. The license is not discernable from the equipment; therefore, the license costs have been capitalized and depreciated over the useful life of the equipment. The license agreement also entitles the licensor to a royalty on all revenue from the sale of products produced using the equipment. These royalties are recognized as royalty expenses as the products are sold. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay as disclosed in Note 14 below.

Derivatives

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

F-8

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customer. Under ASC 606, the Company recognizes revenue from the sale of its plant-based snack products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation, and the related costs are recorded as selling expenses in general and administrative expenses in the statement of operations. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

The Company’s sales are predominantly generated from the sale of finished products to retailers, and to a lesser extent, direct to consumers through third party website platforms. These sales contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are received by the retailer or customer, or when title of goods is exchanged. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates based principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	March 31,
	2023	2022
Gross revenue	$110,579	$281,547
Less: slotting, discounts, and allowances	13,239	43,402
Net revenue	$97,340	$238,145

Cost of Goods Sold

Cost of goods sold represents costs directly related to the purchase, production and manufacturing of the Company’s products. Costs include purchase costs, product development, freight-in, packaging, and print production costs.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $36,669 and $51,251 for the three months ended March 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company issued stock-based compensation in the amount of $50,446 and $37,270 for the three months ended March 31, 2023 and 2022, respectively.

Accounting Pronouncements Issued Not Yet Adopted

As of March 31, 2023, there are no recently issued accounting pronouncements not yet adopted which would have a material effect on the Company’s condensed financial statements.

F-9

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 – Related Party Transactions

Accounts Payable

As of March 31, 2023 and December 31, 2022, the Company owed Chase Innovations, Inc., a Company owned by our Chief Financial Officer Douglas Durst, $55,890 and $40,140, respectively, for services rendered.

Convertible Notes Payable

As disclosed in Note 10, below, On January 5, 2023, the Company sold an unsecured convertible promissory note to the Chief Executive Officer’s parents, Mr. Tom and Carol Healy, bearing interest at 8% per annum, in the face amount of $25,000. The note is convertible at a fixed conversion price of $1.65 per common share.

As disclosed in Note 10, below, the Company’s Chief Financial Officer, Douglas Durst, holds an unsecured convertible promissory note (“CFO Note”), in the face amount of $90,000, as outstanding at March 31, 2023 and December 31, 2022. The note is convertible at a fixed conversion price of $1.65 per common share.

As disclosed in Note 10, below, the Company’s Controller, Chris Coulter, holds an unsecured convertible promissory note (“Controller Note”), in the face amount of $50,000, as outstanding at March 31, 2023 and December 31, 2022. The note is convertible at a fixed conversion price of $1.65 per common share.

F-10

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 3 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash, notes receivable, derivative liabilities and debts that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of March 31, 2023 and December 31, 2022:

	Fair Value Measurements at March 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$200,209	$-	$-
Cash, restricted	235,750	-	-
Notes receivable	-	384,628	-
Total assets	435,959	384,628	-
Liabilities
Convertible notes payable, related parties	-	-	178,500
Convertible notes payable	-	-	5,361,691
Notes payable	-	2,484,500	-
Revolving line of credit	-	66,444	-
Total liabilities	-	2,550,944	5,526,691
	$435,959	$(2,166,316)	$(5,526,691)

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$312,697	$-	$-
Cash, restricted	235,750	-	-
Notes receivable	-	384,628	-
Total assets	548,447	384,628	-
Liabilities
Convertible notes payable, related parties	-	-	140,000
Convertible notes payable	-	-	4,919,191
Notes payable	-	2,284,500	-
Revolving line of credit	-	91,541	-
Total liabilities	-	2,376,041	5,059,191
	$548,447	$(1,991,413)	$(5,059,191)

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the three months ended March 31, 2023 or the year ended December 31, 2022.

F-11

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 4 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total net revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

Four customers, Grocery Outlet, Nassau Candy Distributors Inc., UNFI and Amazon, accounted for 91% of net revenue for the three months ended March 31, 2023, and one customer, Costco accounted for 100% of net revenue for the three months ended March 31, 2022.

For the three months ended March 31, 2023, four customers, Grocery Outlet, KEHE distributors, Nassau Candy Distributors Inc. and UNFI, accounted for 97% of accounts receivable. For the three months ended March 31, 2022, two customers, Costco and Wal-Mart, accounted for 90% of accounts receivable.

Note 5 – Other Current Assets

Other current assets consisted of the following as of March 31, 2023 and December 31, 2022, respectively:

	March 31,	December 31,
	2023	2022
Prepaid insurance costs	$413	$959
Prepaid advertising and trade show fees	8,170	19,485
Prepaid professional fees	1,360	12,617
Prepaid membership dues and taxes	209,551	-
Refunds receivable	3,399	1,594
Advances to customer	281	-
Interest receivable	10,841	7,996
Advances to co-manufacturer, NXTDried(1)	453,337	455,128
Total	$687,352	$497,779

(1)The Company has advanced NXTDried Superfoods SAC (“NXTDried”), a company organized under the laws of Peru, with its principal office in San Isidro, Lima, Peru., a total of $455,128 over various dates between January 28, 2022 and June 30, 2022, for the purchase and construction of the facility and infrastructure necessary to facilitate the manufacturing of the Company’s products. The advance is to be repaid in the form of a $1.00 USD per kilogram discount on all products manufactured for the Company. The advance is not currently backed by a promissory note, and is unsecured. A total of $1,791 was credited against purchases made from NXTDried during the three months ended March 31,2023.

Note 6 – Restricted Cash

On May 7, 2021, the Company entered into a secured loan agreement (“Loan Agreement”) with EnWave Corporation (“EnWave”) that was partially collateralized with a cash pledge in the amount of $125,000, which was subsequently replaced by a Guarantee Agreement, dated November 22, 2021, in which the cash pledge was increased to $235,750 to cover EnWave’s responsibility for additional Valued Added Taxes (“VAT”). The restriction will lapse on May 30, 2023 or when the related long-term debt is satisfied.

The following table provides a reconciliation of cash and restricted cash reported within the balance sheets that sum to the total of the same such amounts shown in the statements of cash flows:

	March 31,	December 31,
	2023	2022
Cash	$200,209	$312,697
Restricted cash	235,750	235,750
Total cash and restricted cash	$435,959	$548,447

F-12

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 7 – Property and Equipment

Property and equipment as of March 31, 2023 and December 31, 2022 consisted of the following:

	March 31,	December 31,
	2023	2022
Equipment and machinery	$1,116,769	$1,116,769
Less: Accumulated depreciation	(150,302)	(94,479)
Total property and equipment, net	$966,467	$1,022,290

Depreciation of property and equipment was $55,823 and $81 for the three months ended March 31, 2023 and 2022, respectively.

Note 8 – Notes Receivable

Nanuva Note Receivable

On February 4, 2021, the Company entered into a Manufacturing and Distributorship Agreement (“MDA”) with Natural Nutrition SpA, a Chilean company (“Nanuva”), in which the Company loaned $500,000 to Nanuva (“Advance Payment”) to help finance the capital investment needed for Nanuva to purchase two industrial fruit drying machines to be used in servicing the Company’s manufacturing needs. Pursuant to the MDA, the Company will recover the Advance Payment no later than May 31, 2027, and the loan will bear interest at 3% per annum. The loan shall be repaid pursuant to a two-dollar ($2/kg) deduction in the price of any product exported by Nanuva to the Company with certain mandatory minimum annual payments. Repayments commenced on the earlier of a) the first invoice issued by Nanuva after installation of the drying equipment, or b) June 30, 2021. The MDA shall expire on May 31, 2027, with automatic annual renewals thereafter, unless it is terminated in accordance with the provisions within the agreement. As of March 31, 2023, a total of $131,594 had been repaid as a reduction of inventory costs, consisting of $115,372 of principal and $16,222 of interest. As of March 31, 2023, a total of $395,469 was due from Nanuva, consisting of $384,628 of principal and $10,841 of unpaid interest. The loan is collateralized by a second lien in the equipment Pursuant to the MDA, the Company has been appointed as the distributor with exclusivity granted to the Company for the following territories:

	Exclusivity	Minimum Volume
Product	Territories	(Kg/month)(“MOQ”)
Avocado Powder	Worldwide (except Chile)	1,000
Banana Chips	Worldwide (except Chile)	1,000
Avocado Snacks	North America (Canada and USA)	1,000
Avocado Chips	Worldwide	1,000
Other Powders	No Exclusivity	-0-

Note 9 – Accrued Expenses

Accrued expenses consisted of the following as of March 31, 2023 and December 31, 2022, respectively:

	March 31,	December 31,
	2023	2022
Accrued payroll and taxes	$37,923	$40,089
Accrued interest	736,099	602,246
Accrued chargebacks	14,267	46,387
Total accrued expenses	$788,289	$688,722

F-13

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 10 – Convertible Notes Payable, Related Parties

Convertible notes payable, related parties consisted of the following at March 31, 2023 and December 31, 2022, respectively:

	March 31,	December 31,
	2023	2022

On January 5, 2023, the Company sold an unsecured convertible promissory note for $25,000 to the Chief Executive Officer’s parents, Mr. Tom and Carol Healy, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The note carries a default interest rate of 18% per annum. (See the description of the First Quarter of 2023 Convertible Notes in Note 11 – Convertible Notes Payable, below).	$25,000	$-

On December 31, 2021, the Company sold a convertible promissory note (“CFO Note”) to the Company’s Chief Financial Officer, Douglas Durst in the face amount of $90,000. The unsecured CFO Note, bears interest at 5% per annum, originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 (the “IPO”) is effective, at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity date was extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	90,000	90,000

On May 28, 2020, the Company sold a convertible promissory note (“Controller Note”) to the Company’s Controller, Chris Coulter in the face amount of $50,000. The unsecured Controller Note, bears interest at 5% per annum, originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 (the “IPO”) is effective, at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity date was also extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	50,000	50,000

Convertible notes payable, related parties	$178,500	$140,000

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $19,054 on the CFO Note and $19,961 on the Controller Note upon the respective origination dates for the embedded derivative features of the convertible debts. The discounts were amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $19,003 of interest expense pursuant to the amortization of note discounts during the three months ended March 31, 2022.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued on the Convertible Notes, Related Parties represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a Monte Carlo simulation model.

The Company recorded interest expense pursuant to the stated interest rates on the Convertible Notes, Related Parties in the amount of $2,192 and $616 for the three months ended March 31, 2023 and 2022, respectively.

F-14

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 11 – Convertible Notes Payable

Convertible notes payable consists of the following at March 31, 2023 and December 31, 2022, respectively:

	March 31,	December 31,
	2023	2022

On various origination dates between January 5, 2023 and March 27, 2023, the Company sold a total of ten (10) individual convertible promissory notes (“First Quarter of 2023 Convertible Notes”) with substantially the same terms in exchange for gross proceeds of $442,500. The unsecured First Quarter of 2023 Convertible Notes, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each First Quarter of 2023 Convertible Notes is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The First Quarter of 2023 Convertible Notes carry a default interest rate of 18% per annum.	$442,500	$-

On various origination dates between October 28, 2022 and December 13, 2022, the Company sold a total of sixteen (16) individual convertible promissory notes (“2022 Convertible Notes”) with substantially the same terms in exchange for gross proceeds of $645,600. The unsecured Convertible Notes, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, as extended from the original maturity date of March 31 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000. The notes carry a default interest rate of 18% per annum.	645,600	645,600

On June 6, 2022, the Company completed the sale of a (i) convertible promissory note in the principal amount of $200,000 (“Fluffco Convertible Note”) to Fluffco, LLC (“Fluffco”), and (ii) a five-year warrant to purchase 8,485 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $186,000, pursuant to a Securities Purchase Agreement between the Company and Fluffco (the “Purchase Agreement”). The unsecured convertible note bears interest at 8% per annum and carries a default rate of 18%, which is mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The note matured on November 30, 2022, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.2679, was $8,485, and is being amortized as a debt discount over the life of the loan. The Company received net proceeds of $186,000 after deductions of debt discounts, consisting of $14,000 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	200,000	200,000

On May 26, 2022, the Company completed the sale of a (i) convertible promissory note in the principal amount of $1,250,000 (“Foss Convertible Note”) to Don Foss (“Foss”), and (ii) a five-year warrant to purchase 45,833 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $1,162,500, pursuant to a Securities Purchase Agreement between the Company and Foss (the “Purchase Agreement”). The unsecured convertible note bears interest at 8% per annum and carries a default rate of 18%, which is mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The note matured on November 30, 2022, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.2570, was $45,833, and is being amortized as a debt discount over the life of the loan. The Company received net proceeds of $1,162,500 after deductions of debt discounts, consisting of $87,500 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	1,250,000	1,250,000

On various origination dates between February 15, 2022 and February 25, 2022, the Company sold two (2) individual convertible promissory notes (“First Convertible Eagle Vision Notes”) with a face value of $350,000 each, under substantially the same terms. The unsecured convertible notes bear interest at 5% per annum and carry a default rate of 18%, which are mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The notes matured on November 30, 2022, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	700,000	700,000

On various origination dates between March 1, 2018 and December 31, 2021, the Company sold a total of fifty-two (52) individual convertible promissory notes (“Convertible Notes”) with substantially the same terms, for total proceeds of $2,143,591. The unsecured Convertible Notes bearing interest at 5% per annum, which originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $5,000,000, as amended, is effective at fixed conversion prices of either $0.82 or $1.65 per common share (six (6) of the Convertible Notes, totaling $355,000 of principal, were amended to convert at $0.82 per common share, and forty-six (46) of the Convertible Notes, totaling $1,788,591 of principal, were amended to convert at $1.65 per common share), and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. On February 14, 2022, one of the Convertible Notes was repaid, consisting of $20,000 of principal and $3,586 of interest. The Convertible Notes were originally set to mature after eighteen months but were later amended to extend the maturity to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	2,123,591	2,123,591

Total convertible notes payable	$5,361,691	$4,919,191

F-15

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

In accordance with ASC 470, the Company recorded total discounts of $1,604,537 for the embedded derivative features of the convertible debts incurred as of December 31, 2022. The discounts were amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $1,028,509 of interest expense pursuant to the amortization of note discounts for the three months ended March 31, 2022.

In accordance with ASC 815, the Company determined that the variable conversion feature and shares to be issued on the Convertible Notes represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a Monte Carlo simulation model. In 2021, under ASC 480-10-25, the conversion feature of the convertible notes was accounted for as a liability since the conversion was a discount to the IPO price, which “lacked risk” for the note holder and forced liability accounting. Effective January 1, 2022, the convertible notes with the conversion feature were amended to fixed conversion rates of either $0.82 or $1.65 per share, therefore in 2022, ASC 480-10-25 no longer applies given the fixed conversion rate and the derivative liability was removed.

The Company recorded interest expense pursuant to the stated interest rates on the Convertible Notes in the amount of $80,761 and $31,519 for the three months ended March 31, 2023 and 2022, respectively.

Note 12 – Notes Payable

On March 15, 2023, the Company completed the sale of the Hinman Note to Hinman, pursuant to the Loan Agreement between the Company and Hinman. The Hinman Note bears interest at 18% per annum, based on a 360-day year, and carries a monthly default rate of 1.5% of all outstanding principal, interest, fees and penalties. The Hinman Note matures on September 14, 2023, and is secured by the Company’s accounts receivable from Walmart.

On May 7, 2021, we accepted subscriptions for $1,000,000 and issued senior secured promissory notes and stock purchase warrants to six accredited investors. Each promissory note (titled a “Subordinated Note”) accrues interest at an annual rate of 15%, of which 10% is to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Subordinated Note is due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. The maturity dates were extended to June 30, 2023. We received gross proceeds of $1,000,000 in connection with the offering, and net proceeds of $890,000, after payment of $110,000 in diligence fees to Eagle Vision Ventures, Inc. (“Eagle Vision”), which was amortized as a debt discount over the original life of the notes. The Subordinated Notes are a general secured obligation of the Company, subordinated to the Senior Secured Notes mentioned below.

The documentation with the investors of our May 2021 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company and provide to them monthly financial statements and annual budgets. We are also required to file a registration statement with the SEC in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.84 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 385,607 shares, including 38,456 warrants issued as offering costs in connection with the Subordinated Notes, which are also being amortized as a debt discount over the life of the notes. We are required to register the shares issuable upon exercise of the warrants with the SEC in this filing. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period. The principal balance of the notes payable was $1,000,000 as of March 31, 2023 and December 31, 2022. The Company recorded total discounts of $176,228 on the Subordinated Notes, consisting of $110,000 of loan origination costs paid to Eagle Vision Ventures, Inc, and an aggregate $66,228 of debt discounts on warrants granted to the eight investors for warrants issued in consideration of the debt financing received on May 7, 2021, including warrants issued as offering costs to two additional parties. The debt discounts were amortized as a debt discount over the original life of the notes, resulting in $39,951 of finance costs, including $15,014 of amortized discounts attributable to the warrants for the three months ended March 31, 2022.

On December 8, 2020, we accepted subscriptions for $1,250,000 and issued senior secured promissory notes and stock purchase warrants to three accredited investors. Each promissory note (titled a “Senior Secured Note”) accrues interest at an annual rate of 15%, of which 10% is to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Senior Secured Note is due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. The maturity dates were extended to June 30, 2023. We received net proceeds of $1,115,000, after payment of $135,000 in diligence fees to Eagle Vision, in connection with the offering.

The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants, and conditions of all existing debt of the Company, except for our loans from Small Business Administration. We executed a Security Agreement concurrently with the issuance of the Notes and filed UCC financing statements with the Oregon Secretary of State.

F-16

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

The documentation with the investors of our December 2020 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company and provide to them monthly financial statements and annual budgets. We are also required to file a registration statement with the SEC in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.60 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 179,396 shares, including 47,811 warrants issued as offering costs in connection with the Subordinated Notes, which were also amortized as a debt discount over the original life of the notes. We are required to register the shares issuable upon exercise of the warrants with the SEC in this filing. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period. The principal balance of the Senior Secured Notes was $1,250,000 as of March 31, 2023 and December 31, 2022. The Company recorded total discounts of $180,196 on the Senior Secured Notes, consisting of $135,000 of loan origination costs paid to Eagle Vision Ventures, Inc, and an aggregate $45,196 of debt discounts on warrants granted to the five investors for warrants issued in consideration of the debt financing received on December 8, 2020, including warrants issued as offering costs to two additional parties. The debt discounts were amortized as a debt discount over the original life of the notes, resulting in $29,648 of finance costs, including $7,436 of amortized discounts attributable to the warrants for the three months ended March 31, 2022.

On May 17, 2020, the Company entered into a loan authorization and loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $34,500 Promissory Note issued to the SBA (the “EIDL Note”) (together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated May 17, 2020, between the SBA and the Company (the “EIDL Security Agreement”) pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company is required to pay principal and interest payments of $169 every month beginning May 17, 2021; however, the SBA extended the repayment date to November 17, 2022. All remaining principal and accrued interest is due and payable on May 17, 2050. The EIDL Note may be repaid at any time without penalty. The principal balance of the EIDL Loan was $34,500 as of March 31, 2023 and December 31, 2022.

Notes payable consists of the following as of March 31, 2023 and December 31, 2022:

	March 31,	December 31,
	2023	2022

Total notes payable	$2,484,500	$2,284,500
Less: unamortized debt discounts	-	-
Notes payable	$2,484,500	$2,284,500
Less: current maturities	2,450,000	2,250,000
Notes payable, less current maturities	$34,500	$34,500

The Company recognized $88,485 and $532,706 of interest expense on notes payable for the three months ended March 31, 2023 and 2022, respectively. Interest expense consisted of $88,485 of stated interest expense during the three months ended March 31, 2023. Interest expense consisted of $85,907 of stated interest expense and $69,599 of amortized debt discounts, including $7,436 and $15,014 of amortization of the debt discount due to warrants on the Senior Secured Notes and Subordinated Notes, respectively, and $377,200 of expense related to the amendment of those warrants, during the three months ended March 31, 2022.

F-17

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 13 – Revolving Line of Credit

On October 1, 2021, we entered into a Growth Line of Credit Agreement (“LOC”) with Ampla LLC, formerly known as Gourmet Growth (“Gourmet Growth”), which allows us to draw funds from time to time, up to an aggregate principal amount of $400,000, for the purpose of purchasing inventory. The LOC accrues interest at 15% per annum and requires a 2% origination fee on each draw. The LOC was secured by all receivables, and all other tangible and intangible personal property, including, but not limited to cash, inventory, equipment, investments, contract rights and other general intangibles and chattel paper. The LOC requires that we collect payments on our accounts receivable in an account, in which Gourmet Growth is able to collect a percentage of the collections to repay the LOC. The line of credit is revolving and automatically renewed upon use for a 12-month period. Repayment is made from current receivables.

The Company’s balance of the LOC was $66,444 and $91,541 as of March 31, 2023 and December 31, 2022, respectively.

The Company recorded interest expense pursuant to the stated interest rates on the LOC in the amount of $4,946 and $5,565 for the three months ended March 31, 2023 and 2022, respectively.

The Company recognized interest expense for the three months ended March 31, 2023 and 2022 respectively, as follows:

	March 31,	March 31,
	2023	2022
Interest on convertible notes payable, related parties	$2,192	$616
Interest on convertible notes payable	80,761	31,519
Interest on notes payable	84,739	85,907
Amortization of debt discounts	-	47,149
Amortization of debt discounts, warrants	-	22,450
Amended warrants	-	377,200
Amortization of debt discounts, derivatives	-	1,047,512
Interest on revolving line of credit	4,946	5,565
Interest on credit cards	807	370
Total interest expense	$173,445	$1,618,288

The aggregate amounts of maturities of notes payable during each of the five years following the balance sheet date and thereafter, including amounts due within one year and classified as current, are as follows:

Fiscal Year Ending	Note Payable Maturities
December 31,	EIDL	EagleVision	Total
2023*	$-	$2,250,000	$2,250,000
2024	-	-	-
2025	-	-	-
2026	-	-	-
2027	83	-	83
2028 and thereafter	34,417	-	34,417
	$34,500	$2,250,000	$2,284,500
Less effects of discounting	-	-	-
Total notes payable	$34,500	$2,250,00	$2,284,500

* Based on the remaining nine months for the year ending December 31, 2023.

F-18

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 14 – Commitments and Contingencies

The Company has contractual obligations under its LOC. Additionally, the Company from time to time may be involved in various inquiries, administrative proceedings and litigation relating to matters arising in the normal course of business. The Company is not aware of any inquiries or administrative proceedings and is not currently a defendant in any material litigation and is not aware of any threatened litigation that could have a material effect on the Company.

On January 19, 2022, the Company entered into a contract manufacturing agreement with NXTDried Superfoods SAC to produce for the Company products for distribution. The Company agreed to pre-pay for inventory via an advance to enable the Manufacturer to invest in necessary processing facilities that will be reimbursed to the Company on an agreed per kg basis over the period from 2022 to 2026.

On May 7, 2021, the Company entered into a license agreement (“License Agreement”) with EnWave, pursuant to which EnWave licensed the EnWave technology, a collection of patents and intellectual property used to manufacture and operate vacuum microwave dehydration machines (the “EnWave Equipment”), to the Company. The License Agreement entitles EnWave to a fixed royalty percentage on all revenue from the sale of products produced using EnWave Equipment, net of trade or volume discounts, refunds paid, settled claims for damaged goods, applicable excise, sales and withholding taxes imposed at the time of the sale, and provides the Company with certain exclusivity rights. In order to maintain the exclusivity of the avocado products, the Company agreed to annual royalty minimums as follows:

Year	Exclusivity Retention Royalty
2021	$-
2022	-
2023	206,763
2024	225,000
2025 and each subsequent year of the term	300,000
2026	300,000
2027	300,000
Total*	$1,331,763

The unrecognized commitment thereafter is $300,000 in perpetuity, as long as the Company elects to maintain exclusivity.

In addition to the initial EnWave Equipment we purchased, the Company agreed to the purchase of additional equipment over time. The additional equipment purchase schedule requires the Company to purchase a “Second EnWave Machine” on or before, June 30, 2023, and pay a non-refundable down payment of 40% of the purchase price, or pay up-to four non-refundable deposits for the Second EnWave Machine in the amount of fifty thousand dollars ($50,000) each on September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 (the “Interim Deposits”), and pay the remainder of a 40% down payment of the purchase price on or before June 30, 2024. The Company is also required to execute an Equipment Purchase Agreement for a 120kW, or greater rated power, EnWave Equipment (the “Third EnWave Machine”) on or before December 31, 2025, and satisfy the payment obligations required with respect to the Third EnWave Machine by the License Agreement. The Company is also required to enter into an Equipment Purchase Agreement for a 120kW, or greater, rated power EnWave Equipment (the “Fourth EnWave Machine”) on, or before, December 31, 2026, and to satisfy the payment obligations required with respect to the Fourth EnWave Machine by the License Agreement. The License Agreement is effective as long as EnWave possesses its EnWave technology. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment, as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay.

Note 15 – Changes in Stockholders’ Deficit

Preferred Stock

The Company has authorized 20,000,000 shares of $0.001 par value preferred stock. As of March 31, 2023, none of the preferred stock has been designated or issued.

Common Stock

The Company has authorized 200,000,000 shares of $0.001 par value common stock. As of March 31,2023, a total of 3,001,909 shares of common stock have been issued. Each holder of common stock is entitled to one vote for each share of common stock held.

F-19

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 16 – Common Stock Options

Stock Incentive Plan

Our board of directors and shareholders adopted our 2022 Omnibus Equity Incentive Plan on January 1, 2022 (the “2022 Plan”). Our 2022 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The number of shares reserved for issuance under the 2020 Equity Plan to an aggregate total of 1,500,000 shares and has been approved by a majority of shareholders of record on January 1, 2022. There were 311,008 options with a weighted average exercise price of $1.65 per share outstanding as of March 31, 2023.

Common Stock Options Issued for Services

On February 28, 2023, the Company awarded fully vested options to purchase 40,000 shares of common stock under the 2022 Plan at an exercise price equal to $1.65 per share, exercisable over a ten-year period to an employee. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 50% and a call option value of $0.8100, was $32,399. The options were expensed as stock-based compensation expense during the three months ended March 31, 2023.

Note 17 – Common Stock Warrants

Warrants to purchase a total of 912,838 shares of common stock at a weighted average exercise price of $2.79 per share, with a weighted average remaining life of 7.7 years, were outstanding as of March 31, 2023.

F-20

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 18 - Income Taxes

The Company incurred a net operating loss for the three months ended March 31, 2023, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. On March 31, 2023, the Company had approximately $5.2 million of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2041.

The effective income tax rate for the three months ended March 31, 2023 and 2022, was 21%.

The Company has incurred cumulative losses which make realization of a deferred tax asset difficult to support in accordance with ASC 740. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, a valuation allowance has been recorded against the Federal and state deferred tax assets as of March 31, 2023 and December 31, 2022.

Additionally, in accordance with ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 19 – Subsequent Events

We have evaluated subsequent events through June 2, 2023, which is the date these Financial Statements were available to be issued, noting no reportable event, except as follows:

Reverse Stock Split

The Company intends to complete a 1-for-2.5 reverse split of its outstanding common stock after the registration statement is declared effective, and the convertible notes are mandatorily converted, as disclosed throughout the prospectus disclosed within this Form S-1. None of the references in these financial statements, footnotes or management’s discussion and analysis refers to shares and per share amounts retroactively restated to reflect the splits. The effects of future stock splits will retrospectively be applied to these financial statements after the reverse stock split is executed.

F-21

BRANCHOUT FOOD, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2022 and 2021

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

BranchOut Food, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BranchOut Food, Inc. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has incurred recurring losses from operations and had a working capital deficit and a stockholders’ deficit as of December 31, 2022 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Capital Stock and Other Equity Accounts

As discussed in Note 19 and Note 20, the Company issued stock options to purchase common stock to employees and an officer of the Company and the Company issued warrants with notes payable to third parties. Auditing management’s calculation of the fair value of the stock options and the warrants issued can be a significant judgment due to the need of a specialist to evaluate the fair value of the stock options and warrants issued and the auditor has to test the inputs and estimates used.

Auditing management’s calculation of the fair value of the stock options and warrants issued can be a significant judgment given the fact that the Company uses management estimates on various inputs to the calculations.

We evaluated management’s conclusions regarding their fair values and reviewed support for the significant inputs used in the valuation model, as well as assessing the model for reasonableness. In addition, we evaluated the Company’s disclosures in relation to this matter included in Note 19 and Note 20 to the financial statements.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC
We have served as the Company’s auditor since 2021

Houston, TX
April 24, 2023

F-23

BRANCHOUT FOOD INC.

BALANCE SHEETS

	December 31,	December 31,
	2022	2021
Assets

Current assets:
Cash	$312,697	$620,332
Accounts receivable	78,236	143,319
Advances on inventory purchases	29,500	260,735
Inventory	159,761	203,969
Deferred offering costs	543,664	192,282
Other current assets	497,779	59,535
Total current assets	1,621,637	1,480,172

Restricted cash	235,750	235,750
Property and equipment, net	1,022,290	1,070,393
Note receivable	384,628	407,342

Total Assets	$3,264,305	$3,193,657

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$239,939	$227,045
Accounts payable, related parties	40,140	20,025
Accrued expenses	688,722	298,337
Convertible notes payable, related parties	140,000	-
Convertible notes payable	4,919,191	-
Notes payable, current portion	2,250,000	-
Revolving line of credit	91,541	156,332
Derivative liabilities	-	630,684
Total current liabilities	8,369,533	1,332,423

Convertible notes payable, related parties, net of discounts	-	120,996
Convertible notes payable, net of discounts	-	1,115,083
Notes payable, net of current portion and discounts	34,500	2,246,987

Total Liabilities	8,404,033	4,815,489

Stockholders’ Deficit:
Common stock, $0.001 par value, 200,000,000 shares authorized; 3,001,909 and 2,981,048 shares issued and outstanding at December 31, 2022 and 2021, respectively	3,002	2,981
Additional paid-in capital	3,742,101	2,616,666
Accumulated deficit	(8,884,831)	(4,241,479)
Total Stockholders’ Deficit	(5,139,728)	(1,621,832)

Total Liabilities and Stockholders’ Deficit	$3,264,305	$3,193,657

The accompanying notes are an integral part of these financial statements.

F-24

BRANCHOUT FOOD INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2022	2021
Net revenue	$752,178	$715,553
Cost of goods sold	922,728	786,469
Gross profit (loss)	(170,550)	(70,916)

Operating expenses:
General and administrative	929,726	391,866
Salaries and wages	628,637	243,450
Professional fees	583,920	205,498
Depreciation expense	93,253	323
Total operating expenses	2,235,536	841,137

Operating loss	(2,406,086)	(912,053)

Other income (expense):
Interest income	13,627	15,017
Interest expense	(2,250,893)	(697,729)
Gain on early extinguishment of debts	-	548,643
Change in fair value of derivative liabilities	-	385,924
Total other income (expense)	(2,237,266)	251,855

Net loss	$(4,643,352)	$(660,198)

Weighted average common shares outstanding - basic and diluted	3,000,380	2,797,793
Net loss per common share - basic and diluted	$(1.55)	$(0.24)

The accompanying notes are an integral part of these financial statements.

F-25

BRANCHOUT FOOD INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2020	2,778,927	$2,779	$2,349,897	$(3,581,281)	$(1,228,605)

Fair value of warrants issued as debt discounts	-	-	66,228	-	66,228

Issuance of membership units retrospectively exchanged to shares for services	160,561	161	132,008	-	132,169

Common stock sold for cash	39,060	39	64,410	-	64,449

Common stock issued for services	2,500	2	4,123	-	4,125

Net loss	-	-	-	(660,198)	(660,198)

Balance, December 31, 2021	2,981,048	$2,981	$2,616,666	$(4,241,479)	$(1,621,832)

Modification of derivatives			630,685		630,685

Fair value of warrants issued as debt discounts	-	-	14,050	-	14,050

Modification of warrants	-	-	377,200	-	377,200

Common stock sold for cash	6,061	6	9,994	-	10,000

Common stock issued for services	14,800	15	24,405	-	24,420

Amortization of stock options issued for services	-	-	69,101	-	69,101

Net loss	-	-	-	(4,643,352)	(4,643,352)

Balance, December 31, 2022	3,001,909	$3,002	$3,742,101	$(8,884,831)	$(5,139,728)

The accompanying notes are an integral part of these financial statements.

F-26

BRANCHOUT FOOD INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(4,643,352)	$(660,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	93,253	323
Change in fair value of derivative liabilities	-	(385,924)
(Gain) loss on early extinguishment of debts	-	(548,643)
Amortization of debt discounts	1,286,021	332,747
Common stock issued for services	24,420	4,125
Members equity issued for services	-	132,169
Options and warrants issued for services	69,101	-
Amended warrants	377,200	-
Decrease (increase) in assets:
Accounts receivable	65,083	(66,156)
Advances on inventory purchases	231,235	(190,610)
Inventory	44,208	(24,583)
Other current assets	(438,244)	(58,897)
Increase (decrease) in liabilities:
Accounts payable	12,894	204,968
Accounts payable, related parties	20,115	20,025
Accrued expenses	390,385	157,757
Net cash used in operating activities	(2,467,681)	(1,082,897)

Cash flows from investing activities
Payments on notes receivable	-	(500,000)
Payments received on notes receivable	22,714	128,051
Purchase of property and equipment	(45,150)	(695,004)
Net cash used in investing activities	(22,436)	(1,066,953)

Cash flows from financing activities
Proceeds received on convertible notes payable, related parties	-	90,000
Proceeds received on convertible notes payable	2,694,100	1,175,100
Proceeds received on revolving line of credit	239,241	189,648
Repayments on revolving line of credit	(304,032)	(33,316)
Proceeds received on notes payable	-	890,000
Repayment of notes payable	(85,445)	(293,393)
Repayments on convertible notes payable	(20,000)	-
Payment of deferred offering costs	(351,382)	(192,282)
Proceeds from sale of common stock	10,000	64,449
Net cash provided by financing activities	2,182,482	1,890,206

Net increase (decrease) in cash	(307,635)	(259,644)
Cash and restricted cash - beginning of period	856,082	1,115,726
Cash and restricted cash - ending of period	$548,447	$856,082

Supplemental disclosures:
Interest paid	$246,661	$201,360
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Property and equipment purchased with notes payable	$-	$375,000
Note receivable settled with cancellation of promissory note	$-	$64,607
Value of debt discount on derivative liabilities	$-	$1,070,995
Modification of derivative liabilities	$630,685	$-
Value of warrants issued as a debt discount	$14,050	$66,228

The accompanying notes are an integral part of these financial statements.

F-27

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Nature of Business

Nature of Business

BranchOut Food Inc. (formerly AvoLov, LLC, Avochips, LLC and Avochips Inc.) was incorporated as Avochips Inc. in Oregon on February 21, 2017, and redomiciled in Nevada on November 19, 2021, subsequent to a conversion from an LLC, named AvoLov, LLC, to a C-Corporation, named BranchOut Food Inc. On November 3, 2017. BranchOut Food Inc. (“BranchOut,” the “Company,” “we,” “our” or “us”) are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. One of the Company’s contract manufacturers is in Chile. The Company entered into a second contract manufacturing partnership in 2022 with a company based in Peru. This facility houses BranchOut’s continuous through put dehydration machine, substantially increasing production capacity. Both facilities produce dehydrated fruit and vegetable products for BranchOut using a new proprietary dehydration technology. The Company’s customers are primarily located throughout the United States.

Note 2 – Basis of Presentation

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission (“SEC”). All references to GAAP are in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the GAAP hierarchy.

When preparing financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $5,139,728, and negative working capital of $6,747,896 as of December 31, 2022, and the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

COVID-19 Pandemic

During the first quarter ended March 31, 2020, concerns related to the spread of coronavirus (“COVID-19”) began to create global business disruptions as well as disruptions in our operations. COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020. Governments at the national, state, and local level in the U.S., and globally, have implemented aggressive actions to reduce the spread of the virus, with such actions including lockdown and shelter in place orders, limitations on non-essential gatherings of people, suspension of all non-essential travel, and ordering certain businesses and governmental agencies to cease non-essential operations at physical locations. The spread of COVID-19 has caused significant volatility in the U.S. and international markets.

F-28

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

We have assessed various accounting estimates and other matters, including those that require consideration of forecasted financial information, in context with the unknown future impacts of COVID-19 using information that is reasonably available to us at this time. While our current assessment of our estimates did not have a material impact on our financial statements as of and for the years ended December 31, 2022 and 2021, as additional information becomes available to us, our future assessment of our estimates, including our expectations at the time regarding the duration, scope and severity of the pandemic, as well as other factors, could materially and adversely impact our financial statement in future reporting periods.

Segment Reporting

ASC 280, Segment Reporting, requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Note 3 – Summary of Significant Accounting Policies

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were no cash equivalents on hand on December 31, 2022 and 2021.

F-29

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, under current regulations. The Company had $62,697 and $370,332 in excess of FDIC insured limits on December 31, 2022 and 2021, respectively, and has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had no allowance for doubtful accounts on December 31, 2022 and 2021.

Inventory

The Company’s products consist of pre-packaged and bulk dried fruit and vegetable-based snacks, powders and ingredients purchased from contract-manufacturers in Chile and/or Peru. The Company’s contract manufacturer in Peru uses equipment purchased by BranchOut in its manufacturing process. Raw materials consist of packaging materials. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized. Inventory, consisting of raw materials and finished goods are stated at the lower of cost or net realizable value using the average cost valuation method, and consist of the following:

	December 31,
	2022	2021
Raw materials	$10,824	$5,603
Finished goods	148,937	198,366
	$159,761	$203,969

The Company had inventory advances on product in the amount of $29,500 and $260,735 as of December 31, 2022 and 2021, respectively. Advances of 70% of estimated finish product costs are made to enable manufacturer’s purchase of raw materials to produce finished products. The remaining 30% is paid upon receipt of finished goods.

Property and Equipment

Property and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Office equipment	3 years
Furniture and fixtures	5 years
Equipment and machinery	5 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized, and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated, and any resulting gain or loss is reflected in operations. Depreciation expense was $93,253 and $323 for the years ended December 31, 2022 and 2021, respectively.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Our indefinite-lived brand names and trademarks acquired and are assigned an indefinite life as we anticipate that these brand names will contribute cash flows to the Company perpetually. We evaluate the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. The Company expenses internally developed trademarks.

F-30

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Initial Public Offering Costs

Initial public offering (“IPO”) costs consist principally of professional fees, principally of legal and accounting, and other costs such as printing, and registration costs incurred in connection with the planned IPO of the shares of common stock of the Company. As of December 31, 2022, the Company incurred $543,664 of costs directly attributable to its proposed IPO, which been deferred and recorded in other assets in the balance sheet. Such costs are deferred until the closing of the IPO, at which time the deferred costs are offset against the offering proceeds. In the event the IPO is unsuccessful or aborted, the costs will be expensed.

License Agreement

In 2021, the Company entered into a license agreement to license the rights to certain production equipment developed and manufactured by another company through the purchase of that company’s equipment. The license is not discernable from the equipment; therefore, the license costs have been capitalized and depreciated over the useful life of the equipment. The license agreement also entitles the licensor to a royalty on all revenue from the sale of products produced using the equipment. These royalties are recognized as royalty expenses as the products are sold. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay as disclosed in Note 17 below.

Derivatives

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customer. Under ASC 606, the Company recognizes revenue from the sale of its plant-based snack products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation, and the related costs are recorded as selling expenses in general and administrative expenses in the statement of operations. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

The Company’s sales are predominantly generated from the sale of finished products to retailers, and to a lesser extent, direct to consumers through third party website platforms. These sales contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are received by the retailer or customer, or when title of goods is exchanged. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates based principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

F-31

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	December 31,
	2022	2021
Gross revenue	$888,893	$1,006,202
Less: slotting, discounts, and allowances	136,715	290,649
Net revenue	$752,178	$715,553

Cost of Goods Sold

Cost of goods sold represents costs directly related to the purchase, production and manufacturing of the Company’s products. Costs include purchase costs, product development, freight-in, packaging, and print production costs.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $199,287 and $75,032 for the years ended December 31, 2022 and 2021, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company issued stock-based compensation in the amount of $93,521 and $4,125 for the years ended December 31, 2022 and 2021, respectively.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2022 and 2021, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, Income Taxes, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited, and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

F-32

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Adoption of New Accounting Standards and Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 has not had a material impact on the Company’s financial statements or related disclosures.

In November 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 are part of an initiative to reduce complexity in accounting standards and simplify the accounting for income taxes by removing certain exceptions from Topic 740 and making minor improvements to the codification. ASU 2019-12 and its related amendments are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The provisions of this update did not have a material impact on the Company’s financial position or results of operations.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

F-33

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 4 – Related Party Transactions

HHC Holdings Note Receivable- Related Party

On December 31, 2020, the Company sold equipment to HHC Holdings, LLC (“HHC”), in exchange for a $100,000 promissory note. HHC is a limited liability company in which the Company’s Chief Executive Officer, Eric Healy, and the Company’s Controller, Chris Coulter, collectively own 54% of the membership interests. The promissory note carried a 5% interest rate, matured on January 1, 2022, and called for monthly payments of principal and interest in the amount of $417, commencing on January 1, 2021. On March 5, 2021, HHC paid $66,058 of the BranchOut loan by assuming this BranchOut debt to Cedar Holdings, LCC further disclosed in Note 14. No gain or loss was recognized on the exchange. On May 3, 2021, the $33,941 balance of the note receivable was paid by HHC, and the promissory note was cancelled.

Accrued Compensation

As of December 31, 2022 and 2021, the Company owed Chase Innovations, Inc., a company owned by the Company’s CFO, Douglas Durst, $40,140 and $20,025, respectively, for services rendered during the years ended December 2022 and 2021, respectively.

Convertible Notes Payable

On December 31, 2021, the Company sold a convertible promissory note (“CFO Note”) to the Company’s Chief Financial Officer, Douglas Durst, in the face amount of $90,000. The unsecured CFO Note bearing interest at 5% per annum, which originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), was amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates have been extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.

On May 28, 2020, the Company sold the Controller Note to the Company’s Controller, Chris Coulter, in the face amount of $50,000 (the “Controller Note”) on the same terms and conditions as the CFO Note. The Controller Note originally automatically converted upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of: (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing the “Valuation Cap” by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), was amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates have been extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.

Common Stock Sales

On January 10, 2022, the Company sold 3,031 shares of common stock to the Company’s Controller at $1.65 per share for proceeds of $5,000.

On December 31, 2021, the Company sold 6,060 shares of common stock, in connection with a capital raise, to the Company’s Chief Financial Officer, Douglas Durst, at $1.65 per share for total proceeds of $9,999.

Limited Liability Company Member Units Issued for Services

During the year ended December 31, 2021, the Company awarded, or vested, approximately an aggregate thirty-one (31) limited liability company (“LLC”) member units to members for services provided. The aggregate fair value of the LLC member units was $132,169 based on a valuation price per unit of approximately $4,209 per unit on the date of grant.

Common Stock Options

On January 1, 2022, the Company awarded options to purchase 144,000 shares of common stock under our 2022 Equity Incentive Plan (the “2022 Plan”) at an exercise price equal to $1.65 per share, exercisable over a ten-year period to the Company’s Chief Financial Officer. The options vest monthly over an eighteen (18) month period, with the initial vesting commencing on January 1, 2022. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $0.4612, was $66,419. The options are being expensed over the vesting period, resulting in $44,280 of stock-based compensation expense during the year ended December 31, 2022. As of December 31, 2022, a total of $22,139 of unamortized expenses are expected to be expensed over the vesting period.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash, notes receivable, derivative liabilities and debts that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

F-34

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of December 31, 2022 and 2021:

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$312,697	$-	$-
Cash, restricted	235,750	-	-
Notes receivable	-	384,628	-
Total assets	548,447	384,628	-
Liabilities
Convertible notes payable, related parties	-	-	140,000
Convertible notes payable	-	-	4,919,191
Notes payable	-	2,284,000	-
Revolving line of credit	-	91,541	-
Total liabilities	-	2,376,041	5,059,191
	$548,447	$(1,991,413)	$(5,059,191)

	Fair Value Measurements at December 31, 2021
	Level 1	Level 2	Level 3
Assets
Cash	$620,332	$-	$-
Cash, restricted	235,750	-	-
Notes receivable	-	407,342	-
Total assets	856,082	407,342	-
Liabilities
Convertible notes payable, related parties, net of discounts of $19,004	-	-	120,996
Convertible notes payable, net of discounts of $1,028,509	-	-	1,115,083
Notes payable, net of discounts of $122,958	-	2,246,987	-
Revolving line of credit	-	156,332	-
Derivative liabilities	-	-	630,684
Total liabilities	-	2,416,891	1,866,763
	$856,082	$(2,009,549)	$(1,866,763)

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2022 and 2021.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a Monte Carlo Model.

F-35

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 6 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total net revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the years ended December 31, 2022 and 2021, two customers accounted for 70% and 90% of net revenue, respectively. The customers were not the same from year to year. For the year ended December 31, 2022, KEHE Distributors and Costco accounted for 11% and 59% of net sales, respectively. For the year ended December 31, 2021, Costco Wholesale Corporation and Sam’s Club Stores accounted for 65% and 25% of net sales, respectively.

On December 31, 2022, KeHE Distributors accounted for 58%, Wal-Mart Stores accounted for 18% and United Natural Foods accounted for 16% of accounts receivable. On December 31, 2021, one customer, Costco, accounted for 83% of accounts receivable.

Note 7 – Other Current Assets

Other current assets consist of the following:

	December 31,
	2022	2021
Prepaid insurance costs	$959	$978
Prepaid advertising and trade show fees	19,485	22,702
Prepaid professional & license fees	12,617	27,400
Refunds receivable	1,594	1,813
Interest receivable	7,996	6,642
Advances to co-manufacturer, NXTDried(1)	455,128	-
Total other current assets	$497,779	$59,535

(1)The Company has advanced NXTDried Superfoods SAC (“NXTDried”), a company organized under the laws of Peru, with its principal office in San Isidro, Lima, Peru., a total of $455,128 over various dates between January 28, 2022 and June 30, 2022, for the purchase and construction of the facility and infrastructure necessary to facilitate the manufacturing of the Company’s products. The advance is to be repaid in the form of a $1.00 USD per kilogram discount on all products manufactured for the Company. The advance is not currently backed by a promissory note, and is unsecured.

Note 8 – Restricted Cash

On May 7, 2021, the Company entered into a secured loan agreement with EnWave Corporation (“EnWave”) that was partially collateralized with a cash pledge in the amount of $125,000, which was subsequently replaced by a Guarantee Agreement, dated November 22, 2021, in which the cash pledge was increased to $235,750, recorded as restricted cash, to cover EnWave’s responsibility for additional Valued Added Taxes (“VAT”) to be released on May 30, 2023.

The following table provides a reconciliation of cash and restricted cash reported within the balance sheets that sum to the total of the same such amounts shown in the statements of cash flows:

	December 31,
	2022	2021
Cash	$312,697	$620,332
Restricted cash	235,750	235,750
Total cash and restricted cash shown in the statement of cash flows	$548,447	$856,082

F-36

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 9 – Property and Equipment

Property and equipment at December 31, 2022 and 2021, consisted of the following:

	December 31,
	2022	2021
Equipment and machinery	$1,116,769	$1,071,619
Less: Accumulated depreciation	(94,479)	(1,226)
Total property and equipment, net	$1,022,290	$1,070,393

On May 7, 2021, the Company purchased an EnWave 60kw Vacuum Microwave Dehydration Machine in the amount of $1,000,000. The machine was not put in service until August 1, 2022; therefore, no depreciation was recorded for December 31, 2021. The purchase was made with $625,000 cash down and $375,000 financed through EnWave.

Depreciation of property and equipment was $93,253 and $323 for the years ended December 31, 2022 and 2021, respectively.

Note 10 – Notes Receivable

Nanuva Note Receivable

On February 4, 2021, the Company entered into a Manufacturing and Distributorship Agreement (“MDA”) with Natural Nutrition SpA, a Chilean company (“Nanuva”), in which the Company loaned $500,000 to Nanuva (“Advance Payment”) to help finance the capital investment needed for Nanuva to purchase two industrial fruit drying machines to be used in servicing the Company’s manufacturing needs. Pursuant to the MDA, the Company will recover the Advance Payment no later than May 31, 2027, and the loan will bear interest at 3% per annum. The loan shall be repaid pursuant to a two-dollar ($2/kg) deduction in the price of any product exported by Nanuva to the Company with certain mandatory minimum annual payments. Repayments commence on the earlier of a) the first invoice issued by Nanuva after installation of the drying equipment, or b) June 30, 2021. The MDA shall expire on May 31, 2027, with automatic annual renewals thereafter, unless it is terminated in accordance with the provisions within the agreement. A total of $33,100 and $98,494 had been repaid during the years ended December 31, 2022 and 2021, respectively, consisting of $22,714 of principal and $10,386 of interest for the year ended December 31, 2022, and consisting of $92,658 of principal and $5,835 of interest for the year ended December 31, 2021. All payments consisted of reductions in inventory costs, other than a payment of $15,000 in cash on March 24, 2021. As of December 31, 2022, a total of $392,625 was due from Nanuva, consisting of $384,628 of principal and $7,997 of unpaid interest. As of December 31, 2021, a total of $413,983 was due from Nanuva, consisting of $407,342 of principal and $6,641 of unpaid interest. The loan is collateralized by a second lien in the equipment. Pursuant to the MDA, the Company has been appointed as the distributor with exclusivity granted to the Company for the following territories:

Product	Exclusivity Territories	Minimum Volume (Kg/month)(“MOQ”)
Avocado Powder	Worldwide (except Chile)	1,000
Banana Chips	Worldwide (except Chile)	1,000
Avocado Snacks	North America (Canada and USA)	1,000
Avocado Chips	Worldwide	1,000
Other Powders	No Exclusivity	-0-

F-37

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

HHC Holdings Note Receivable- Related Party

On December 31, 2020, the Company sold equipment to HHC Holdings, LLC (“HHC”), in exchange for a $100,000 promissory note. HHC is a limited liability company in which the Company’s Chief Executive Officer, Eric Healy, and the Company’s Controller, Chris Coulter, collectively own 54% of the membership interests. The promissory note carried a 5% interest rate, matured on January 1, 2022, and called for monthly payments of principal and interest in the amount of $417, commencing on January 1, 2021. On March 5, 2021, HHC paid $66,058 of the BranchOut loan by assuming this BranchOut debt to Cedar Holdings, LLC further disclosed in Note 14. No gain or loss was recognized on the exchange. On May 3, 2021, the $33,941 balance of the note receivable was paid by HHC, and the promissory note was cancelled.

Note 11 – Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2022	2021
Accrued payroll and taxes	$40,089	$21,719
Accrued interest	602,246	261,236
Accrued chargebacks	46,387	15,382
Total accrued expenses	$688,722	$298,337

Note 12 – Revolving Line of Credit

On October 1, 2021, we entered into a Growth Line of Credit Agreement (“LOC”) with Ampla LLC, formerly known as Gourmet Growth (“Gourmet Growth”), which allows us to draw funds from time to time, up to an aggregate principal amount of $400,000, for the purpose of purchasing inventory. The LOC accrues interest at 15% per annum and requires a 2% origination fee on each draw. The LOC was secured by all receivables, and all other tangible and intangible personal property, including, but not limited to cash, inventory, equipment, investments, contract rights and other general intangibles and chattel paper. The LOC requires that we collect payments on our accounts receivable in an account, in which Gourmet Growth is able to collect a percentage of the collections to repay the LOC. The line of credit is revolving and automatically renewed upon use for a 12-month period. Repayment is made from current receivables.

The Company’s balance of the LOC was $91,541 and $156,322 as of December 31, 2022 and 2021, respectively.

The Company recorded interest expense pursuant to the stated interest rates on the LOC in the amount of $19,886 and $3,223 for the years ended December 31, 2022 and 2021, respectively.

F-38

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 13 – Convertible Notes Payable, Related Parties

Convertible notes payable, related parties consisted of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021

On December 31, 2021, the Company sold a convertible promissory note (“CFO Note”) to the Company’s Chief Financial Officer, Douglas Durst in the face amount of $90,000. The unsecured CFO Note, bears interest at 5% per annum, originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 (the “IPO”) is effective, at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity date was extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	$90,000	$90,000

On May 28, 2020, the Company sold a convertible promissory note (“Controller Note”) to the Company’s Controller, Chris Coulter in the face amount of $50,000. The unsecured Controller Note, bears interest at 5% per annum, originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 (the “IPO”) is effective, at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity date was also extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	50,000	50,000

Total convertible notes payable, related parties	140,000	140,000
Less: unamortized debt discounts	-	19,004
Convertible notes payable, related parties	$140,000	$120,996
Less: current maturities	140,000	-
Convertible notes payable, related parties, less current maturities	$-	$120,996

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $19,054 on the CFO Note and $19,961 on the Controller Note upon the respective origination dates for the embedded derivative features of the convertible debts. The discounts were amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $19,004 and $13,262 of interest expense pursuant to the amortization of note discounts during the years ended December 31, 2022 and 2021, respectively.

F-39

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued on the Convertible Notes, Related Parties represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a Monte Carlo simulation model.

The Company recorded interest expense pursuant to the stated interest rates on the Convertible Notes, Related Parties in the amount of $6,999 and $2,499 for the years ended December 31, 2022 and 2021, respectively.

Note 14 – Convertible Notes Payable

Convertible notes payable consists of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021

On various origination dates between October 28, 2022 and December 13, 2022, the Company sold a total of sixteen (16) individual convertible promissory notes (“2022 Convertible Notes”) with substantially the same terms. The unsecured Convertible Notes, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, as extended from the original maturity date of March 31 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000. The notes carry a default interest rate of 18% per annum.	$645,600	$-

On June 6, 2022, the Company completed the sale of a (i) convertible promissory note in the principal amount of $200,000 (“Fluffco Convertible Note”) to Fluffco, LLC (“Fluffco”), and (ii) a five-year warrant to purchase 8,485 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $186,000, pursuant to a Securities Purchase Agreement between the Company and Fluffco (the “Purchase Agreement”). The unsecured convertible note bears interest at 8% per annum and carries a default rate of 18%, which is mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The note matured on November 30, 2022, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.2679, was $8,485, and is being amortized as a debt discount over the life of the loan. The Company received net proceeds of $186,000 after deductions of debt discounts, consisting of $14,000 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	200,000	-

On May 26, 2022, the Company completed the sale of a (i) convertible promissory note in the principal amount of $1,250,000 (“Foss Convertible Note”) to Don Foss (“Foss”), and (ii) a five-year warrant to purchase 45,833 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $1,162,500, pursuant to a Securities Purchase Agreement between the Company and Foss (the “Purchase Agreement”). The unsecured convertible note bears interest at 8% per annum and carries a default rate of 18%, which is mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The note matured on November 30, 2022, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.2570, was $45,833, and is being amortized as a debt discount over the life of the loan. The Company received net proceeds of $1,162,500 after deductions of debt discounts, consisting of $87,500 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	1,250,000	-

On various origination dates between February 15, 2022 and February 25, 2022, the Company sold two (2) individual convertible promissory notes (“First Convertible Eagle Vision Notes”) with a face value of $350,000 each, under substantially the same terms. The unsecured convertible notes bear interest at 5% per annum and carry a default rate of 18%, which are mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 is effective, at a fixed conversion price of $1.65 per common share. The notes matured on November 30, 2022, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	700,000	-

On various origination dates between March 1, 2018 and December 31, 2021, the Company sold a total of fifty-two (52) individual convertible promissory notes (“Convertible Notes”) with substantially the same terms, for total proceeds of $2,143,591. The unsecured Convertible Notes bearing interest at 5% per annum, which originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $5,000,000, as amended, is effective at fixed conversion prices of either $0.82 or $1.65 per common share (six (6) of the Convertible Notes, totaling $355,000 of principal, were amended to convert at $0.82 per common share, and forty-six (46) of the Convertible Notes, totaling $1,788,591 of principal, were amended to convert at $1.65 per common share), and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. On February 14, 2022, one of the Convertible Notes was repaid, consisting of $20,000 of principal and $3,586 of interest. The Convertible Notes were originally set to mature after eighteen months but were later amended to extend the maturity to June 30, 2023 and the public offering proceeds threshold has been amended to $5,000,000.	2,123,591	2,143,591

Total convertible notes payable	4,919,191	2,143,591
Less: unamortized debt discounts	-	1,028,509
Convertible notes payable	$4,919,191	$1,115,083
Less: current maturities	4,919,191	-
Convertible notes payable, less current maturities	$-	$1,115,083

F-40

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

In accordance with ASC 470, the Company recorded total discounts of $1,604,537 for the embedded derivative features of the convertible debts incurred as of December 31, 2021. The discounts were amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $1,028,509 and $93,596 of interest expense pursuant to the amortization of note discounts for the years ended December 31, 2022 and 2021, respectively.

In accordance with ASC 815, the Company determined that the variable conversion feature and shares to be issued on the Convertible Notes represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a Monte Carlo simulation model. In 2021, under ASC 480-10-25, the conversion feature of the convertible notes was accounted for as a liability since the conversion was a discount to the IPO price, which “lacked risk” for the note holder and forced liability accounting. Effective January 1, 2022, the convertible notes with the conversion feature were amended to fixed conversion rates of either $0.82 or $1.65 per share, therefore in 2022, ASC 480-10-25 no longer applies given the fixed conversion rate and the derivative liability was removed.

The Company recorded interest expense pursuant to the stated interest rates on the Convertible Notes in the amount of $211,803 and $57,802 for the years ended December 31, 2022 and 2021, respectively.

Note 15 – Notes Payable

On May 7, 2021, we accepted subscriptions for $1,000,000 and issued senior secured promissory notes and stock purchase warrants to six accredited investors. Each promissory note (titled a “Subordinated Note”) accrues interest at an annual rate of 15%, of which 10% is to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Subordinated Note is due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. The maturity dates were extended to June 30, 2023. We received gross proceeds of $1,000,000 in connection with the offering, and net proceeds of $890,000, after payment of $110,000 in diligence fees to Eagle Vision Ventures, Inc. (“Eagle Vision”), which is being amortized as a debt discount over the life of the notes. The Subordinated Notes are a general secured obligation of the Company, subordinated to the Senior Secured Notes mentioned below.

The documentation with the investors of our May 2021 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company and provide to them monthly financial statements and annual budgets. We are also required to file a registration statement with the SEC in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.84 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 385,607 shares, including 38,456 warrants issued as offering costs in connection with the Subordinated Notes, which are also being amortized as a debt discount over the life of the notes. We are required to register the shares issuable upon exercise of the warrants with the SEC in this filing. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period. The principal balance of the notes payable was $1,000,000 and $929,420, net of $70,580 of unamortized debt discounts, as of December 31, 2022 and 2021, respectively.

On May 7, 2021, we entered into a secured loan agreement (“Loan Agreement”) with EnWave, a Canadian corporation, for $375,000 pursuant to an equipment purchase agreement, whereby the Company purchased from EnWave a 60kW REV vacuum microwave dehydration machine (“EnWave Equipment”). The Loan Agreement bears interest at 12% per annum, calls for monthly payments of principal and interest in the amount of $14,531, and a lump-sum principal payment in the amount of $190,000 within twelve (12) months following the date the EnWave Equipment was shipped to the Company, and matures on November 6, 2023. The Loan Agreement is collateralized with a security interest in the EnWave Equipment, all of the Company’s receivables and inventory, as well as a cash pledge in the amount of $125,000 which was replaced with funds in trust of $235,750 to cover EnWave’s responsibility for additional value added Taxes (VAT). The note payable was repaid in full on November 1, 2022. The balance was $85,445 as of December 31, 2021.

F-41

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

On December 8, 2020, we accepted subscriptions for $1,250,000 and issued senior secured promissory notes and stock purchase warrants to three accredited investors. Each promissory note (titled a “Senior Secured Note”) accrues interest at an annual rate of 15%, of which 10% is to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Senior Secured Note is due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. The maturity dates were extended to June 30, 2023. We received net proceeds of $1,115,000, after payment of $135,000 in diligence fees to Eagle Vision, in connection with the offering.

The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants, and conditions of all existing debt of the Company, except for our loans from Small Business Administration. We executed a Security Agreement concurrently with the issuance of the Notes and filed UCC financing statements with the Oregon Secretary of State.

The documentation with the investors of our December 2020 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company and provide to them monthly financial statements and annual budgets. We are also required to file a registration statement with the SEC in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.60 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 179,396 shares, including 47,811 warrants issued as offering costs in connection with the Subordinated Notes, which are also being amortized as a debt discount over the life of the notes. We are required to register the shares issuable upon exercise of the warrants with the SEC in this filing. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period. The principal balance of the Senior Secured Notes was $1,250,000 and $1,197,622, net of $52,378 of unamortized debt discounts, as of December 31, 2022 and 2021, respectively. The debt discounts were amortized as a debt discount over the life of the notes, resulting in $52,378 and $120,241 of finance costs, including $30,159 and $13,136 of amortized discounts attributable to the warrants, for the years ended December 31, 2022 and 2021, respectively.

On May 17, 2020, the Company entered into a loan authorization and loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $34,500 Promissory Note issued to the SBA (the “EIDL Note”) (together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated May 17, 2020, between the SBA and the Company (the “EIDL Security Agreement”) pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company is required to pay principal and interest payments of $169 every month beginning May 17, 2021; however, the SBA extended the repayment date to November 17, 2022. All remaining principal and accrued interest is due and payable on May 17, 2050. The EIDL Note may be repaid at any time without penalty. The principal balance of the EIDL Loan was $34,500 as of December 31, 2022 and 2021.

F-42

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

On January 13, 2020, the Company issued a promissory note to Cedar Holdings LLC (“Cedar Holdings”) in the amount of $81,147, in exchange for settlement of an outstanding $66,059 equipment lease. Cedar Holdings paid off the Company’s existing equipment lease and assumed the Company’s liability, which consisted of a principal balance due of $50,214, resulting in a loss on early extinguishment of debts of $30,933 for the year ended December 31, 2020. The unsecured promissory note carried interest at 8% per annum, called for monthly installment payments of $1,645 commencing February 5, 2020, and was to mature on February 5, 2025. On March 5, 2021, the remaining $66,059 principal balance was settled in exchange for the forgiveness of an equivalent note receivable owed from HHC. HHC is a limited liability company in which the Company’s Chief Executive Officer, Eric Healy, and the Company’s Controller, Chris Coulter, collectively own 54% of the membership interests. See Note 10, Notes Receivable, for more information. The note payable was repaid in full as of December 31, 2021.

Notes payable consists of the following as of December 31, 2022 and 2021 are as follows:

	December 31,
	2022	2021

Total notes payable	$2,284,500	$2,369,945
Less: unamortized debt discounts	-	122,958
Notes payable	$2,284,500	$2,246,987
Less: current maturities	2,250,000	-
Notes payable, less current maturities	$34,500	$2,246,987

The Company recorded total discounts of $176,228 on the Subordinated Notes, consisting of $110,000 of loan origination costs paid to Eagle Vision Ventures, Inc, and an aggregate $66,228 of debt discounts on warrants granted to the eight investors for warrants issued in consideration of the debt financing received on May 7, 2021, including warrants issued as offering costs to two additional parties. The debt discounts were amortized as a debt discount over the life of the notes using the straight-line method, which closely approximated the effective interest method, resulting in $70,581 and $105,647 of finance costs, including $26,525 and $39,703 of amortized discounts attributable to the warrants, for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, the debt discounts had been fully amortized.

The Company recognized $846,536 and $526,302 of interest expense on notes payable for the years ended December 31, 2022 and 2021, respectively. Interest expense consisted of $346,378 of stated interest expense and $500,158 of amortized debt discounts, including $39,661 of amortization of the debt discount on the Subordinated Notes due to warrants and $377,200 of expense related to the amendment of those warrants, during the year ended December 31, 2022. Interest expense consisted of $300,413 of stated interest expense and $225,889 of amortized debt discounts, including $69,862 of amortization of the debt discount on the Subordinated Notes due to warrants, during the year ended December 31, 2021.

The Company recognized interest expense as follows for the years ended December 31, 2022, and 2021, respectively:

	December 31,
	2022	2021
Interest on revolving lines of credit	$19,886	$3,223
Interest on convertible notes payable, related parties	6,999	2,499
Interest on convertible notes payable	211,803	57,802
Interest on notes payable	346,378	300,413
Amortization of debt discounts, convertible notes payable	101,500	-
Amortization of debt discounts, warrants, convertible notes payable	14,050	-
Amortization of debt discounts, notes payable	83,297	156,027
Amortization of debt discounts, warrants, notes payable	416,861	69,862
Amortization of debt discounts on convertible notes payable, related parties, derivatives	19,004	13,262
Amortization of debt discounts on convertible notes payable, derivatives	1,028,509	93,596
Interest on credit cards	2,606	1,045
Total interest expense	$2,250,893	$697,729

F-43

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

The aggregate amounts of maturities of notes payable during each of the five years following the balance sheet date and thereafter, including amounts due within one year and classified as current, are as follows:

Fiscal Year Ending	Note Payable Maturities
December 31,	EIDL	EagleVision	Total
2023	$-	$2,250,000	$2,250,000
2024	-	-	-
2025	-	-	-
2026	-	-	-
2027	83	-	83
2028 and thereafter	34,417	-	34,417
	$34,500	$2,250,000	$2,284,500
Less effects of discounting	-	-	-
Total notes payable	$34,500	$2,250,00	$2,284,500

Note 16 – Derivative Liabilities

The Company originally issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes were variable based on certain factors, such as the future IPO and the signing of a firm commitment underwriting agreement for a capital raise in defined amounts. In 2021, under ASC 480-10-25, the conversion feature of the convertible notes was accounted for as a liability since the conversion was a discount to the IPO price, which “lacked risk” for the note holder and forced liability accounting. Effective January 1, 2022, the convertible notes with the conversion feature were amended to fixed conversion rates of either $0.82 or $1.65 per share, therefore in 2022, ASC 480-10-25 no longer applies given the fixed conversion rate.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date using a Monte Carlo Model.

The following is a summary of changes in the fair market value of the derivative liabilities during the years ended December 31, 2022 and 2021:

Derivative
Liability
Balance, December 31, 2020	$494,256
Increase in derivative value due to issuances of convertible promissory notes	822,802
Change in fair value of derivative liabilities due to the mark to market adjustment	(385,924)
Modification of convertible notes	(300,450)
Balance, December 31, 2021	$630,684
Modification of convertible notes	(630,684)
Balance, December 31, 2022	$-

Key inputs and assumptions used to value the convertible debentures are as follows:

●	Stock price based on 409A valuations and common stock transactions would fluctuate with projected volatility.
●	The variable conversion rate for each note.
●	The projected volatility curve from an annualized analysis for each valuation date was based on the historical volatility of the comparable companies and the term remaining for each note.
●	An event of default was valued with zero likelihood.
●	The holder would maximize their returns and convert all of the notes at maturity.
●	A reset event and conversion due to an IPO of Change of Control event were based on management’s estimates.

F-44

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 17 – Commitments and Contingencies

The Company has contractual obligations under its LOC. Additionally, the Company from time to time may be involved in various inquiries, administrative proceedings and litigation relating to matters arising in the normal course of business. The Company is not aware of any inquiries or administrative proceedings and is not currently a defendant in any material litigation and is not aware of any threatened litigation that could have a material effect on the Company.

On January 19, 2022, the Company entered into a contract manufacturing agreement with NXTDried Superfoods SAC to produce for the Company products for distribution. The Company agreed to pre-pay for inventory via an advance to enable the Manufacturer to invest in necessary processing facilities that will be reimbursed to the Company on an agreed per kg basis over the period from 2022 to 2026.

On May 7, 2021, the Company entered into a license agreement (“License Agreement”) with EnWave, pursuant to which EnWave licensed the EnWave technology, a collection of patents and intellectual property used to manufacture and operate vacuum microwave dehydration machines (the “EnWave Equipment”), to the Company. The License Agreement entitles EnWave to a fixed royalty percentage on all revenue from the sale of products produced using EnWave Equipment, net of trade or volume discounts, refunds paid, settled claims for damaged goods, applicable excise, sales and withholding taxes imposed at the time of the sale, and provides the Company with certain exclusivity rights. In order to maintain the exclusivity of the avocado products, the Company agreed to annual royalty minimums as follows:

Year	Exclusivity Retention Royalty
2021	$-
2022	-
2023	206,763
2024	225,000
2025 and each subsequent year of the term	300,000
2026	300,000
2027	300,000
Total*	$1,331,763

The unrecognized commitment thereafter is $300,000 in perpetuity, as long as the Company elects to maintain exclusivity.

In addition to the initial EnWave Equipment we purchased, as disclosed in Note 9, the Company agreed to the purchase of additional equipment over time. The additional equipment purchase schedule requires the Company to purchase a “Second EnWave Machine” on or before, June 30, 2023, and pay a non-refundable down payment of 40% of the purchase price, or pay up-to four non-refundable deposits for the Second EnWave Machine in the amount of fifty thousand dollars ($50,000) each on September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 (the “Interim Deposits”), and pay the remainder of a 40% down payment of the purchase price on or before June 30, 2024. The Company is also required to execute an Equipment Purchase Agreement for a 120kW, or greater rated power, EnWave Equipment (the “Third EnWave Machine”) on or before December 31, 2025, and satisfy the payment obligations required with respect to the Third EnWave Machine by the License Agreement. The Company is also required to enter into an Equipment Purchase Agreement for a 120kW, or greater, rated power EnWave Equipment (the “Fourth EnWave Machine”) on, or before, December 31, 2026, and to satisfy the payment obligations required with respect to the Fourth EnWave Machine by the License Agreement. The License Agreement is effective as long as EnWave possesses its EnWave technology. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment, as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay.

Note 18 – Stockholders’ Equity (Deficit)

LLC Conversion

On November 19, 2021, the Company converted from an Oregon limited liability company into a Nevada corporation and changed its name from AvoLov, LLC to BranchOut Food, Inc. Effective November 19, 2021, all of the Company’s outstanding membership units were converted into an aggregate 2,939,488 shares of common stock on 1 to 5,113 conversion ratio, whereby each LLC member received 5,113 shares of common stock for each LLC member unit of AvoLov, LLC held at the time of conversion.

LLC Member Units

Prior to the LLC conversion, the Company had 1,000,000 authorized units with no par value, of which 900,000 units were designated as Class A Units and 100,000 units were designated as Class B Units. Class A Units were the only units that carried voting rights. Each holder of Class A Units was entitled to one vote for each unit held. The two classes were otherwise similar. Upon the LLC Conversion, all the then outstanding LLC member units were converted into shares of common stock on a 1 to 5,113 basis. There were approximately 533 Class A Units and 42 Class B Units outstanding immediately prior to conversion.

Preferred Stock

The Company has authorized 20,000,000 shares of $0.001 par value preferred stock. As of December 31, 2022, none of the preferred stock has been designated or issued.

Common Stock

The Company has authorized 200,000,000 shares of $0.001 par value common stock. As of December 31, 2022, a total of 3,001,909 shares of common stock have been issued. Each holder of common stock is entitled to one vote for each share of common stock held.

Common Stock Issued for Conversion of LLC

On November 19, 2021, the Company issued 2,939,488 shares of common stock in exchange for approximately five hundred seventy-five (575) LLC member units pursuant to the conversion from an LLC to a C-Corporation. No gain or loss was recognized on the exchange.

Common Stock Sales, Related Party for the Year Ended December 31, 2022

On January 10, 2022, the Company sold 3,031 shares of common stock to the Company’s Controller at $1.65 per share for proceeds of $5,000.

Common Stock Sales for the Year Ended December 31, 2022

On January 7, 2022, the Company sold 3,030 shares of common stock to an accredited investor at $1.65 per share for proceeds of $5,000.

Common Stock Issued for Services for the Year Ended December 31, 2022

On April 30, 2022, the Company awarded 2,500 shares of common stock to a consultant for services provided. The fair value of the common stock was $4,125 based on recent sales of common stock to third parties.

On January 17, 2022, the Company awarded 12,300 shares of common stock to a consultant for services provided.

F-45

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

The fair value of the common stock was $20,295 based on recent sales of common stock to third parties.

Common Stock Issued for Services for the Year Ended December 31, 2021

On November 22, 2021, the Company awarded 2,500 shares of common stock to a consultant for services provided. The fair value of the common stock was $4,125 based on recent sales of common stock to third parties.

Common Stock Sales for the Year Ended December 31, 2021

On December 31, 2021, the Company sold a total of 27,000 shares of common stock to two accredited investors at $1.65 per share for aggregate proceeds of $44,550.

On December 31, 2021, the Company sold 6,060 shares of common stock to the Company’s Chief Financial Officer, Douglas Durst, at $1.65 per share for total proceeds of $9,999.

On December 30, 2021, the Company sold 6,000 shares of common stock to Rowland W. Day II and Jaimie D. Day Family Trust U/T/D April 13, 1990, a trust for which the Company’s securities attorney Rowland W. Day, Esq. is the trustee, at $1.65 per share for total proceeds of $9,900.

LLC Member Units Issued for Services for the Year Ended December 31, 2021

During the year ended December 31, 2021, the Company awarded, or vested, approximately an aggregate thirty-one (31) LLC member units to members for services provided. The aggregate fair value of the LLC member units was $132,169 based on a valuation price per unit of approximately $4,209 per unit on the date of grant.

Note 19 – Common Stock Options

Stock Incentive Plan

Our board of directors and shareholders adopted the 2022 Plan. Our 2022 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The number of shares reserved for issuance under the 2020 Equity Plan to an aggregate total of 1,500,000 shares and has been approved by a majority of shareholders of record on January 1, 2022.

Common Stock Options Issued for Services

On September 19, 2022, the Company awarded options to purchase 25,008 shares of common stock under the 2022 Plan at an exercise price equal to $1.65 per share, exercisable over a ten-year period to an employee. One fourth of the options vest one year from the grant date, and the remaining shares vest monthly over a thirty-six (36) month period from the 1-year anniversary of the grant date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.6860, was $17,155. The options are being expensed over the vesting period, resulting in $1,201 of stock-based compensation expense during the year ended December 31, 2022. As of December 31, 2022, a total of $15,954 of unamortized expenses are expected to be expensed over the vesting period.

On January 2, 2022, the Company awarded options to purchase 102,000 shares of common stock under the 2022 Plan at an exercise price equal to $1.65 per share, exercisable over a ten-year period to an employee. The options vest monthly over a twenty-four (24) month period, with the initial vesting commencing on January 2, 2022. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $0.4631, was $47,239. The options are being expensed over the vesting period, resulting in $23,620 of stock-based compensation expense during the year ended December 31, 2022. As of December 31, 2022, a total of $23,619 of unamortized expenses are expected to be expensed over the vesting period.

On January 1, 2022, the Company awarded options to purchase 144,000 shares of common stock under the 2022 Plan at an exercise price equal to $1.65 per share, exercisable over a ten-year period to the Company’s Chief Financial Officer. The options vest monthly over an eighteen (18) month period, with the initial vesting commencing on January 1, 2022. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $0.4612, was $66,419. The options are being expensed over the vesting period, resulting in $44,280 of stock-based compensation expense during the year ended December 31, 2022. As of December 31, 2022, a total of $22,139 of unamortized expenses are expected to be expensed over the vesting period.

F-46

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

The following is a summary of information about the Stock Options outstanding at December 31, 2022.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$1.65	271,008	9.3 years	$1.65	142,750	$1.65

The following is a summary of activity of outstanding stock options:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2020	-	$-
Options granted	-	-
Balance, December 31, 2021	-	-
Options granted	271,008	1.65
Balance, December 31, 2022	271,008	$1.65

Exercisable, December 31, 2022	142,750	$1.65

Note 20 – Common Stock Warrants

Warrants to purchase a total of 912,838 shares of common stock at a weighted average exercise price of $2.79 per share, with a weighted average remaining life of 7.9 years, were outstanding as of December 31, 2022.

Amendment to Common Stock Warrants for the Year Ended December 31, 2022

On March 7, 2022, the Company amended outstanding warrants previously issued pursuant to the sale of convertible debt securities. The warrant terms immediately prior to the amendments consisted of the option to purchase an aggregate 16.5% of the Company’s then-outstanding capital stock, calculated on a fully diluted basis as of the time of exercise, at an aggregate exercise price of $2,250,000, which were subsequently amended to purchase an aggregate 858,520 shares of common stock at a weighted average exercise price of $2.71 per share, exercisable over the remaining useful lives on a weighted average basis of 9.12 years. The additional fair value of the warrants, in the amount of $377,200, was expensed as stock-based compensation within professional fees on the statements of operations.

Warrants to Purchase Common Stock Issued as Promissory Note Commitments for the Year Ended December 31, 2022

The Company paid a commitment fee in connection with the issuance of the Fluffco Convertible Note on June 6, 2022, consisting of warrants to purchase 8,485 shares of common stock at an exercise price of $6.50 per share over a five-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.2679, was $2,273. The warrants were expensed over the vesting period, resulting in $2,273 of stock-based compensation expense during the year ended December 31, 2022. As of December 31, 2022.

The Company paid a commitment fee in connection with the issuance of the Foss Convertible Note on May 26, 2022, consisting of warrants to purchase 45,833 shares of common stock at an exercise price of $6.50 per share over a five-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.2570, was $11,777. The warrants were expensed over the vesting period, resulting in $11,777 of stock-based compensation expense during the year ended December 31, 2022.

F-47

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Warrants Issued as a Discount on Debts for the Year Ended December 31, 2021

On May 7, 2021, the Company received gross proceeds of $1,000,000 from the sale of Subordinated Notes from a total of six accredited investors. In addition to the Subordinated Notes, each investor, along with two other parties subject to loan origination costs, received a warrant to purchase shares of our common stock, expiring ten years from the issuance date. The number of common stock warrants received by a particular investor was equal to the investment amount divided by $1,000,000, or 7.42% of the Company’s then-outstanding capital stock, calculated on a fully diluted basis as of the time of exercise, at an aggregate exercise price of $1,000,000. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 50% and a weighted average call option value of $1,645, was $66,228, and was recognized as a debt discount that is being amortized over the life of the loans. The Company recognized $39,703 interest expense pursuant to the amortization of note discounts during the year ended December 31, 2021. As of December 31, 2021, the unamortized balance of debt discounts on the warrants was $26,525, which will be amortized over the remaining term of the Loan Agreement. We are required to register the shares issuable upon exercise of the warrants with the SEC in the prospectus. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited statements of income, cash flows, and stockholder equity for each such monthly period. These warrants were subsequently amended on March 7, 2022, to be exercisable into a fixed 385,607 shares at an exercise price of $2.84 per share, resulting in $162,907 of incremental expense, as part of the $377,200 of stock-based compensation on amended warrants for the year ended December 31, 2022.

The following is a summary of information about our warrants to purchase common stock outstanding at December 31, 2022.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price
$2.60-$3.00	912,838	7.9 years	$2.73	912,838	$2.73

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2022	2021
Average risk-free interest rates	2.68%	1.60%
Average expected life (in years)	5.00	5.00
Volatility	34.5%	50.0%

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $2.73 and $2.84 per warrant for the years ended December 31, 2022 and 2021, respectively.

The following is a summary of activity of outstanding common stock warrants, as retrospectively presented pursuant to the amendment on March 7, 2022:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2020	179,396	$2.60
Warrants granted	385,607	2.84
Balance, December 31, 2021	858,520	2.71
Warrants granted	15,383	3.00
Balance, December 31, 2022	912,838	$2.73

Exercisable, December 31, 2022	912,838	$2.73

F-48

BRANCHOUT FOOD INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 21 – Gain on Early Extinguishment of Debts

Gain on early extinguishment of debts consisted of the following for the year ended December 31, 2022 and 2021, respectively:

	December 31,
	2022	2021
Adjustment to debt discounts on derivatives due to modification of debts	$-	$248,193
Fair value adjustment on derivatives due to modification of debts	-	300,450
	$-	$548,643

Note 22 – Income Taxes

The Company incurred a net operating loss for the period from November 19, 2021 (the effective date of the conversion from a limited liability company to a C-corporation) through December 31, 2022 and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2022, the Company had approximately $4,400,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2041.

The provision (benefit) for income taxes for the period from November 19, 2021 (the effective date of the conversion from a limited liability company to a C-corporation) through December 31, 2022 were assuming a 21% effective tax rate. The effective income tax rate for the years ended December 31, 2022 was 21%.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carry forwards	$932,400	$146,760

Net deferred tax assets before valuation allowance	$932,400	$146,760
Less: Valuation allowance	(932,400)	(146,760)
Net deferred tax assets	$-	$-

The Company has incurred cumulative losses which make realization of a deferred tax asset difficult to support in accordance with ASC 740. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2022. As a limited liability company, the members assumed any potential tax liability to be considered for the period from January 1, 2021 through November 19, 2021 (the effective date of the conversion from a limited liability company to a C-corporation), and the year ended December 31, 2020.

In accordance with ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 23 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date hereof, which these financial statements were issued. No events occurred of a material nature that would have required adjustments to or disclosure in these financial statements except as follows:

Extension of Maturity Dates on Convertible Notes

On March 31, 2023, the Company and seventeen Convertible Promissory Noteholders amended Convertible Promissory Notes to extend the maturity dates from March 31, 2023 to June 30, 2023, and reduce the conversion terms, consisting of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000) to at least five million dollars ($5,000,000), and a qualified subsequent financing from seven million five hundred thousand dollars ($7,500,000) to two million five hundred thousand dollars ($2,500,000). The conversion terms on the remaining convertible notes, already maturing on June 30, 2023, are expected to be amended as well.

Convertible Note Financings

On various origination dates between January 5, 2023 and March 27, 2023, the Company sold a total of eleven (11) individual convertible promissory notes (“First Quarter of 2023 Convertible Notes”) with substantially the same terms. The unsecured Convertible Notes, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each note is convertible at a fixed conversion price of $1.65 per common share, and all interest shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold has subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The notes carry a default interest rate of 18% per annum. The Company received aggregate proceeds of $467,500 on the sale of the Convertible Notes, including $25,000 received from a related party.

Note Financing

On March 15, 2023, the Company completed the sale of a promissory note in the principal amount of $200,000 (“Hinman Note”) to The John & Kristen Hinman Trust Dated February 23, 2016 (“Hinman”), pursuant to a Loan Agreement between the Company and Hinman (the “Loan Agreement”). The promissory note bears interest at 18% per annum, based on a 360-day year, and carries a monthly default rate of 1.5% of all outstanding principal, interest, fees and penalties. The note matures on September 14, 2023, and is secured by the Company’s accounts receivable from Walmart.

Common Stock Options Issued for Services

On February 28, 2023, the Company awarded fully vested options to purchase 40,000 shares of common stock under the 2022 Plan at an exercise price equal to $1.65 per share, exercisable over a ten-year period to an employee.

Reverse Stock Split

The Company intends to complete a 1-for-2.5 reverse split of its outstanding common stock after the registration statement is declared effective, and the convertible notes are mandatorily converted, as disclosed throughout the prospectus disclosed within this Form S-1. None of the references in these financial statements, footnotes or management’s discussion and analysis refers to shares and per share amounts retroactively restated to reflect the splits. The effects of future stock splits will retrospectively be applied to these financial statements after the reverse stock split is executed.

F-49

Until July 10, 2023 (25 days after the date of this prospectus), all dealers that effect transactions in our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,122,115 Shares of Common Stock

PROSPECTUS

June 15, 2023